IN THE UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re: FBI WIND DOWN, INC. (f/k/a Furniture Brands International, Inc.), et al., Debtors.[1]	x : : : : : : : : x	Chapter 11 Case No. 13-12329 (CSS) Jointly Administered
DISCLOSURE STATEMENT FOR JOINT PLAN OF LIQUIDATION OF FBI WIND DOWN, INC. AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF ANY CHAPTER 11 PLAN DESCRIBED HEREIN. ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED FOR BANKRUPTCY COURT APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS PROPOSED DISCLOSURE STATEMENT AT OR BEFORE THE HEARING TO CONSIDER APPROVAL OF THIS DISCLOSURE STATEMENT.

PAUL HASTINGS LLP 75 East 55th Street, First Floor New York, New York 10022 Telephone: (212) 318-6000 Facsimile: (212) 319-4090 Dated: Wilmington, Delaware April 21, 2014	YOUNG CONAWAY STARGATT & TAYLOR, LLP Rodney Square 1000 North King Street Wilmington, Delaware 19899-0391 Telephone: (302) 571-6600
Counsel to the Debtors and Debtors-in-Possession

______________________________

[1]
The debtors in these chapter 11 cases, along with the last four digits of each debtor’s tax identification number, as applicable, are: FBI Wind Down, Inc. (7683); AT Wind Down, Inc. (7587); BFI Wind Down, Inc. (3217); BHF Wind Down, Inc. (8844); BR Wind Down, Inc. (8843); BT Wind Down, Inc. (1721); FBH Wind Down, Inc (2837); FBO Wind Down, Inc. (4908); FBRC Wind Down, Inc. (1288); HFI Wind Down, Inc. (7484); HR Wind Down, Inc. (6125); HT Wind Down, Inc. (4378); LFI Wind Down, Inc. (5064); LHFR Wind Down, Inc. (9085); LV Wind Down, Inc. (8434); MSFI Wind Down, Inc. (7486); TFI Wind Down, Inc. (6574); THF Wind Down, Inc. (3139); and TR Wind Down, Inc. (6174). The Debtors’ corporate headquarters is located at 1 N. Brentwood Blvd., St. Louis, Missouri 63105.

[2]	This text box will be removed upon Bankruptcy Court approval of the Disclosure Statement.

DISCLAIMER
NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.
ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS) AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN SHALL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. ALL CREDITORS SHOULD READ CAREFULLY AND CONSIDER FULLY THE “RISK FACTORS” SECTION HEREIN BEFORE VOTING FOR OR AGAINST THE PLAN. SEE SECTION VIII (“CERTAIN FACTORS TO BE CONSIDERED”).
THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF FBI WIND DOWN, INC. (F/K/A FURNITURE BRANDS INTERNATIONAL, INC.) (“FBI”) AND ITS SUBSIDIARIES SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.
THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.
AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.
THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE CHAPTER 11 CASES OF FBI AND ITS DEBTOR SUBSIDIARIES (THE “DEBTORS”), AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL

INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT OF THE DEBTORS, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION.
THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS, OR RECOMMENDATIONS OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS.
THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE LIQUIDATION AS TO HOLDERS OF CLAIMS AGAINST THE DEBTORS. YOU SHOULD CONSULT YOUR OWN COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE LIQUIDATION ON HOLDERS OF CLAIMS.

EXECUTIVE SUMMARY
Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Debtors’ Joint Plan of Liquidation of FBI Wind Down, Inc. and Its Subsidiaries under Chapter 11 of the Bankruptcy Code (the “Plan”). A term used but not defined in this Disclosure Statement or the Debtors’ Plan has the meaning given it in the Bankruptcy Code and/or the Federal Rules of Bankruptcy Procedure.
On September 9, 2013, FBI Wind Down, Inc. (f/k/a Furniture Brands International, Inc.) (“FBI”) and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases are being jointly administered under the caption In re FBI Wind Down, Inc., et. al, Case No. 13-12329 (the “Chapter 11 Cases”).
Due to constrained liquidity resulting from declining sales and substantial debt obligations, prior to the Petition Date, the Debtors, with the assistance of their advisors, analyzed various alternatives for a broader financial restructuring that would provide them with the necessary flexibility to either continue as a going concern or sell their businesses to maximize value for all stakeholders. As a result of the Debtors’ prepetition marketing efforts, and after extensive arm’s-length negotiations with multiple interested parties, the Debtors obtained a proposal from Oaktree Capital Management, L.P. and certain of its affiliates (collectively, “Oaktree”), which was comprised of both a “stalking-horse” bid for a substantial portion of the Debtors’ assets and new, secured debtor-in-possession financing. Oaktree’s stalking-horse bid included a purchase price of $166 million for substantially all assets of the Debtors, other than the Debtors’ Lane business, which would be satisfied by a combination of cash and a credit bid of the Debtors’ secured indebtedness to Oaktree.
Following the commencement of the Chapter 11 Cases, the Debtors and their advisors, with the assistance of the Creditors’ Committee and its advisors, continued to engage in extensive, good faith, and arm’s-length negotiations with Oaktree and other parties interested in acquiring all or a portion of the Debtors’ assets. As these negotiations ensued, KPS Capital Partners L.P. and certain of its affiliates (collectively, “KPS”) emerged as leading contenders for the Debtors’ assets. During this time, both Oaktree and KPS successively improved their respective proposals. At the end of a vigorous process of competitive bidding, the Debtors determined to pursue a sale of substantially all their assets to KPS. The final offer included a purchase price of $280 million for the Debtors’ assets plus certain excluded assets, and a proposal to refinance the Debtors’ secured indebtedness to Oaktree with a new, secured debtor-in-possession financing facility. The purchase price offered by KPS would, in turn, be satisfied by a combination of cash and a credit bid of KPS’s secured financing to the Debtors. In addition to the substantially higher purchase price, the KPS proposal also contemplated the sale of the Debtors’ Lane business as a going concern. On November 22, 2013, the Bankruptcy Court approved the sale of substantially all of the Debtors’ assets (the “HHG Sale”) to Heritage Home Group, LLC (“HHG”), a new holding company established by KPS to act as the purchaser. The HHG Sale closed on November 25, 2013.

The Plan provides for the distribution of cash proceeds from the liquidation of the Debtors’ assets, including proceeds from the HHG Sale and sales of residual assets that were excluded from the HHG Sale. The distribution of such cash proceeds to creditors shall be in full and complete satisfaction of all claims against the Debtors’ Estates. To that end, the Plan provides for the treatment of Claims against the Debtors and Equity Interests in the Debtors, as well as the settlement of a number of potential litigation issues, including issues regarding substantive consolidation, the validity and enforceability of Intercompany Claims, and the allocation of cash proceeds from the sale of the Debtors’ assets among the Estates. In addition, the Plan implements key provisions of the PBGC Settlement, thereby enhancing the funds available for distribution to certain creditors as provided for in the PBGC Settlement. The global settlement reflected in the Plan and the PBGC Settlement is embodied in the Distribution Model (annexed as Exhibit 1 to the Plan), which provides the methodology for the allocation of value and certain claims among the Debtors’ Estates.
Pursuant to the Plan, on the Effective Date, all of the Estates’ Assets will vest in and be transferred to the Liquidating Trust. The Liquidating Trust shall be administered by the Liquidating Trustee who shall, among other things, liquidate the Estates’ remaining assets, resolve any disputed Claims, wind down the affairs of the Debtors, prosecute Causes of Action, and make Distributions in accordance with the Plan.
Distributions to be made under the Plan are premised on the partial substantive consolidation of the Debtor entities into five consolidated Estates that correlate to the Debtors’ historic business and operational groups: (1) FBI Wind Down, Inc., FBH Wind Down, Inc., FBO Wind Down, Inc., and FBRC Wind Down, Inc. will be consolidated and treated for all purposes under the Plan as the “FBI Debtors;” (2) BFI Wind Down, Inc., BHF Wind Down, Inc., BR Wind Down Inc., and BT Wind Down, Inc. will be consolidated and treated for all purposes under the Plan as the “Broyhill Debtors;” (3) LFI Wind Down, Inc., LHFR Wind Down, Inc., and LV Wind Down, Inc. will be consolidated and treated for all purposes under the Plan as the “Lane Debtors;” (4) TFI Wind Down Inc., THF Wind Down, Inc., and TR Wind Down, Inc. will be consolidated and treated for all purposes under the Plan as the “Thomasville Debtors;” and (5) HFI Wind Down, Inc., HR Wind Down, Inc., HT Wind Down, Inc., and MSFI Wind Down, Inc. will be consolidated and treated for all purposes under the Plan as the “HDM Debtors.”  AT Wind Down, Inc. will be administered separately as “AT”.
Each of the consolidated FBI Debtors, the consolidated Broyhill Debtors, the consolidated Lane Debtors, the consolidated Thomasville Debtors, the consolidated HDM Debtors, and AT are referred to as a “Debtor Group.”
In accordance with the terms of the Plan and the Distribution Model and as further detailed in Section VII.A (“Overall Structure of the Plan) and Section VII.B (“Summary of Chapter 11 Plan—Distribution Model Methodology”):

•
each Debtor Group is entitled to (a) the gross amount available from the liquidation of its respective Excluded Assets (i.e., the Assets that were excluded from the HHG Sale), including any Litigation Proceeds allocated to it pursuant to the Distribution Model Methodology, and (b) the amount of the Net HHG Sale Proceeds allocated to it pursuant to the Distribution Model Methodology;

•
Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims, Liquidating Trust Expenses, and the costs of administering the Debtors’ Estates will be paid or satisfied in full from the respective Debtor Group’s assets;

•
Allowed General Unsecured Claims against a Debtor Group will receive their pro rata share of the proceeds of such Debtor Group’s assets after taking into account (i) the amount of the Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims allowed against or allocated to such Debtor Group pursuant to the Distribution Model Methodology, (ii) the amount of all costs of administering the Estates of such Debtor Group, as allocated pursuant to the Distribution Model Methodology, (iii) the Liquidating Trust Expenses allocated to such Debtor Group pursuant to the Distribution Model Methodology, and (iv) distributions to holders of Allowed Convenience Claims against such Debtor Group, and increased or decreased to take into account distributions on account of Intercompany Claims by or against such Debtor Group, as set forth in the Distribution Model Methodology.

•	Allowed Convenience Claims against a Debtor Group will receive Cash in an amount equal to a fixed percentage of such Allowed Convenience Claim, as set forth in the Plan.
Further, as described in the PBGC Settlement, the Pension Benefit Guaranty Corporation (“PBGC”) will contribute $6 million of its initial aggregate pro rata distribution on its General Unsecured Claims to (a) any holder of an Allowed General Unsecured Claim other than PBGC that (i) either votes such Claim to accept the Plan or does not vote such Claim to reject the Plan and (ii) does not object to confirmation of the Plan and (b) any subsequent holder of such Claim to the extent of such Claim (collectively, the “Consenting Creditors”). Although holders of Convenience Claims will not receive a distribution from this $6 million contribution, the effect of that contribution on recoveries was taken into account in determining the distribution percentages for Convenience Claims.
The Debtors estimate that this supplemental distribution will significantly improve projected recoveries of Consenting Creditors, as illustrated below:

v

	Estimated Range of Recovery (Without PBGC Incremental Cash)	Estimated Range of Recovery (With PBGC Incremental Cash)
Allowed General Unsecured Claims Against the FBI Debtors	1.5% - 2.6%	4.8% - 6.7%
Allowed General Unsecured Claims Against the Broyhill Debtors	1.5% - 1.9%	4.8% - 6.0%
Allowed General Unsecured Claims Against the Lane Debtors	3.3% - 4.4%	6.6% - 8.5%
Allowed General Unsecured Claims Against the Thomasville Debtors	2.7% - 3.1%	6.0% - 7.2%
Allowed General Unsecured Claims Against the HDM Debtors	8.1% - 9.9%	11.4% - 14.0%
Allowed General Unsecured Claims Against AT	0.5% - 0.6%	3.9% - 4.7%
The above chart demonstrates the impact of the PBGC Settlement on the estimated recoveries for general unsecured creditors. The first column provides the estimated range of recovery for holders of Allowed General Unsecured Claims without the PBGC Settlement. The second column provides the estimated range of recovery with the PBGC Settlement if all holders of Allowed General Unsecured Claims support the Plan. To the extent that less than 100% of Allowed General Unsecured Claims against each Debtor Group are held by Consenting Creditors, the percentage distribution to Consenting Creditors will increase.
In addition, as described in the PBGC Settlement, if the amount of any Litigation Proceeds after satisfying all fees, costs, and expenses, including attorney’s fees, incurred by the Liquidating Trustee in prosecuting Causes of Action exceeds $20 million, PBGC will contribute certain excess litigation proceeds, which shall be reallocated and distributed to holders of Allowed General Unsecured Claims (other than PBGC) against the Debtor Groups that are entitled to receive Net Litigation Proceeds in accordance with the Plan and the Distribution Model Methodology.
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[3]	These ranges are based on high and low estimates of recoveries from the sale of Excluded Assets and high and low estimates of the claims pool.

[4]
The estimated recovery ranges assume that all holders of Allowed General Unsecured Claims are Consenting Creditors. Recoveries may be higher depending on the number of creditors that are not Consenting Creditors.

5The chart below has been prepared by the Creditors’ Committee. It provides the estimated range of theoretical recoveries with the PBGC Settlement if, in the improbable event, 100% of the holders of Allowed General Unsecured Claims vote and only 50.1% of such holders in number qualify as Consenting Creditors (i.e., vote to accept the Plan and do not object to the Plan):

Estimated Range of Recovery (With PBGC Incremental Cash - 50.1% Consenting Creditors)
Allowed General Unsecured Claims Against the FBI Debtors	8.2% - 10.8%
Allowed General Unsecured Claims Against the Broyhill Debtors	8.3% -10.2%
Allowed General Unsecured Claims Against the Lane Debtors	9.9% - 12.5%
Allowed General Unsecured Claims Against the Thomasville Debtors	9.4% - 11.3%
Allowed General Unsecured Claims Against the HDM Debtors	14.4% - 17.6%
Allowed General Unsecured Claims Against AT	7.3% - 9.0%

Allowed General Unsecured Claims (other than PBGC) against the Debtor Groups that are entitled to receive Net Litigation Proceeds in accordance with the Plan and the Distribution Model Methodology.

THIS EXECUTIVE SUMMARY IS INTENDED SOLELY AS A SUMMARY OF CERTAIN PROVISIONS OF THIS DISCLOSURE STATEMENT. YOU SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN AND EACH OF THEIR RESPECTIVE EXHIBITS AND SCHEDULES IN THEIR ENTIRETY PRIOR TO MAKING ANY DETERMINATION TO ACCEPT OR REJECT THE PLAN.
THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS. THE CREDITORS’ COMMITTEE SUPPORTS CONFIRMATION OF THE PLAN. THE DEBTORS AND THE CREDITORS’ COMMITTEE URGE CREDITORS TO VOTE TO ACCEPT THE PLAN.
THE CREDITORS’ COMMITTEE HAS ALSO PREPARED A LETTER IN SUPPORT OF CONFIRMATION OF THE PLAN, WHICH LETTER IS INCLUDED IN THE SOLICITATION PACKAGES. CREDITORS SHOULD REVIEW THE CREDITORS’ COMMITTEE’S LETTER IN CONNECTION WITH EVALUATING THE PLAN AND DISTRIBUTIONS TO BE MADE UNDER THE PLAN.
A.     SOLICITATION AND ACCEPTANCE OF PLAN
1.     General
This Disclosure Statement is being furnished to holders of Claims in the Voting Classes (as defined herein) for the purpose of soliciting their votes on the Plan. This Disclosure Statement is also being furnished to certain other creditors and other entities for notice or informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to holders of Claims in the Voting Classes to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan.
A copy of the Disclosure Statement Order entered by the Bankruptcy Court and a notice of, among other things, voting procedures and the dates set for objections to and the hearing on confirmation of the Plan (the “Notice of Confirmation Hearing”) are also being transmitted with this Disclosure Statement. The Disclosure Statement Order and the Notice of Confirmation Hearing set forth in detail the deadlines, procedures, and instructions for casting votes to accept or reject the Plan, for filing objections to confirmation of the Plan, the treatment for balloting purposes of certain types of Claims and the assumptions for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim within a Class entitled to vote should read the Disclosure Statement, the Plan, the Disclosure Statement Order, the Notice of Confirmation Hearing, and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning how Claims and Equity Interests are classified for voting purposes and how votes will be tabulated.

2.     Who Is Entitled to Vote
Under the Bankruptcy Code, only holders of Claims that are “impaired” are entitled to vote to accept or reject the Plan. To be confirmed, the Plan must be accepted by the holders of Claims in certain Classes and the Plan must be confirmed by the Bankruptcy Court. See Section IX (“Voting Requirements”) and Section X (“Confirmation of the Plan”). Each of Classes 6 and 7 will receive no Distribution or benefits under the Plan, and, therefore, are conclusively deemed to have rejected the Plan, and are not entitled to vote. The Debtors are seeking acceptances of the Plan from holders of Claims in each of Classes 4A, 4B, 4C, 4D, 4E, 4F, 5A, 5B, 5C, 5D, 5E, and 5F (collectively, the “Voting Classes”). The Claims in all other Classes are Unimpaired, and the holders of Claims in Unimpaired Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote. For a description of the Classes, Claims and Equity Interests, and their treatment under the Plan, see Section VII.D(“Summary of Chapter 11 Plan—Classification of Claims and Equity Interests”) and Section VII.E(“Summary of Chapter 11 Plan—Treatment of Claims and Equity Interests Under the Plan”).
3.     Ballots
If you are entitled to vote to accept or reject the Plan, see Section IX.B (“Voting Requirements—Holders of Claims Entitled to Vote”), a Ballot or Ballots, specific to the Claim held, is enclosed for voting on the Plan. If you hold Claims in more than one Class and are entitled to vote such Claims in more than one Class, you must use separate Ballots for each Class of Claims. If you hold more than one Claim classified in a single class of Claims, you must vote all your Claims within that Class to either accept or reject the Plan, and may not split your votes within a particular Class; thus, a Ballot (or group of Ballots) within a particular Class that partially accepts and partially rejects the Plan shall not be counted. Importantly, when you vote, you must use only the Ballot or Ballots sent to you (or copies if necessary) with this Disclosure Statement. IN ORDER FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AND RECEIVED SO THAT IT IS RECEIVED NO LATER THAN [________] AT 4:00 P.M. (PREVAILING EASTERN TIME) BY THE VOTING AGENT AS SET FORTH ON THE BALLOT. See Section IX.A (“Voting Requirements—Voting Deadline”) and Section IX.D.1 (“Voting Requirements— Voting Procedures—Ballots”).
Prior to the Voting Deadline, if you cast more than one Ballot voting the same Claim, the last received, validly executed Ballot received before the Voting Deadline shall be deemed to reflect your intent and thus to supersede any prior Ballots. After the Voting Deadline, if you wish to change your vote, you can do so, if you meet the requirements of Bankruptcy Rule 3018(a), by filing a motion with the Bankruptcy Court with sufficient advanced notice so that it can be heard prior to the Confirmation Hearing scheduled for [_______], 2014. Any such application must be filed and served in accordance with the procedures set forth in detail in the Disclosure Statement Order.
4.     Inquiries

If you have any questions about the procedure for voting your Claim or the packet of materials you received, please contact Epiq Bankruptcy Solutions, LLC by regular mail at 757 Third Avenue, 3rd Floor, New York, New York 10017 or by telephone at (877) 797-6087 (or outside of the U.S. at (503) 597-7678).
If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact Epiq Bankruptcy Solutions, LLC by regular mail at 757 Third Avenue, 3rd Floor, New York, New York 10017 or by telephone at (877) 797-6087 (or outside of the U.S. at (503) 597-7678). Copies of the Plan, this Disclosure Statement, or any exhibits to such documents may also be obtained free of charge on Epiq’s website for these chapter 11 cases (http://dm.epiq11.com/FBN).
B.     PLAN OF LIQUIDATION
1.     Overview of Plan
The following is a brief summary of certain material provisions of the Plan. For a more detailed description of the terms of the Plan, see Section VII (“Summary of Chapter 11 Plan”). These descriptions are qualified in their entirety by the provisions of the Plan.
The Plan reflects a consensual resolution and global settlement among the Debtors and the Creditors’ Committee regarding: (i) the allocation of the cash proceeds from the HHG Sale and all remaining Assets among the Debtors’ Estates, (ii) the partial substantive consolidation of the Debtor entities, and (iii) the validity and enforceability of Intercompany Claims. The Plan has the support of the Debtors and the Creditors’ Committee.
In accordance with the Plan, holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and Allowed Secured Tax Claims, will be paid in full in Cash, and holders of Allowed Other Secured Claims will, at the option of the Debtors or the Liquidating Trustee, either be paid in full in Cash or will receive the collateral securing such Allowed Other Secured Claim. Further, in accordance with the Plan, Allowed General Unsecured Claims in Classes 4A through 4F will receive the Distribution Pro Rata Share of their respective Net Distributable Assets. Allowed Convenience Claims in Classes 5A through 5F shall receive the distributions set forth in Sections 5.10 through 5.15 of the Plan. See Section VII.D (“Summary of Chapter 11 Plan—Classification of Claims and Equity Interests”) and Section VII.E (“Summary of Chapter 11 Plan—Treatment of Claims and Equity Interests Under the Plan”).
2.     Summary of Classification and Treatment under Plan
The following table summarizes the classification and treatment of prepetition Claims and Equity Interests under the Plan. This classification and treatment for all Classes are described in more detail in Section VII.D (“Summary of Chapter 11 Plan—Classification of Claims and Equity Interests”). Estimated Claim amounts set forth in the following table are based upon the Debtors’ books and records. There can be no assurance that the actual Claim amounts will not be significantly different from the estimates. This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests. Accordingly, this summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit A hereto.

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims	Estimated Percentage Recovery of Allowed Claims
1	Priority Non-Tax Claims	Unimpaired – not entitled to vote. Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, Cash in the amount equal to such Allowed Claim, without interest, on or as soon as practicable after the later of (x) the Effective Date and (y) the date that such Claim becomes an Allowed Claim.	$0.3 million	100%
2	Secured Tax Claims
Unimpaired – not entitled to vote.
Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Secured Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Secured Tax Claim and any Liens securing such Claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, Cash in the amount of such Allowed Secured Tax Claim (a) on, or as soon as practicable after, the latest of: (i) the Effective Date and (ii) the date such Allowed Secured Tax Claim becomes an Allowed Claim; or (b) in regular payments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Liquidating Trustee may prepay the entire amount of the Allowed Secured Tax Claim at any time in its sole discretion.
			$1.0 million	100%

x

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims	Estimated Percentage Recovery of Allowed Claims
3	Other Secured Claims
Unimpaired – not entitled to vote.
Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Other Secured Claim and any Liens securing such Claim, at the sole option of the Debtors or the Liquidating Trustee, as applicable, (i) Cash in an amount equal to such Allowed Other Secured Claim on or as soon as practicable after the Effective Date, or (ii) the Collateral securing its Allowed Other Secured Claim, in full and complete satisfaction of such Allowed Other Secured Claim on or as soon as practicable after the Effective Date.
			$1.2 million	100%
4A	General Unsecured Claims against the FBI Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4A agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4A shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of FBI Net Distributable Assets.
Additionally, pursuant to the PBGC Settlement, Consenting Creditors will receive an additional distribution.
			$352.8 million to $370.6 million	1.5% to 2.6% (Without PBGC Incremental Cash) 4.8% to 6.7% (With PBGC Incremental Cash, assuming 100% Consenting Creditors)
4B	General Unsecured Claims against the Broyhill Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4B agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4B shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Broyhill Net Distributable Assets.
Additionally, pursuant to the PBGC Settlement, Consenting Creditors will receive an additional distribution.
			$314.5 million to $318.1 million	1.5% to 1.9% (Without PBGC Incremental Cash) 4.8% to 6.0% (With PBGC Incremental Cash, assuming 100% Consenting Creditors)

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims	Estimated Percentage Recovery of Allowed Claims
4C	General Unsecured Claims against the Lane Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4C agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4C shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Lane Net Distributable Assets.
Additionally, pursuant to the PBGC Settlement, Consenting Creditors will receive an additional distribution.
			$323.9 million to $333.4 million	3.3% to 4.4% (Without PBGC Incremental Cash) 6.6% to 8.5% (With PBGC Incremental Cash, assuming 100% Consenting Creditors)
4D	General Unsecured Claims against the Thomasville Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4D agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4D shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Thomasville Net Distributable Assets.
Additionally, pursuant to the PBGC Settlement, Consenting Creditors will receive an additional distribution.
			$325.8 million to $329.1 million	2.7% to 3.1% (Without PBGC Incremental Cash) 6.0% to 7.2% (With PBGC Incremental Cash, assuming 100% Consenting Creditors)
4E	General Unsecured Claims against the HDM Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4E agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4E shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of HDM Net Distributable Assets.
Additionally, pursuant to the PBGC Settlement, Consenting Creditors will receive an additional distribution.
			$308.9 million to $310.3 million	8.1% to 9.9% (Without PBGC Incremental Cash) 11.4% to 14.0% (With PBGC Incremental Cash, assuming 100% Consenting Creditors)

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims	Estimated Percentage Recovery of Allowed Claims
4F	General Unsecured Claims against AT
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4F agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4F shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of AT Net Distributable Assets.
Additionally, pursuant to the PBGC Settlement, Consenting Creditors will receive an additional distribution.
			$297.6 million to $301.6 million	0.5% to 0.6% (Without PBGC Incremental Cash) 3.9% to 4.7% (With PBGC Incremental Cash, assuming 100% Consenting Creditors)
5A	Convenience Claims against FBI Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed Convenience Claim in Class 5A agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5A shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 9.5% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed
			$0.9 million	9.5%
5B	Convenience Claims against Broyhill Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed Convenience Claim in Class 5B agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5B shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 9.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed
			$0.6 million	9.0%

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims	Estimated Percentage Recovery of Allowed Claims
5C	Convenience Claims against Lane Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed Convenience Claim in Class 5C agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5C shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 11.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed
			$1.5 million	11.0%
5D	Convenience Claims against Thomasville Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed Convenience Claim in Class 5D agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5D shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 10.5% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed
			$1.6 million	10.5%
5E	Convenience Claims against HDM Debtors
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed Convenience Claim in Class 5E agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5E shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 16.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed
			$1.7 million	16.0%

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims	Estimated Percentage Recovery of Allowed Claims
5F	Convenience Claims against AT
Impaired – entitled to vote.
Except to the extent that a holder of an Allowed Convenience Claim in Class 5F agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5F shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 8.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed
			$0.1 million	8.0%
6	Subordinated Securities Claims	Impaired – not entitled to vote. Each holder of an Allowed Subordinated Securities Claim will not receive or retain any property under the Plan on account of such Allowed Subordinated Securities Claim.	Unknown	0%
7	Equity Interests	Impaired – not entitled to vote. On the Effective Date, the Equity Interests in the Debtors shall be cancelled and the holders of the Equity Interests shall not be entitled to, and shall not receive or retain, any property on account of such Equity Interests under the Plan.	N/A	0%

C.    DESCRIPTION OF OTHER NECESSARY PROCEDURES
The hearing to determine whether to confirm the Plan has been scheduled to commence on [_______], 2014, at [______] (prevailing Eastern Time) before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Fifth Floor, Courtroom #6, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. In addition, except as expressly provided in the Plan, the Plan may be modified pursuant to section 1127 of the Bankruptcy Code, prior to, during or as a result of the Confirmation Hearing, without further notice to parties in interest. At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements for confirmation of the Plan under section 1129 of the Bankruptcy Code have been satisfied and, if appropriate, will enter an order confirming the Plan. See Section IX (“Voting Requirements”) and Section X (“Confirmation of the Plan”). Both confirmation and consummation of the Plan are subject to certain conditions, which may be waived by the Debtors. See Section VII.K (“Summary of Chapter 11 Plan—Conditions Precedent to the Effective Date”).

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TABLE OF EXHIBITS

Exhibit A	PLAN OF LIQUIDATION
Exhibit B	DISCLOSURE STATEMENT ORDER (WITHOUT EXHIBITS)
Exhibit C	DEBTOR GROUPS

DISCLOSURE STATEMENT FOR JOINT PLAN OF LIQUIDATION OF FBI WIND DOWN, INC. AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

I.INTRODUCTION
The Debtors submit this Disclosure Statement in accordance with section 1125 of the Bankruptcy Code, for use in the solicitation of votes on the Joint Plan of Liquidation of FBI Wind Down, Inc. and Its Subsidiaries under Chapter 11 of the Bankruptcy Code (the “Plan”), which is attached as Exhibit A to this Disclosure Statement. The Debtors have not filed any other chapter 11 plan in connection with the Chapter 11 Cases.
This Disclosure Statement sets forth specific information regarding the Debtors’ pre-bankruptcy history, significant events that have occurred during the Chapter 11 Cases, and the liquidation and distribution of the Debtors’ assets by the Liquidating Trustee after confirmation of the Plan. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and certain risk factors. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Impaired Claims must follow for their votes to be counted.
FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS, PLEASE SEE SECTION VII (“SUMMARY OF CHAPTER 11 PLAN”) AND SECTION VIII (“CERTAIN FACTORS TO BE CONSIDERED”). SECTIONS II THROUGH VI FOLLOWING THIS INTRODUCTION DISCUSS THE BACKGROUND OF THE DEBTORS’ BUSINESSES AND THE CHAPTER 11 CASES.
A.    Definitions
Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan. A term used but not defined in this Disclosure Statement or the Plan has the meaning given it in the Bankruptcy Code and/or the Bankruptcy Rules.
For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, will include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender will include the masculine, feminine, and the neutral gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document will be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed will mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Disclosure Statement in its entirety rather than to a particular portion of the Disclosure Statement; (e) captions and headings to sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (f) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (g) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules will have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

B.    Notice to Holders of Claims in Voting Classes
This Disclosure Statement is being furnished to holders of Claims in the Voting Classes for the purpose of soliciting their votes on the Plan. This Disclosure Statement is also being furnished to certain other creditors and other entities for notice or informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to holders of Claims in the Voting Classes to enable such holders to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan.
On [______], 2014, the Bankruptcy Court entered the Disclosure Statement Order approving the Disclosure Statement as containing information of a kind and in sufficient detail to enable holders of Claims in Voting Classes to make an informed judgment about the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.
IF THE BANKRUPTCY COURT CONFIRMS THE PLAN, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN WHEREVER LOCATED. THUS, IN PARTICULAR, ALL HOLDERS OF IMPAIRED CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.
This Disclosure Statement contains important information about the Plan, the Debtors’ businesses and operations, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.
THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except pursuant to this Disclosure Statement, and no person has been authorized to use any information concerning the Debtors other than the information contained herein. Other than as explicitly set forth in this Disclosure Statement, you should not rely on any information relating to the Debtors, their Estates, the value of their properties, the nature of their Liabilities, and their creditors’ Claims.
CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS.
Except with respect to the projected financial information (the “Projections”) set forth in the Distribution Model attached as Exhibit 1 to the Plan, the descriptions of the Liquidating Trust set forth herein, and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof.
Such events may have a material impact on the information contained in this Disclosure Statement. The Debtors do not intend to update the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement will not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.
THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY ALVAREZ & MARSAL. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.
EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.
IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
C.    Solicitation Package
For the holders of Claims in Voting Classes as of the Voting Record Date (as defined in the Disclosure Statement Order), accompanying this Disclosure Statement are copies of the following documents (collectively with this Disclosure Statement, the “Solicitation Package”):

(a) the Plan, which is annexed to this Disclosure Statement as Exhibit A; (b) a copy of the Disclosure Statement Order (excluding exhibits attached thereto); (c) a Notice of Confirmation Hearing; (d) an appropriate Ballot to vote to accept or reject the Plan; and (e) a letter from the Creditors’ Committee urging creditors to vote to accept the Plan.
If you did not receive a Ballot in your package and believe that you should have, please contact Epiq Bankruptcy Solutions, LLC by regular mail at 757 Third Avenue, 3rd Floor, New York, New York 10017 or by telephone at (877) 797-6087 (or outside of the U.S. at (503) 597-7678).
D.    Voting Procedures
1.    General Information
Under the Bankruptcy Code, certain Classes of creditors are deemed to accept or reject the Plan, and the vote of these Classes will not be solicited. Thus, if a creditor holds Claims included within a Class that is not Impaired under the Plan, under Bankruptcy Code section 1126(f), the creditor is conclusively presumed to have accepted the Plan with respect to such Claims, and its vote of such Claims will not be solicited. Pursuant to the Bankruptcy Code, a class of claims or interests is “impaired” if the legal, equitable or contractual rights attaching to the claims or interests of that class are altered, other than by curing defaults and reinstating maturity. The Plan provides that Classes 1, 2, and 3 are Unimpaired. Any holder of a Claim in any of these Classes may, however, object to the Plan to contest the Plan’s characterization of the creditor’s non-impaired status.
The Bankruptcy Code provides that the holders of allowed claims are entitled to vote on a plan. A Claim to which an objection has been filed is not entitled to vote unless and until the Bankruptcy Court rules on the objection and allows the Claim. Consequently, although holders of Claims subject to a pending objection may receive Ballots, their votes will not be counted unless the Bankruptcy Court (a) prior to the Voting Deadline (as defined herein), rules on the objection and allows the Claim or (b) on proper request under Bankruptcy Rule 3018(a), temporarily allows the Claim in an amount which the Court deems proper for the purpose of voting on the Plan. If the Debtors have served an objection or request for estimation as to a claim at least fourteen (14) calendar days before the Voting Deadline, such claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except as ordered by the Court before the Voting Deadline.
2.    Voting on the Plan
If a holder of a Claim is classified in a Voting Class under the Plan, such holder’s acceptance or rejection of the Plan is important and must be in writing and filed by the Voting Deadline (as defined herein). If Claims are held in more than one Class and the holder of such Claims is entitled to vote in more than one Class, separate Ballots must be used for each Class of Claims. The holder of more than one Claim classified in a single class of Claims must vote all its Claims within that Class to either accept or reject the Plan, and may not split its votes within a particular Class; thus, a Ballot (or group of Ballots) within a particular Class that partially accepts and partially rejects the Plan shall not be counted. When voting, a creditor must use only the Ballot or Ballots sent to it (or copies if necessary) with this Disclosure Statement.
After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please check the appropriate boxes on the enclosed Ballot to indicate your vote to accept or reject the Plan. PLEASE COMPLETE AND SIGN YOUR BALLOT(S) AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY NO LATER THAN [_______], 2014 AT 4:00 P.M. (PREVAILING EASTERN TIME) (THE “VOTING DEADLINE”).
IN ORDER FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT, AND RECEIVED BEFORE THE VOTING DEADLINE BY THE VOTING AGENT.
If you have any questions about the procedure for voting your Claim or the packet of materials that you received, please contact the Voting Agent at the address indicated above in subsection C herein.
Prior to the Voting Deadline, if you cast more than one Ballot voting the same Claim, the last received, validly executed Ballot received before the Voting Deadline shall be deemed to reflect your intent and thus to supersede any prior Ballots. After the Voting Deadline, if you wish to change your vote, you can do so, if you meet the requirements of Bankruptcy Rule 3018(a), by filing a motion with the Bankruptcy Court with sufficient advanced notice so that it can be heard prior to the Confirmation Hearing scheduled for [_______], 2014. Any such application must be filed and served in accordance with the procedures set forth in detail in the Disclosure Statement Order.
If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact Epiq Bankruptcy Solutions, LLC by regular mail at 757 Third Avenue, 3rd Floor, New York, New York 10017, by telephone at (877) 797-6087 (or outside of the U.S. at (503) 597-7678). Copies of the Plan, this Disclosure Statement, or any exhibits to such documents may also be obtained free of charge on Epiq’s website for these chapter 11 cases (http://dm.epiq11.com/FBN).
E.    Confirmation Hearing
Pursuant to section 1128 of the Bankruptcy Code and Bankruptcy Rule 3017(c), the Bankruptcy Court has scheduled the Confirmation Hearing to commence on [______], 2014 at [_______] (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Fifth Floor, Courtroom #6, Wilmington, Delaware 19801. THE BANKRUPTCY COURT HAS DIRECTED THAT OBJECTIONS, IF ANY, TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND FILED WITH THE CLERK OF THE BANKRUPTCY COURT AND SERVED SO

THAT THEY ARE RECEIVED ON OR BEFORE [_______], 2014 AT 4:00 P.M. (PREVAILING EASTERN TIME) BY:
Counsel for the Debtors:
Paul Hastings LLP
Park Avenue Tower
75 East 55th Street, First Floor
New York, New York 10022
Attn:     Luc A. Despins, Esq.
Leslie A. Plaskon, Esq.
James T. Grogan, Esq.

and
Young Conaway Stargatt & Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Attn:     M. Blake Cleary, Esq.

Counsel for the Creditors’ Committee:
Hahn & Hessen LLP
488 Madison Avenue,
14th and 15th Floor
New York, New York 10022
Attn:    Mark S. Indelicato, Esq.
Mark T. Power, Esq.
Janine M. Figueiredo, Esq.

and

Blank Rome LLP
1201 Market Street, Suite 800
Wilmington, Delaware 19801
Attn:    Michael B. Schaedle, Esq.
Victoria A. Guilfoyle, Esq.
Alan M. Root, Esq.

United States Trustee:
Office of the United States Trustee for the District of Delaware
844 King Street, Suite 2207
Lockbox 35
Wilmington, Delaware 19801

Attn:     Jane Leamy, Esq.

The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjourned date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.
THE PLAN HAS THE SUPPORT OF THE DEBTORS AND THE CREDITORS’ COMMITTEE. IN THE VIEW OF THE DEBTORS AND THE CREDITORS’ COMMITTEE, THE TREATMENT OF HOLDERS OF CLAIMS UNDER THE PLAN CONTEMPLATES GREATER RECOVERY FOR SUCH HOLDERS THAN WOULD BE AVAILABLE IN A CHAPTER 7 LIQUIDATION. ACCORDINGLY, THE DEBTORS AND THE CREDITORS’ COMMITTEE BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AND, THUS, RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS THAT ARE ENTITLED TO CAST BALLOTS VOTE TO ACCEPT THE PLAN.
II.    OVERVIEW OF THE DEBTORS AND THEIR BUSINESSES6
A.    General
Before the Petition Date, the Debtors and their non-debtor affiliates were world leaders in designing, manufacturing, sourcing, and retailing home furnishings with operations in nine countries, including throughout the United States. Furniture produced with the Debtors’ brands has been manufactured and sold for more than 100 years. Prior to the HHG Sale, the Debtors’ portfolio of home furnishing lines included some of the best known and well-respected brands in the furniture industry, including:

•
Thomasville. Thomasville was founded in Thomasville, North Carolina in 1904. Thomasville has both wood furniture and upholstered products in the mid- to upper-price ranges and ready-to-assemble furniture under the Creative Interiors brand name. Thomasville also offers case goods for the hospitality and contract markets.

•
Broyhill. Broyhill was established in 1926 as The Lenoir Chair Company. Through the years, Broyhill grew through acquisitions of local furniture factories and internally generated expansion. Broyhill offers collections of mid-priced furniture, including both wood furniture and upholstered products, in a wide range of styles and product categories including bedroom, dining room, living room, occasional, home office, and home entertainment.

•
Lane. Lane was founded by E.H. Lane in 1912 as a cedar chest maker and grew internally and by acquiring other furniture companies. Lane focuses primarily on lower and mid-priced upholstered furniture, including motion and stationary furniture with an emphasis on home entertainment and family rooms.

________________________

[6]
A detailed summary of the Debtors’ businesses, corporate history, organizational structure and prepetition capital structure may be found in the Declaration of Vance Johnston in Support of Chapter 11 Petitions and First-Day Motions, filed on the Petition Date [Docket No. 16] (the “First Day Declaration”), which is incorporated herein by reference.

•
Drexel Heritage. Drexel Heritage began a rich history of crafting quality furniture in 1903. Drexel Heritage markets both case goods and upholstered furniture in categories ranging from mid- to premium-priced.

•	Henredon. Henredon was founded in Morganton, North Carolina in 1945 and specializes in both wood furniture and upholstered products in the premium-price category.

•	Pearson. Once known as the Clyde Pearson Company, Pearson was founded in 1941. Pearson offers finely tailored upholstered furniture in the premium-price category.

•	Hickory Chair. Hickory Chair has been crafting fine furniture for the past 90 years. Hickory Chair manufactures premium-priced wood and upholstered furniture.

•	Lane Venture. Lane Venture was founded in 1972 and markets a premium-priced outdoor line of furniture, as well as casual indoor home furnishings.

•
Maitland-Smith. For 30 years Maitland-Smith has been in the business of designing and manufacturing premium hand crafted, antique-inspired furniture, accessories, and lighting, utilizing a wide range of unique materials. Maitland-Smith markets its products under both the Maitland-Smith and LaBarge brand names.

Through these and other brands, the Debtors offered customers a wide array of home furnishings, including (a) case goods, consisting of bedroom, dining room, and living room wood furniture products, (b) stationary upholstery products, consisting of sofas, loveseats, sectionals, and chairs, (c) motion upholstered furniture, consisting of reclining upholstery and sleep sofas, (d) occasional furniture, consisting of wood, metal and glass tables, accent pieces, home entertainment centers, and home office furniture, and (d) decorative accessories and accent pieces. The brands were featured in nearly every price and product category in the residential furniture industry.
B.    Corporate Structure
Prior to the HHG Sale, the Debtors were organized into a series of business and operational groups under the Furniture Brands umbrella. These groups included:

•
FBI (Corporate) – Headquartered in St. Louis, Missouri, FBI was a publicly-held corporation whose stock was traded on the New York Stock Exchange under the ticker symbol FBN. FBI was the direct or indirect parent of each of the other Debtors as well as the Foreign Non-Debtor Affiliates. In addition, certain corporate and legal functions were performed through Debtors Furniture Brands Holdings, Inc. (n/k/a FBH Wind Down, Inc.), Furniture Brands Operations, Inc. (n/k/a FBO Wind Down, Inc.), and Furniture Brands Resource Company, Inc. (n/k/a FBRC Wind Down, Inc.).

•	Broyhill – the Broyhill Debtors manufactured, sold, and transported products under the Broyhill brand name.

•	Lane – the Lane Debtors manufactured and sold products under the Lane and Lane Venture brand names.

•	Thomasville – the Thomasville Debtors manufactured, sold, and transported products under the Thomasville and Creative Interiors brand names and operated retail stores under the Thomasville name.

•
HDM – The HDM Debtors manufactured, sold, and transported products under a number of designer brand names, including Drexel Heritage, Henredon, Pearson, Hickory Chair, and Maitland-Smith, among others.

•	AT – AT provided transportation and logistical services to the other Debtor Groups, primarily the Lane Debtors.
In addition, prior to the HHG Sale, the Debtors’ corporate structure included several Foreign Non-Debtor Affiliates, which were located in Mexico, Canada, China (Hong Kong), Indonesia, Philippines, Malaysia, and Vanuatu. As part of the HHG Sale, the Foreign Non-Debtor Affiliates, other than the Canadian subsidiary, were sold to HHG. The Foreign Non-Debtor Affiliates are not Debtors in these the Chapter 11 Cases. Furniture Brands Canada ULC, a Canadian subsidiary of Debtor FBH Wind Down, Inc., petitioned for relief under the Bankruptcy and Insolvency Act of Canada prior to the commencement of the Chapter 11 Cases. At this time, it is not known whether the Debtors will receive any distribution from the Canadian proceeding. However, for purposes of the Projections, the Debtors have estimated that, in the high recovery scenario, they would receive a distribution in the amount of approximately $300,000.
As noted above, the Plan contemplates the partial substantive consolidation of the Debtors into six Debtor Groups based on the Debtors’ prepetition business and operational groups, as depicted on Exhibit C.
C.    The Debtors’ Prepetition Indebtedness
Before the Petition Date, the Debtors collectively had approximately $550 million in prepetition indebtedness and related obligations. Specifically, the Debtors had approximately $142.0 million of total funded debt outstanding, including approximately $49.7 million owed under a term loan facility and approximately $92.3 million owed under an asset-based revolving facility. In addition, the Debtors estimate that, as of the Petition Date, they had approximately $100 million in general trade obligations and approximately $200 million in unfunded pension obligations, while PBGC has filed claims with respect to the Pension Plan totaling in excess of $340 million against each of the Debtors’ Estates.
1.    Prepetition Revolver Credit Agreement
On September 25, 2012, FBI and certain other Debtors entered into a certain Credit Agreement with certain financial institutions from time to time party thereto (collectively, the “Revolver Lenders”), General Electric Capital Corporation, as agent, General Electric Capital Corporation, Bank of America, N.A., and Wells Fargo Bank, National Association, as co-

collateral agents, General Electric Capital Corporation and Bank of America, N.A., as syndication agent, and Wells Fargo Bank, National Association, GE Capital Markets, Inc., and Bank of America, N.A., as lead arrangers and bookrunners (as amended, restated, modified, supplemented, or replaced from time to time, the “Prepetition Revolver Credit Agreement”).
The Prepetition Revolver Credit Agreement provided an asset-based revolving credit facility that permitted borrowings in an aggregate amount outstanding not to exceed the lesser of (a) $200 million and (b) a borrowing base of up to 85% of the book value of certain eligible accounts receivable and inventory, in each case, less a $25.0 million block against availability and certain other reserves, including reserves that the borrowers under the Prepetition Revolver Credit Agreement were required to establish under the terms of the Prepetition Term Loan Agreement (as defined below). The Prepetition Revolver Credit Agreement also included a sub-facility for issuance of letters of credit in an aggregate amount of up to $35.0 million. In addition, the Prepetition Revolver Credit Agreement permitted protective overadvances in an aggregate amount not to exceed the greater of 5.00% of the borrowing base then in effect or $10.0 million. Unless terminated sooner, the facility under the Prepetition Revolver Credit Agreement was to mature on September 25, 2017.
Subject to certain exceptions, all borrowings under the Prepetition Revolver Credit Agreement were (a) guaranteed by certain of the Debtors and (b) were secured by a lien on substantially all of the borrowers’ and guarantors’ assets as follows: (i) a first priority security interest in all accounts receivable, inventory, cash deposit and securities accounts, and certain related assets (the “Revolver Priority Collateral”); and (ii) a second priority security interest in substantially all other assets (the “Term Loan Priority Collateral” and together with the Revolver Priority Collateral, the “Collateral”).
As of September 6, 2013, the borrowers’ had outstanding borrowings under the Prepetition Revolver Credit Agreement of approximately $92.3 million, including $8.6 million in outstanding letters of credit. The obligations under the Prepetition Revolver Credit Agreement were fully repaid in connection with the Oaktree DIP Financing, as further detailed in Section V.B (“Sale of Substantially All Assets to KPS—Oaktree Stalking Horse Bid”) and Section V.C (“Sale of Substantially All Assets to KPS—Approval of Oaktree DIP Financing).
2.    Prepetition Term Loan Agreement
Also on September 25, 2012, FBI and certain other Debtors entered into that certain Credit Agreement with certain the financial institutions party thereto (collectively, the “Term Lenders”), Pathlight Capital LLC, as administrative agent and collateral agent, and Wells Fargo Bank, National Association, as documentation agent (as amended, restated, modified, supplemented, or replaced from time to time, the “Prepetition Term Loan Agreement,” and together with the Prepetition Revolver Credit Agreement, the “Prepetition Credit Agreements”).
The full amount under the Prepetition Term Loan Agreement, or $50 million, was borrowed on September 25, 2012. The Prepetition Term Loan Agreement required that the borrowers thereunder establish reserves under certain circumstances as follows: (a) a deficiency reserve, which was equal to the excess of the principal balance due under the Prepetition Term

Loan Agreement over the borrowing base under the Prepetition Term Loan Agreement (which includes eligible accounts and inventory); and (b) a performance reserve of $5.0 million if consolidated EBITDA, measured over a trailing twelve month basis, was less than $10.0 million, $10.0 million if consolidated EBITDA is negative, and $15.0 million if (i) consolidated EBITDA was less than $5.0 million and (ii) a key HDM Furniture contract was not renewed. In addition, the Prepetition Term Loan Agreement permitted protective overadvances in an aggregate amount not to exceed $5.0 million. Unless terminated sooner, the loan under the Prepetition Term Loan Agreement was to mature on September 25, 2017.
Subject to certain exceptions, all borrowings under the Prepetition Term Loan Agreement were (a) guaranteed by certain of the Debtors and (b) were secured by a lien on substantially all of the borrowers’ and guarantors’ assets as follows: (i) a first priority security interest in all Term Loan Priority Collateral; and (ii) a second priority security interest in Revolver Priority Collateral.
As of September 6, 2013, the borrowers’ had outstanding borrowings under the Prepetition Term Loan Agreement of approximately $49.7 million. The obligations under the Prepetition Term Loan Agreement were fully repaid in connection with KPS DIP financing, as further detailed in Section V.D (“Sale of Substantially All Assets to KPS—KPS Stalking Horse Bid and KPS DIP Financing”).
3.    Intercreditor Agreement
The lenders under the Prepetition Credit Agreements were also party to an Intercreditor Agreement, dated as of September 25, 2012, which set forth the priorities of the two lender groups under the Prepetition Revolver Credit Agreement and the Prepetition Term Loan Agreement, with respect to the Collateral.
4.    Pension Obligations
FBI was the contributing sponsor of the Furniture Brands Retirement Plan (the “Pension Plan”), a defined benefit pension plan governed by Title IV of Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461 (“ERISA”). As of the Petition Date, the Debtors estimate that they had unfunded pension obligations of approximately $200 million, while PBGC has filed claims with respect to the Pension Plan totaling in excess of $340 million against each of the Debtors’ Estates.
As a result of the unfunded benefit liabilities to the Pension Plan, the Debtors are working with PBGC, a wholly-owned United States government corporation, to terminate the Pension Plan and to make PBGC the statutory trustee. PBGC was established to insure guaranteed benefits under certain private defined-benefit pension plans subject to Title IV of ERISA. When a covered pension plan has insufficient assets to pay its obligations, PBGC makes up the difference with its own funds up to a statutory maximum amount.

III.	CERTAIN KEY EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES
A number of factors contributed to the Debtors’ decision to commence the Chapter 11 Cases. As manufacturers and retailers of home furnishings, the Debtors’ operations and performance depended significantly on economic conditions, particularly in the United States, and their impact on levels of existing home sales, new home construction, and consumer discretionary spending. Economic conditions deteriorated significantly in the United States and worldwide in recent years as part of a global financial crisis. Although the general economy has begun to recover, sales of residential furniture remain depressed due to wavering consumer confidence and several, ongoing global economic factors that have negatively impacted consumers’ discretionary spending. These ongoing factors include lower home values, prolonged foreclosure activity throughout the country, a weak market for home sales, continued high levels of unemployment, and reduced access to consumer credit. These conditions have resulted in a decline in the Debtors’ sales, earnings, and liquidity.
Sales continued to be depressed as a result of a sluggish recovery in the U.S. economy, continuing high unemployment, depressed housing prices, tight consumer lending practices, the reluctance of some households to use available credit for big ticket purchases including furniture, and continuing volatility in the retail market. Further, some of the Debtors’ larger brands lost some of their market share primarily due to competition from suppliers who are able to produce similar products at lower costs. The residential furniture industry is highly competitive and fragmented. The Debtors competed with many other manufacturers and retailers, some of which offer widely advertised, well-known, branded products, and other competitors are large retail furniture dealers who offer their own store-branded products.
The Debtors’ collective sales decreased during recent earnings periods in comparison with the prior year’s results. In the second quarter of 2013, sales decreased 4.0% in comparison to the second quarter of 2012, and sales also decreased 7.8% in the six months ended June 29, 2013 compared to the six months ended June 30, 2012. Based on this comparison, sales for the Debtor Groups that specialize in premium-priced offerings generally outperformed sales for Debtor Groups that focus more on low- and mid-priced offerings. In addition, sales for upholstery products generally outperformed sales of case goods.
As a result of continued declines in sales, the Debtors’ liquidity position became severely constrained. As of June 29, 2013, the Debtors’ available cash and cash equivalents totaled $8.8 million, compared to $11.9 million as of December 29, 2012. At the same time, net cash used by the Debtors’ operating activities totaled $10.7 million as of June 29, 2013, compared with $3.0 million in the six months ended June 30, 2012. The Debtors’ most significant sources of liquidity consist of cash generated from working capital and borrowings under the Prepetition Revolver Credit Agreement. However, following the completion of an inventory appraisal by the Debtors’ prepetition lenders, the amount that the Debtors were able to borrow under the Prepetition Revolver Credit Agreement decreased, as the liquidation value of inventory was reduced.

In August 2013, the Debtors’ borrowing base under their Prepetition Credit Agreements fell below $25.0 million, which triggered weekly borrowing-base reporting requirements under the Prepetition Revolver Credit Agreement and imposed a reserve requirement of approximately $4.3 million. The imposition of this additional reserve requirement further constricted the Debtors’ already strained liquidity position. In addition, a majority of the Debtors’ sales are paid for by customers using credit or debit cards. To facilitate such transactions, the Debtors entered into certain agreements with credit card companies and processors, including agreements with American Express. When customers return merchandise to the Debtors after a credit card purchase, or dispute the charges with their credit card issuer, the Debtors may be obligated to refund to the credit card issuer the purchase price of the returned or disputed merchandise, subject to certain adjustments (collectively, “Chargebacks”). In the weeks leading up to the Petition Date, certain card issuers began to establish reserves with funds owed to the Debtors for purchases of the Debtors’ products by customers of the card issuers. These reserves were intended to protect the card issuers from Chargebacks by providing a source of funds against which the issuer could offset amounts owed to its customers on account of Chargebacks. The effect of these reserves, however, was to further constrain the Debtors’ liquidity.
After considering all available options, the Debtors determined that pressing liquidity constraints resulting from decreased sales, burdensome long-term debt obligations, and legacy pension liabilities, were impeding their ability to implement successful operational improvements and participate in an out-of-court restructuring. Furthermore, as discussed below, prospective buyers of discrete assets were expressing reluctance to engage in financing transactions and asset sale transactions absent the protections available under chapter 11 for such parties. The Debtors concluded that seeking chapter 11 relief would be in its best interests, as well as the best interests of its estates, creditors, and other parties in interest, and, accordingly, commenced the Chapter 11 Cases.
IV.    OVERVIEW OF CHAPTER 11 CASES
A.    Commencement
On September 9, 2013, the Debtors filed voluntary petitions in the Bankruptcy Court for relief under chapter 11 of the Bankruptcy Code. FBI’s chapter 11 case bears Case Number 13-12329 (CSS) and is being jointly administered with the Chapter 11 Cases of its affiliated debtors and debtors-in-possession.
All of the motions and orders filed and entered in these Chapter 11 Cases can be found and viewed free of charge at http://dm.epiq11.com/FBN.
B.    Parties in Interest.
1.    Court
The Chapter 11 Cases are pending in the Bankruptcy Court before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge for the District of Delaware.

2.    Advisors to the Debtors
The Debtors retained Paul Hastings LLP as their general bankruptcy counsel by order dated October 2, 2013. The Debtors also retained the following additional advisors:

•	Young Conaway Stargatt & Taylor, LLP was retained by the Debtors as their local Delaware counsel by order dated September 30, 2013.

•	Alvarez & Marsal North America, LLC (“Alvarez & Marsal”) was retained by the Debtors as their restructuring advisor by order dated October 2, 2013.

•	Miller Buckfire & Co., LLC (“Miller Buckfire”) was retained by the Debtors as their investment banker by order dated October 2, 2013.

•	KPMG LLP was retained by the Debtors as their auditors and tax consultants by order dated October 24, 2013.

•	PricewaterhouseCoopers LLP was retained by the Debtors as their accountant and tax advisor by order dated October 24, 2013.

•	Retail Consulting Services, Inc. d/b/a RCS Real Estate Advisors was retained by the Debtors as their real estate advisor by order dated November 22, 2013.
3.    Creditors’ Committee and Its Advisors
On September 18, 2013, the U.S. Trustee appointed a single committee of unsecured creditors to represent the interests of unsecured creditors in all of the Chapter 11 Cases. The current membership of the Creditors’ Committee is comprised of the Pension Benefit Guaranty Corporation, LF Products PTE Ltd., Rocktenn CP, LLC, The Standard Register Company, Tombigbee Electric Power Association, and A&R Manchester, LLC.
The Creditors’ Committee retained Hahn & Hessen LLP as its general bankruptcy counsel by order dated November 13, 2013. The Creditors’ Committee also retained the following additional advisors:

•	Blank Rome LLP was retained by the Creditors’ Committee as co-counsel by order dated November 13, 2013.

•	BDO Consulting, a division of BDO USA, LLP, was retained by the Creditors’ Committee as its financial advisor by order dated November 13, 2013.

•	Houlihan Lokey Capital Inc. was retained by the Creditors’ Committee as its investment banker by order dated November 13, 2013.

C.    First Day Orders
Although after the Petition Date the Debtors continued to operate as a debtor and debtor-in-possession, certain transactions outside of the ordinary course of business required the Bankruptcy Court’s approval, following notice and the opportunity for a hearing in accordance with the Bankruptcy Code and the Bankruptcy Rules. Accordingly, on the Petition Date, the Debtors requested the entry of specific orders from the Bankruptcy Court authorizing the Debtors to pay certain prepetition claims and to continue specific prepetition practices essential to their continued business operations during the pendency of the Chapter 11 Cases. On September 11, 2013, the Bankruptcy Court granted several “first day” orders concerning various matters related to the Debtors’ continued business operations. Included in such “first day” orders were the following:
1.    Joint Administration Motion
On the Petition Date, the Debtors filed their Motion for Entry of an Order, Pursuant to Bankruptcy Rule 1015, Directing Joint Administration of Related Chapter 11 Cases [Docket No. 2] (the “Joint Administration Motion”) seeking an order directing the joint administration of the Chapter 11 Cases. The Bankruptcy Court granted the Joint Administration Motion by order dated September 11, 2013 [Docket No. 69]. Accordingly, the Chapter 11 Cases are jointly administered by the Bankruptcy Court.
2.    Tax Motion
On the Petition Date, the Debtors filed their Motion for Entry of Order, Pursuant to Bankruptcy Code Sections 105(a), 363(b), 541, and 507(a)(8) and Bankruptcy Rules 6003 and 6004, (A) Authorizing Debtors to Pay Prepetition Taxes and Fees and (B) Authorizing And Directing Banks and Financial Institutions to Honor And Process Checks and Transfers Related to Such Obligations [Docket No. 5] (the “Tax Motion”). In the Tax Motion, the Debtors sought entry of an order:

•
authorizing, but not directing, the Debtors to pay certain sales, use, franchise, and real and personal property taxes, and such other similar taxes, as well as fees for licenses, permits, and other similar charges and assessments, including any penalties and interest thereon to various government and other licensing authorities in the United States, in the ordinary course of business without regard to whether such amounts accrued or arose before or after the Petition Date; and

•	authorizing and directing banks and financial institutions to honor and process checks and transfers related to such payments.
The Bankruptcy Court granted the Tax Motion (with certain revisions) by order dated September 11, 2013 [Docket No. 71].

3.    Insurance Motion
On the Petition Date, the Debtors filed their Motion for Entry of Order, Pursuant to Bankruptcy Code Sections 105(a), 362(d), 363(b)(1), and 503(b) and Bankruptcy Rules 6003 and 6004, (A) Authorizing Debtors to (I) Continue Workers’ Compensation Program and Liability, Product, Property, and Other Insurance Programs, (II) Pay All Obligations in Respect Thereof, and (III) Continue to Honor Insurance Premium Financing Obligations, and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 6] (the “Insurance Motion”). In the Insurance Motion, the Debtors sought entry of an order:

•
authorizing, but not directing, the Debtors to (i) continue, in their sole discretion, their workers’ compensation program as well as their general liability, auto liability, property, professional liability, fiduciary liability, directors; and officers’ liability, and other insurance programs, (ii) pay all undisputed prepetition and postpetition obligations in connection with such insurance programs, including premiums, excess, retrospective adjustments, administrative and broker’s fees, deductibles, and other fees and costs related thereto, and (iii) continue to honor insurance premium financing obligations; and

•	authorizing and directing banks and financial institutions to honor and process check and transfers related to such obligations.
The Bankruptcy Court granted the Insurance Motion (with certain revisions) on an interim basis by order dated September 11, 2013 [Docket No. 72]. The Bankruptcy Court granted the Insurance Motion (with certain additional revisions) on a final basis by order dated October 24, 2013 [Docket No. 474].
4.    Cash Management Motion
On the Petition Date, the Debtors filed their Motion for Entry of Interim and Final Orders Pursuant to Bankruptcy Code Sections 105(a), 345(b), 363(c)(1), 364(a), 364(b), and 503(b)(1), Bankruptcy Rules 6003 and 6004 and Local Rule 2015-2 (A), Authorizing Debtors to Use Existing Cash Management System, (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers, (C) Authorizing Continued Use of Intercompany Transactions, (D) Waiving Requirements of Section 345(b) of Bankruptcy Code and (E) Authorizing Debtors to Use Existing Bank Accounts and Existing Business Forms [Docket No. 7] (the “Cash Management Motion”). In the Cash Management Motion, the Debtors sought entry of an order:

•	authorizing the Debtors to continue using their existing cash management system;

•	authorizing and directing banks and financial institutions to honor and process checks and transfers;

•	authorizing the continued use of intercompany transactions in the ordinary course of business and consistent with historical business practices;

•	waiving the requirements of section 345(b) of the Bankruptcy Code; and

•	authorizing the Debtors to use their existing bank accounts and existing business forms.
The Bankruptcy Court granted the Cash Management Motion (with certain revisions) on an interim basis by order dated September 11, 2013 [Docket No. 81]. The Bankruptcy Court granted the Cash Management Motion (with certain additional revisions) on a final basis by order dated September 30, 2013 [Docket No. 237].
5.    Employee Wage and Benefit Motion
On the Petition Date, the Debtors filed their Motion for Entry of Interim and Final Orders, Pursuant to Bankruptcy Code Sections 105(a), 363(b), 503(b), 507(a)(4), and 507(a)(8), and Bankruptcy Rules 6003 and 6004, (A) Authorizing Debtors to (I) Pay Certain Employee Compensation and Benefits and (II) Maintain and Continue Such Benefits and Other Employee-Related Programs and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 8] (the “Employee Wage and Benefit Motion”). In the Employee Wage and Benefit Motion, the Debtors sought entry of an order:

•
authorizing, but not directing, the Debtors, in their sole discretion to make all payments required under or related to wage obligations, staffing obligations, independent contractor obligations, payroll taxes and deductions, incentive compensation programs, fringe benefits, severance programs, expense reimbursements, health and welfare benefits, and 401(k) plans, and all costs incident to the foregoing, and to continue to honor their practices and policies for their workforce, as those practices, programs, and policies were in effect as of the Petition Date and as such practices, programs, and policies may be modified, amended, or supplemented from time to time in the ordinary course of the Debtors’ business; and

•
authorizing and directing banks and financial institutions to receive, honor, process, and pay any and all checks and wire transfers drawn on the Debtors accounts in satisfaction of the Debtors’ workforce obligations to the extent that the Debtors have sufficient funds standing to their credit with such financial institutions.

The Bankruptcy Court granted the Employee Wage and Benefit Motion on an interim basis by order dated September 11, 2013 [Docket No. 82]. The Bankruptcy Court granted the Employee Wage and Benefit Motion on a final basis by order dated October 2, 2013 [Docket No. 299].

6.    Customer Programs Motion
On the Petition Date, the Debtors filed their Motion For Entry of Order, Pursuant to Bankruptcy Code Sections 105(a), 362, 363(b), 503(b)(1), 1107(a), and 1108 and Bankruptcy Rules 6003 and 6004, (A) Authorizing Debtors to Continue (I) Customer Programs and Practices and (II) Certain Prepetition Credit Card Obligations in the Ordinary Course of Business and (B) Authorizing Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 9] (the “Customer Programs Motion”). In the Customer Programs Motion, the Debtors sought entry of an order:

•
authorizing the Debtors to maintain and administer certain customer programs and to honor prepetition obligations related thereto in the ordinary course of business and in a manner consistent with past practice and to honor their obligations under certain credit card agreements and pay certain credit card obligations, including certain credit card fees; and

•	authorizing banks and financial institutions to honor and process prepetition checks and transfers in respect of the Debtors’ customer programs.
The Bankruptcy Court granted the Customer Programs Motion (with certain revisions) by order dated September 11, 2013 [Docket No. 73].
7.    Critical Vendor Motion
On the Petition Date, the Debtors filed their Motion for Entry of Interim and Final Orders, Pursuant to Bankruptcy Code Sections 363(b), 503(b)(9), and 105(a) and Bankruptcy Rules 6003 and 6004, Authorizing (A) Debtors to Pay the Prepetition Claims of Certain Critical Domestic and Foreign Vendors and Administrative Claimholders, and (B) Financial Institutions to Honor And Process Prepetition Checks and Transfers to Certain Critical Vendors [Docket No. 12] (the “Critical Vendor Motion”). In the Critical Vendor Motion, the Debtors sought entry of an order:

•
authorizing the Debtors, in their discretion, to pay the prepetition claims of certain critical domestic and foreign vendors that delivered goods or provided services to the Debtors before the Petition Date; and

•	authorizing banks and financial institutions to honor and process prepetition payments, checks, and transfers to certain critical vendors.
The Bankruptcy Court granted the Critical Vendor Motion (with certain revisions) on an interim basis by order dated September 11, 2013 [Docket No. 79]. The Bankruptcy Court granted the Critical Vendor Motion on a final basis by order dated September 30, 2013 [Docket No. 234].

8.    Shipping and Mechanics Lien Motion
On the Petition Date, the Debtors filed their Motion for Entry of Order, Pursuant to Bankruptcy Code Sections 105(a) and 363(b) and Bankruptcy Rules 6003 and 6004, (A) Authorizing Debtors’ Payment of (I) Certain Prepetition Shipping and Delivery Charges and (II) Mechanic’s Lien Charges, and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 13] (the “Shipping and Mechanics Lien Motion”). In the Shipping and Mechanics Lien Motion, the Debtors sought entry of an order:

•
authorizing, but not directing, the payment of prepetition shipping, warehousing, and related charges that are owed, either directly or indirectly, to certain third party ocean shippers, haulers, common carriers, truckers, other transporters, freight forwarders, shipping auditing services, and logistics management companies, and to certain third-party warehousemen, to the extent that the Debtors determine, in the exercise of their business judgment, are necessary and appropriate to ensure the delivery of raw materials, supplies, finished products, and other property to and from the Debtors’ facilities domestically and abroad;

•
authorizing the Debtors to pay, either directly or through a third party administrator, all or part of the prepetition U.S. customs duties, detention and demurrage fees, tariffs and excise taxes, freight forwarding, or consolidation charges, and other obligations to the importation and exportation of the Debtors’ goods to the applicable governmental agencies and authorities to the extent that the Debtors determine, in the exercise of their business judgment, that such payment is necessary or appropriate to secured prompt delivery of such goods; and

•
authorizing the Debtors to pay the prepetition obligations of contractors, subcontractors, mechanics, or materialmen in satisfaction of perfected or potential mechanics’ lien, materialmen’s liens, or similar liens against or interests in the Debtors’ property.

The Bankruptcy Court granted the Shipping and Mechanics Lien Motion (with certain revisions) by order dated September 11, 2013 [Docket No. 75].
9.    NOL Motion
On the Petition Date, the Debtors filed their Motion for Entry of Interim and Final Orders, Pursuant to Bankruptcy Code Sections 105(a), 362 and 541, Establishing Notification and Hearing Procedures for Transfers of Common Stock [Docket No. 14] (the “NOL Motion”). In the NOL Motion, the Debtors sought entry of an order establishing notification and hearing procedures that must be satisfied before certain transfers of equity securities in FBI or of any beneficial ownership thereof are deemed effective. The Bankruptcy Court granted the NOL Motion on an interim basis by order dated September 11, 2013 [Docket No. 84]. The Bankruptcy Court granted the NOL Motion (with certain revisions) on a final basis by order dated October 1, 2013 [Docket No. 253].

10.    DIP Financing Motion
On the Petition Date, the Debtors filed their Motion for Entry of Interim and Final Orders (I) Authorizing Debtors to (A) Obtain Post-Petition Financing on a Super-Priority, Senior Secured Basis Pursuant to Bankruptcy Code Sections 105, 361, 362, 363, and 364, (B) Use Cash Collateral Pursuant to Bankruptcy Code Section 363, (C) Repay Prepetition Revolver in Full Pursuant to Bankruptcy Code Section 363, (II) Granting Adequate Protection to Certain Prepetition Lenders Pursuant to Sections 361, 362, 363, and 364, (III) Modifying the Automatic Stay and (IV) Scheduling Final Hearing Pursuant to Bankruptcy Rule 4001 [Docket No. 21]. A detailed discussion of the Debtors’ DIP financing is set forth in Section V.C (“Sale of Substantially All Assets to HHG—Approval of Oaktree DIP Financing”).
11.    Utilities Motion
On the Petition Date, the Debtors filed their Motion for Entry of Interim and Final Orders, Pursuant to Sections 105(a) and 366 of the Bankruptcy Code and Bankruptcy Rules 6003 and 6004, (A) Prohibiting Utility Providers From Altering, Refusing, or Discontinuing Utility Services, (B) Approving Debtors’ Proposed Form of Adequate Assurance, and (C) Determining Adequate Assurance of Payment for Future Utility Services [Docket No. 23] (the “Utilities Motion”). In the Utilities Motion, the Debtors sought entry of an order:

•
prohibiting utility companies from altering, refusing, or discontinuing services on account of prepetition amounts outstanding, or on account of any perceived inadequacy of the Debtors’ proposed adequate assurance (as set forth in the Utilities Motion) pending entry of the final order;

•	approving the Debtors’ proposed adequate assurance (as set forth in the Utilities Motion) and the procedure for requesting such adequate assurance; and

•	determining that the utilities companies have been provided with adequate assurance of payment within the meaning of section 366 of the Bankruptcy Code.
The Bankruptcy Court granted the Utilities Motion (with certain revisions) on an interim basis by order dated September 11, 2013 [Docket No. 83]. The Bankruptcy Court granted the Insurance Motion (with certain additional revisions) on a final basis by order dated October 2, 2013 [Docket No. 300].
D.    Key Employee Incentive Plan and Key Employee Retention Plan
On September 11, 2013, the Debtors filed their Motion for Order, Pursuant to Bankruptcy Code Sections 363(b) and 503(c), Approving Debtors’ Key Employee Incentive Plan and Key Employee Retention Plan [Docket No. 91] (the “KEIP/KERP Motion”). In the KEIP/KERP Motion, the Debtors sought entry of an order approving a proposed key employee incentive plan (the “KEIP”) and non-insider key employee retention plan (the “KERP”). The KEIP participants included seven insider employees whose institutional knowledge and skill were essential to the Debtors’ restructuring efforts. The KERP participants included 48 non-insider employees. The

KERP participants included employees from various functions, including business development, sales/marketing, finance, human resources, legal, IT, supply chain, and operations.
On October 11, 2013, the Bankruptcy Court approved the KEIP and KERP [Docket No. 374] with certain modifications agreed to between the Debtors and the Creditors’ Committee.
E.     Filing Deadline for Prepetition Claims
On September 20, 2013, the Debtors filed their Motion for an Order (I) Establishing Bar Dates for Filing Proofs of Claim and (II) Approving the Form and Manner of Notice Thereof (the “Bar Date Motion”). The Bar Date Motion sought entry of an order (a) establishing deadlines and related procedures for filing proofs of claim in respect of prepetition claims, including any claims under section 503(b)(9) of the Bankruptcy Code, secured claims, and priority claims against the Debtors and (b) approving the form and manner of notice thereof.
The Bankruptcy Court granted the Bar Date Motion by order dated October 9, 2013 [Docket No. 350]. Among other things, the Bankruptcy Court established November 29, 2013, at 5:00 p.m. (prevailing Eastern Time) as the general claims bar date.
F.    Statements of Financial Affairs and Schedules of Assets and Liabilities
Each of the Debtors filed its Statement of Financial Affairs and Schedules of Assets and Liabilities (the “Schedules”) on October 1, 2013 and October 2, 2013. The Schedules reflect the assets and liabilities of FBI and each of its affiliated Debtors as reflected in the Debtors’ books and records as of the Petition Date.
V.    SALE OF SUBSTANTIALLY ALL ASSETS TO HHG
A.    Debtors’ Prepetition Marketing Efforts
Beginning in 2011, the Debtors engaged Goldman Sachs to investigate the possibility of sale of the Debtors’ businesses. Goldman Sachs spent a number of months investigating market receptivity to a potential out-of-court sale, contacting over 15 of the most qualified strategic and financial candidates. However, potential purchasers expressed concern over potential legacy pension liabilities and/or only desired to acquire discrete assets of the Debtors.
Before the Petition Date, the Debtors commenced an analysis of opportunities for a broader financial restructuring that would provide the Debtors with the necessary flexibility to either continue or to sell their businesses to maximize creditor recoveries. The Debtors made numerous cost elimination decisions and consolidated domestic operations with the closing and selling of excess manufacturing, warehouse, and office properties. The Debtors subsequently retained Alvarez & Marsal, as restructuring advisors, and Miller Buckfire, as investment bankers and financial advisors, to assist the Debtors in their efforts to raise additional capital and implement further cost reduction initiatives, including additional reductions in controllable costs and the sale of non-core assets. These advisors also assisted the Debtors with a review of their portfolio of brands and the execution of special initiatives, including a competitive marketing process to raise additional capital through the sale of one or more brands. In addition, the Debtors continued to rely on their legal advisor, Paul Hastings LLP, to provide legal counsel during these initiatives.
In the months prior to the Petition Date, the Debtors worked closely with their advisors to consider raising additional liquidity through the capital markets, as well as to explore options with creditors in the Debtors’ existing capital structure, in an effort to address their tightening liquidity situation. It later became clear that an out-of-court solution to the Debtors’ liquidity issues would not be available.
B.    Oaktree Stalking Horse Bid
As part of their marketing efforts, the Debtors and Miller Buckfire contacted over 100 entities, including the lenders under the Prepetition ABL Facility and the Prepetition Term Loan Facility, to solicit interest in providing liquidity either through financing (in-court or out-of-court) or through a sale of some or all of the assets of the Debtors. The universe of parties Miller Buckfire contacted included parties who have historically been active in the debtor-in-possession financing market as well as other financial and strategic parties that Miller Buckfire and the Debtors reasonably expected would have an interest in the process and the wherewithal to consummate the transactions described above. During these discussions, some parties interested in providing proposals for a debtor-in-possession financing also expressed interest in acting as “stalking horse” bidders to acquire the Debtors’ assets, or portions thereof, through sales under section 363 of the Bankruptcy Code. Specifically, two parties bid to become the “stalking horse” bidder for the sale of substantially all of the Debtors’ assets: Oaktree and KPS.
By August 2013, the Debtors and their advisors had also received the following three debtor-in-possession financing proposals: (i) one led by a group comprised of the lenders under the Prepetition Revolver Credit Agreement along with a new potential term loan provider; (ii) one from Oaktree, the lender under the Debtors’ Prepetition Term Loan Agreement; and (iii) one from KPS, each of which submitted draft commitment letters alongside their term sheets. Both Oaktree and KPS also proposed stalking horse bids for all or a substantial portion of the Debtors’ assets. The Debtors, with the assistance of their advisors, engaged in extensive and intense negotiations in an attempt to improve the proposals submitted by these three parties.
After extensive arm’s-length negotiations with all three proponents of debtor-in-possession financing, the Debtors, in consultation with their advisors, determined that the proposal by Oaktree (comprising a stalking horse bid and debtor-in-possession financing) provided the best overall outcome to the Debtors. Specifically, relative to the other two proposals received, the Oaktree proposal provided the Debtors with more liquidity and more time and flexibility to conduct a competitive auction for the sale of the Debtors’ assets under section 363 of the Bankruptcy Code, in order to maximize value for the Estates. In addition, Oaktree’s proposal contemplated a lower amount of new financing than the other proposals, as it did not involve a refinancing of the Prepetition Term Loan Facility. Specifically, Oaktree committed to enter into a $140 million senior secured priming debtor-in-possession credit facility (the “Oaktree DIP Financing”) that consisted of: (i) a $90 million term loan commitment that would be used to refinance all outstanding obligations under the Prepetition Revolver Credit Agreement

(including cash collateralizing all issued and outstanding letters of credit) and concurrently therewith the Prepetition Revolver Credit Agreement would be terminated; and (ii) a $50 million revolving commitment, with $25 million of this revolving commitment available immediately upon entry an order of the Bankruptcy Court approving the Oaktree DIP Financing on an interim basis.
As part of its proposal, Oaktree also committed to act as the stalking horse bidder for substantially all of the Debtors’ assets. Specifically, subject to higher and otherwise better offers, Oaktree would purchase substantially all assets of the Debtors (and possibly assets of their non-debtor foreign affiliates), except that Oaktree would not acquire the assets of the Debtors’ Lane business (other than the Lane Venture division) (the “Oaktree Sale”). In exchange for the assets it sought to acquire, Oaktree would pay $166 million (the “Initial Oaktree Purchase Price”). The Debtors would also continue conducting a competitive marketing process to sell their Lane business. The Initial Oaktree Purchase Price would be satisfied, in whole or in part, by: (a) a credit bid (as such term is defined within the meaning of section 363(k) of the Bankruptcy Code) of the accrued and then outstanding amount of Oaktree’s portion of the Debtors’ secured indebtedness, including each of (i) the Oaktree DIP Financing and (ii) the Prepetition Term Loan (including any Prepayment Premium (as such term is defined in the Prepetition Term Loan)) (collectively, the “Credit Bid”); and (b) cash in an amount equal to the difference between the Initial Oaktree Purchase Price and the Credit Bid. Following careful consideration of all alternatives, the Debtors determined that implementation of their chapter 11 restructuring pursuant to the terms set forth in the Oaktree DIP Financing and the asset purchase agreement with Oaktree (“Oaktree Asset Purchase Agreement”) represented the best way to maximize the value of the Debtors’ businesses.
On the Petition Date, the Debtors filed a motion for authorization to conduct a stalking horse sale process in which affiliates of Oaktree would serve as a stalking horse bidder [Docket No. 26] (the “Sale Motion”). That same day, the Debtors filed a motion seeking approval of the Oaktree DIP Financing.
C.    Approval of Oaktree DIP Financing
At the first-day hearing on September 11, 2013, the Debtors sought approval, on an interim basis of the Oaktree DIP Financing. At that hearing, KPS also discussed providing the Debtors with an alternative stalking horse bid and DIP financing package. In response, the Debtors engaged in further negotiations with Oaktree and KPS during a recess in the first-day hearing. As a result of these negotiations, and as detailed on the record at the first-day hearing, Oaktree improved a number of the key terms of the Oaktree DIP Financing and the Oaktree Asset Purchase Agreement.
Specifically, with respect to debtor-in-possession financing, Oaktree agreed to (a) reduce each of the termination fee and the original issue discount under the Oaktree DIP Financing from $2.8 million to $2 million, (b) change the terms of interest payments on the Oaktree DIP Financing from 6.5 percent, payable in cash, to 3.0 percent paid in kind, (c) for purposes of adequate protection payments, set the interest rate on the Prepetition Term Loan at the non-default rate (also to be paid in kind), and (d) remove certain milestones regarding the sale of the

Lane business. Moreover, Oaktree agreed to de-link the Oaktree DIP Financing and Oaktree Asset Purchase Agreement, such that (with one exception) a default under the Oaktree Asset Purchase Agreement would no longer cause an immediate termination of the Existing DIP Financing.7 Further, with respect to the Oaktree Asset Purchase Agreement, Oaktree agreed to (i) remove certain due diligence conditions to the sale, and (ii) backstop the sale of the Lane business to the extent that proceeds from such sale fall short of $49 million.
In light of these improvements, at the first-day hearing the Debtors determined that Oaktree’s proposal still represented the best overall restructuring package. That afternoon, the Court approved the Oaktree DIP Financing (as revised at the first-day hearing) on an interim basis [Docket No. 78].
D.    KPS Stalking Horse Bid and KPS DIP Financing
After the first-day hearing on September 11, 2013, the Debtors and their advisors, with the cooperation of the Creditors’ Committee and its advisors, continued to engage in extensive, good faith, and arm’s-length negotiations with KPS and Oaktree over the terms of the sale of the Debtors’ assets. During this time, both Oaktree and KPS successively improved their respective proposals. To organize the bidding process, the Debtors and the Creditors’ Committee agreed that they would require Oaktree and KPS to submit a “best and final” offer by 5:00 p.m. (ET) on Thursday, September 26, 2013. Both Oaktree and KPS submitted proposals at the deadline, with each proposal presenting significant further improvements in value compared to their earlier proposals. After comparing the two proposals (and taking into account, among other things, the proposed purchase price, the proposed sale timeline, and the proposed breakup fee), the Debtors determined that Oaktree’s proposal (the “Revised Oaktree Proposal”) remained the better overall sale proposal for these chapter 11 Estates.
A day later, KPS presented the Creditors’ Committee with a further revised modification to its stalking horse bid and DIP financing proposal (collectively, the “KPS Proposal”). The KPS Proposal materially improved upon the Revised Oaktree Proposal. Specifically, the KPS Proposal contemplated the sale of substantially all of the Debtors’ assets for $280 million, plus the assumption of certain liabilities (including trade payables, subject to a cap of $10 million, which was later reduced to $9 million in exchange for other consideration) pursuant to the terms of an asset purchase agreement (as amended or supplemented, the “KPS Asset Purchase Agreement). The purchase price would be satisfied in cash and with a credit bid (as defined within the meaning of Section 363(k) of the Bankruptcy Code) with respect to the KPS Lenders’ (as defined below) portion of the Debtors’ secured indebtedness. In addition to the substantially higher purchase price, the HHG Sale contemplated by the KPS Proposal included the sale of the Debtors’ Lane business as a going concern.
_______________________

[7]
The one exception was that the entry of a bidding procedures order or sale order with respect to all or substantially all of the assets of the Debtors (excluding, for the avoidance of doubt, the sale of the Lane business) to a purchaser other than Holdings (as defined in the Oaktree Asset Purchase Agreement) would constitute an immediate event of default under the Oaktree DIP Financing.

As a condition to its stalking horse bid, KPS also required new debtor-in-possession financing in an amount of up to $140 million. New DIP financing was necessary because the Oaktree DIP Financing would terminate once the Court approved KPS as the stalking horse bidder in the Chapter 11 Cases.
In light of the substantial advantages of the KPS Proposal over the Revised Oaktree Proposal, at the October 2, 2013 hearing, the Debtors requested approval of bidding procedures with KPS as the stalking horse bidder for substantially all of the Debtors’ assets. On October 3, 2013, the Bankruptcy Court entered the bidding procedures order [Docket No. 313] (the “Original Bidding Procedures Order”), which, among other things, approved KPS as the stalking horse bidder for the sale of the Acquired Assets (as defined in the KPS Asset Purchase Agreement) under section 363 of the Bankruptcy Code. Upon entry of this order, the Oaktree Asset Purchase Agreement was effectively terminated.
In addition, on October 2, 2013, the Debtors requested Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Senior Secured Super-Priority Debtor in Possession Credit Agreement with the financial institutions party thereto (collectively, the “KPS Lenders”), and Bank of America, N.A., as agent (as amended, restated, modified, supplemented, or replaced from time to time, the “KPS DIP Financing Agreement”). The KPS DIP Financing Agreement provided for senior secured superpriority debtor-in-possession financing facilities (the “KPS DIP Financing”) in an aggregate amount of up to approximately $190 million, consisting of (a) an approximately $140 million term loan commitment with a single term loan advance to be used to repay in full all amounts outstanding under the Oaktree DIP Financing as well as all amounts outstanding under the Debtors’ Prepetition Term Loan Facility, and (b) a $50 million revolving commitment to be used for (i) ongoing debtor-in-possession working capital purposes as approved in a budget acceptable to KPS and (ii) the payment of fees and expenses. Subject to certain exceptions, the KPS DIP Financing was secured by a first priority perfected priming security interest in all of the assets of the Debtors. The security interests and liens were subject only to certain carve-outs and certain permitted liens, as set forth in the KPS DIP Financing Agreement.
Pursuant to an order of the Bankruptcy Court, dated October 3, 2013 [Docket No. 312], the borrowers under the KPS DIP Financing Agreement were authorized, on an interim basis, to draw upon the full amount made available under the KPS DIP Financing Agreement. The KPS DIP Financing was approved on a final basis on October 11, 2013 [Docket No. 377]. In connection with the repayment of all borrowings under the Oaktree DIP Financing, the Oaktree DIP Financing was terminated.
The foregoing description of the KPS Asset Purchase Agreement and KPS DIP Financing Agreement do not purport to be complete and are qualified in its entirety by reference to the KPS Asset Purchase Agreement and KPS DIP Financing Agreement filed with the Bankruptcy Court.
E.    Marketing/Sale Timeline Under the Bidding Procedures Order
The Original Bidding Procedures Order set the Bid Deadline (as defined therein) for December 5, 2013 and the Auction (as defined therein), if necessary, for December 10, 2013.

After entry of the Original Bidding Procedures, the Debtors decided, with the support of the Creditors’ Committee, that expediting the sale process, as permitted under the Original Bidding Procedures Order, was in the best interest of the Debtors’ Estates. The acceleration of the sale timeline and therefore of the closing of a HHG Sale provided significant value to the Debtors’ Estates, including:

•
Through closing by November 29, 2013, instead of by December 20, 2013, the Debtors originally expected to reduce their cash needs (and therefore projected draw on the DIP facility) by approximately $6 million; the revised DIP forecast showed those savings would be up to approximately $10 million.

•
In addition, it was anticipated that accounts payable would grow over time as vendors normalized trade with the Debtors. To the extent that trade payables were greater than $10 million (which was later reduced to $9 million in exchange for other consideration), that increase would result in a dollar-for-dollar reduction in cash available to pay prepetition unsecured creditors. As a result of accelerating the closing date, some of those accounts payable increases were anticipated to be avoidable, to the benefit of prepetition creditors.

•
In exchange for the Debtors and the Creditors’ Committee agreeing to move forward the sale hearing date, KPS agreed to amend the KPS Asset Purchase Agreement to exclude from the Acquired Assets (as defined in the KPS Asset Purchase Agreement) certain parcels of real estate to be monetized by the Debtors for the benefit of creditors; these assets have an estimated gross value of between $4 million and $6 million.

•
KPS also agreed that it would turn over to the Debtors’ Estates 25% of the net recoveries in excess of $5 million received by KPS in the case entitled In re Polyurethane Foam Antitrust Litigation/Furniture Brands International, Inc. v. Carpenter Co., et al., No. 12-10009 (N.D. Ohio Apr. 27, 2012).

•
The acceleration of the sale timeline reduced the risks associated with remaining in chapter 11. At the time, this risk was manifested by a drop-off in in orders experienced by the Debtors. The certainty of a quicker exit of the Debtors’ businesses from chapter 11 benefitted all stakeholders of the businesses (including employees, customers and suppliers) as well as the creditors looking to sale proceeds for recovery on their claims.

•	KPS provided additional consideration for the acceleration of the bid deadline by agreeing that no material adverse change (which would justify terminating the asset sale) had occurred at the time.
For these reasons, and with the support of the Creditors’ Committee, the Bid Deadline was rescheduled to November 20, 2013 and the Auction, if necessary, was rescheduled to November 21, 2013, all in accordance with the Original Bidding Procedures.

In addition, to address a technical issue concerning the timeline, the Court rescheduled the deadline to object to the sale to November 18, 2013 at 4:00 p.m. (prevailing Eastern Time) and the sale hearing to November 22, 2013 at 2:00 p.m. (prevailing Eastern Time) (the “Modification Order” and, together with the Original Bidding Procedures Order, the “Bidding Procedures Order”).
F.    Approval of HHG Sale
Despite extensive marketing efforts by the Debtors and the Creditors’ Committee, the Debtors did not receive any Qualified Bids (as defined in the Bidding Procedures Order), other than the stalking horse bid by KPS, prior to the Bid Deadline. Accordingly, at the November 22 sale hearing, the Debtors requested that the Bankruptcy Court approve the HHG Sale pursuant to the terms of the KPS Asset Purchase Agreement. That same day, the Bankruptcy Court approved the HHG Sale to HHG (a new holding company established by KPS to act as the purchaser under the KPS Asset Purchase Agreement). The HHG Sale closed shortly thereafter on November 25, 2013. In consideration for the sale of the Acquired Assets (as defined in the KPS Asset Purchase Agreement), the Debtors received consideration of approximately $280 million in the form of cash and a credit bid (as defined within the meaning of Section 363(k) of the Bankruptcy Code) of amounts owed under the KPS DIP Financing. In addition, HHG assumed specified liabilities as set forth in the KPS Asset Purchase Agreement.
G.    PBGC Stipulation Regarding Foreign Non-Debtor Affiliates
After the Petition Date, the Debtors, the Creditors’ Committee, and PBGC, along with other interested parties, attempted to arrive at a consensual agreement regarding the Pension Plan’s funding issues and the Debtors’ contingent liability to PBGC. Negotiations between the Debtors, the Creditors’ Committee, PBGC, and KPS resulted in a stipulation (the “Foreign Subsidiaries Stipulation”) that addressed PBGC’s claims and allowed the HHG Sale to go forward without causing the Debtors’ Foreign Non-Debtor Affiliates, which are not debtors in these Chapter 11 Cases, to file chapter 11 petitions and join the Debtors’ chapter 11 cases. This Foreign Subsidiaries Stipulation was approved by bankruptcy court order on November 22, 2013 [Docket No. 832].
Pursuant to the terms of the Stipulation, PBGC released the Foreign Non-Debtor Affiliates from all of PBGC’s existing and future claims against the Foreign Non-Debtor Affiliates and their assets. PBGC further agreed not to assert any liens against the Foreign Non-Debtor Affiliates or their assets, and to withdraw notices perfecting minimum funding liens against assets of the Foreign Non-Debtor Affiliates. In exchange, PBGC’s claims, rights, and liens against the Foreign Non-Debtor Affiliates attached to proceeds of the HHG Sale, $25 million of which was set aside as a reserve (the “Foreign Subsidiaries Reserve”) to satisfy any liability to PBGC. As further detailed in the Foreign Subsidiaries Stipulation, the Debtors, the Creditors’ Committee, and PBGC also agreed to work in good faith to try to estimate the distribution that PBGC would be entitled to receive as if (i) the Foreign Non-Debtor Affiliates had filed chapter 11 petitions and become debtors, and (ii) the Foreign Non-Debtor Affiliates’ assets had been sold as part of the acquisition of substantially all of the Debtors’ assets under the HHG Sale.

On November 26, 2013, PBGC filed separate proofs of claim with respect to the Pension Plan totaling in excess of $340 million against each of the Debtors’ Estates. Specifically, PBGC filed three proofs of claim, which included claims for estimated annual premiums and termination premiums, totaling approximately $73.0 million, estimated minimum funding contributions that would be owed upon the Pension Plan’s termination, totaling approximately $8.3 million, and estimated unfunded benefit liabilities that would be owed upon the Pension Plan’s termination, in an amount of approximately $260.8 million.
VI.    OTHER DEVELOPMENTS IN THE CHAPTER 11 CASES
A.    Engagement Agreement With Meredith M. Graham
Following the closing of the HHG Sale, on November 26, 2013, the Debtors filed their Motion Pursuant to Sections 105(a), 363(b) and 503(c) of the Bankruptcy Code for Order Approving Engagement Agreement With Meredith M. Graham Nunc Pro Tunc to November 25, 2013 [Docket No. 859] (the “Graham Motion”). In the Graham Motion, the Debtors sought entry of an order authorizing and approving the engagement of Ms. Graham as the sole director and officer of the Debtors to oversee the winding down of the Debtors’ chapter 11 Estates. The Bankruptcy Court approved the Graham Motion by order dated December 12, 2013 [Docket No. 955].
Prior to the Petition Date, Ms. Graham had served as the General Counsel and Chief Administrative Officer for all of the Debtors and as a director on the boards of each of the Debtors other than FBI. Following extensive, arm’s-length negotiations between the Debtors and the Creditors’ Committee, the parties concluded that the Debtors’ Estates should retain Ms. Graham to (a) protect and preserve the Debtors’ assets, (b) oversee and direct the activities of the Debtors’ professionals, and (c) manage the administration of the Chapter 11 Cases as the Debtors wind down operations, each with a view toward minimizing cost and maximizing efficiency.
Under the engagement agreement, Ms. Graham’s engagement will terminate upon the later of (a) six months following the commencement of her engagement or (b) the effective date of the Plan. Ms. Graham is compensated at her base prepetition salary pro rata through and including her termination plus a bonus based on when the Plan will go effective, all as further detailed in the Graham Motion.
B.    Sale of Aircraft
On October 18, 2013, AT filed a motion seeking, among other things, authorization to sell a certain Hawker 800XP aircraft and related assets free and clear of all liens, claims, and encumbrances on the terms and conditions set forth in the related purchase and sale agreement (such sale, the “Aircraft Sale”). The Bankruptcy Court approved the Aircraft Sale by order dated November 22, 2013 [Docket No. 818]. The Aircraft Sale closed on February 11, 2014. AT received net proceeds of $2,380,177.63.

C.    Sale of Roble Road Property
On December 17, 2013, the Debtors filed a motion seeking, among other things, authorization to sell certain Lane real property located at 734 Roble Road, Allentown, Pennsylvania, free and clear of all liens, claims, encumbrances, and other interests substantially on the terms and conditions set forth in the related purchase agreement (such sale, the “Roble Road Sale”). The Bankruptcy Court approved the Roble Road Sale by order dated January 6, 2014 [Docket No. 1060]. The Roble Road Sale closed on February 10, 2014. The Lane Debtors received net proceeds of $2,908,017.56.
D.    Life Insurance Motion
On January 17, 2014, the Debtors filed their Motion for Order, Pursuant to Bankruptcy Code Sections 105(a) and 363, (I) Authorizing Debtors to Surrender, Terminate or Otherwise Monetize Certain Insurance Policies, and (II) Authorizing Life Insurance Companies to Distribute Policy Proceeds (the “Life Insurance Motion”). The Life Insurance Motion seeks entry of an order (i) authorizing the Debtors to surrender, terminate, or otherwise monetize certain life insurance policies and (ii) authorizing the life insurance companies that issued these policies to distribute the proceeds thereof to the Debtors. The life insurance policies at issue in the Life Insurance Motion were specifically excluded from the HHG Sale, so that proceeds from such policies could be made available for distribution to the Debtors’ creditors.
Certain of the Debtors’ former employees who were insured by those life insurance policies filed objections to the Life Insurance Motion. The hearing on the Life Insurance Motion was subsequently adjourned without date. As a result, the Life Insurance Motion has not yet been resolved, and the Debtors have not yet been able to monetize the life insurance policies. If the Bankruptcy Court does not approve the Life Insurance Motion, the availability of the life insurance proceeds is uncertain. However, for purposes of the Projections, the Debtors have estimated that, in the high recovery scenario, they would receive approximately $6.5 million from the surrender of all life insurance policies.
E.    Motion to Establish Administrative Expense Bar Date
On March 7, 2014, the Debtors filed their Motion for an Order (I) Fixing Deadline for Filing Requests for Allowance of Administrative Expense Claims Arising on or Before February 28, 2014, and (II) Designating Form and Manner of Notice Thereof (the “Administrative Expense Bar Date Motion”). The Administrative Expense Bar Date Motion sought entry of an order (a) establishing deadlines and related procedures for filing requests for the allowance of administrative expense claims that arose during the period from the Petition Date through February 28, 2014 and (b) approving the form and manner of notice thereof.
The Bankruptcy Court granted the Administrative Expense Bar Date Motion by order dated March 28, 2014 [Docket No. 1376]. Among other things, the Bankruptcy Court established April 30, 2014, at 5:00 p.m. (prevailing Eastern Time) as the bar date for filing administrative expense claims that arose on or before February 28, 2014.

F.    PBGC Settlement
On April 4, 2014, the Debtors and the Creditors’ Committee filed a joint motion (the “PBGC Settlement Joint Motion”) seeking Bankruptcy Court approval of the Settlement Agreement By And Among The Debtors, PBGC, And Creditors’ Committee (I) Fixing The Amount Of PBGC’s Claims, (II) Providing For Termination Of Debtors’ Pension Plan, (III) Supplementing Distribution To Other General Unsecured Creditors, And (IV) Resolving Related Matters (the “PBGC Settlement”). The PBGC Settlement represents a global resolution of issues among the Debtors, the Creditors’ Committee, and PBGC as outlined below.
First, the PBGC Settlement fixes the nature and amount of PBGC’s claims and provides for the termination of the Pension Plan. Pursuant to the PBGC Settlement, upon entry of an order of the Bankruptcy Court authorizing the Debtors to terminate the Pension Plan, the Debtors shall execute an agreement terminating their pension plan and transferring the Pension Plan assets to PBGC as trustee. Pursuant to the PBGC Settlement, PBGC’s claims against the Debtors’ Estates and the Foreign Non-Debtor Affiliates shall be capped at $300 million in the aggregate. Upon the Plan Effective Date, PBGC shall have the following claims: (i) a $2,171,338 claim that is secured against the proceeds of the sale of the Foreign Non-Debtor Affiliates, which shall be paid in full from the Foreign Subsidiaries Reserve prior to the payment of any administrative, priority, intercompany, or other claims that may be paid from the Foreign Subsidiaries Reserve; (ii) an Allowed Administrative Expense Claim for annual premiums in the amount of $1,076,395, which shall be paid once in full in Cash pursuant to the Plan; and (iii) Allowed General Unsecured Claims each in the amount of $296,752,267, which shall be allowed as separate Claims against each Debtor Group and shall be paid pro rata with other Allowed General Unsecured Claims pursuant to the Plan. In addition, PBGC has agreed to support the partial substantive consolidation of the Debtors as set forth in the Plan.
Second, as part of the PBGC Settlement, PBGC has agreed to make a $6 million cash contribution from its initial aggregate pro rata distribution on its General Unsecured Claims (the “PBGC Incremental Cash”), which funds shall be separately reserved to make a supplemental pro rata distribution to Consenting Creditors. Only Consenting Creditors shall be entitled to receive their Ratable Proportion (taking into account only claims held by Consenting Creditors) of PBGC Incremental Cash, in accordance with Section 8.2 of the Plan. Accordingly, any party that holds or acquires a Claim of a creditor other than a Consenting Creditor shall not receive any distribution of PBGC Incremental Cash on account of such Claim and shall not be a Consenting Creditor to the extent of such Claim. The Liquidating Trustee will administer the distribution of PBGC Incremental Cash to Consenting Creditors.
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[8]	In the event of any conflict between the description of the PBGC Settlement in this Disclosure Statement and terms of the PBGC Settlement, the terms of the PBGC Settlement shall control.

PBGC has further agreed that if the amount of any Litigation Proceeds after satisfying all fees, costs, and expenses, including attorney’s fees, incurred by the Liquidating Trustee in prosecuting Causes of Action exceeds $20 million, then twenty percent (20%) of PBGC’s pro rata share of any such Net Litigation Proceeds received by the Liquidating Trustee after the first $20 million shall be set aside to make a supplemental pro rata distribution to holders of Allowed General Unsecured Claims against all Debtor Groups that are entitled to receive Net Litigation Proceeds. No Excess Litigation Proceeds shall be distributed until all Causes of Action brought by the Liquidating Trustee have been resolved by Final Order, and all such Excess Litigation Proceeds, if any, shall be reserved by Final Order. Once all such Causes of Action have been resolved, the Excess Litigation Proceeds shall be divided among the Debtor Groups pro rata based on the amount of Net Litigation Proceeds recovered by each such Debtor Group. Once each Debtor Group receives its pro rata share of the Excess Litigation Proceeds as set forth above, the Liquidating Trustee shall distribute to each holder of an Allowed General Unsecured Claim against that Debtor Group its Distribution Pro Rata Share without taking into account any PBGC GUC Claim. For the avoidance of doubt, PBGC shall not receive any distribution of the Excess Litigation Proceeds.
Finally, as part of the PBGC Settlement, PBGC and the Creditors’ Committee have each agreed to support confirmation of the Plan.
On [_____ ___, 2014], the Bankruptcy Court entered an order [Docket No. ____] granting the PBGC Settlement Joint Motion, approving the PBGC Settlement, and authorizing the Debtors to execute the agreement terminating their pension plan.
VII.    SUMMARY OF CHAPTER 11 PLAN

A.	Overall Structure of the Plan
The Plan provides for the treatment of Claims against the Debtors and Equity Interests in the Debtors as well as the settlement of a number of potential litigation of issues, including issues regarding substantive consolidation, the validity and enforceability of Intercompany Claims, and the allocation of the Net KPS Sale Proceeds among the Estates. In addition, the Plan implements key provisions of the PBGC Settlement. As described in detail in Section V (“Sale of Substantially All Assets to HHG”), the majority of the Debtors’ assets have been liquidated pursuant to the HHG Sale. The Plan provides that the Net HHG Sale Proceeds be allocated to each Debtor Group in accordance with the Distribution Model Methodology. The so-allocated Net HHG Sale Proceeds, together with the gross amount available from the liquidation of the Debtor Group’s respective Assets (including any Litigation Proceeds allocated pursuant to the Distribution Model Methodology), will then be distributed to the holders of Allowed Claims in accordance with the Plan. Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Secured Claims, Liquidating Trust Expenses, and the costs of administering the Debtors’ Estates shall be paid or satisfied in full from the Debtors’ Assets in accordance with the Distribution Model Methodology. Allowed General Unsecured Claims against a particular Debtor Group will receive their Distribution Pro Rata Share of the Net Distributable Assets of such Debtor Group. Specifically, with respect to a Debtor Group, the Net Distributable Assets are calculated as:

(a)
the gross amount available from the liquidation of such Debtor Group’s Excluded Assets (including any Litigation Proceeds allocated to such Debtor Group pursuant to the Distribution Model Methodology) plus

(b)	the amount of the Net HHG Sale Proceeds, if any, allocated to such Debtor Group pursuant to the Distribution Model Methodology minus

(c)	(i) the amount of all Allowed and Disputed A/P/S Claims allowed against or allocated to such Debtor Group pursuant to the Distribution Model Methodology,
(ii)     the amount of all costs of administering the Estates of such Debtor Group, as allocated pursuant to the Distribution Model Methodology,
(iii)     the Liquidating Trust Expenses allocated to such Debtor Group pursuant to the Distribution Model Methodology, and

(d)	increased or decreased to take into account distributions on account of Intercompany Claims by or against such Debtor Group, as set forth in the Distribution Model Methodology, and

(e)	reduced by the distributions to holders of Allowed Convenience Claims against such Debtor Group.
Further, as part of the PBGC Settlement, PBGC has agreed, among other things, to contribute $6 million in cash to be distributed to Consenting Creditors. The Debtors estimate that this supplemental distribution will significantly improve projected recoveries of Consenting Creditors, as illustrated below:

	Estimated Range of Recovery (Without PBGC Incremental Cash)[9]	Estimated Range of Recovery (With PBGC Incremental Cash)[10]
Allowed General Unsecured Claims Against the FBI Debtors	1.5% - 2.6%	4.8% - 6.7%
Allowed General Unsecured Claims Against the Broyhill Debtors	1.5% - 1.9%	4.8% - 6.0%
Allowed General Unsecured Claims Against the Lane Debtors	3.3% - 4.4%	6.6% - 8.5%
Allowed General Unsecured Claims Against the Thomasville Debtors	2.7% - 3.1%	6.0% - 7.2%
Allowed General Unsecured Claims Against the HDM Debtors	8.1% - 9.9%	11.4% - 14.0%
Allowed General Unsecured Claims Against AT	0.5% - 0.6%	3.9% - 4.7%
The above chart demonstrates the impact of the PBGC Settlement on the estimated recoveries for general unsecured creditors. The first column provides the estimated range of recovery for holders of Allowed General Unsecured Claims without the PBGC Settlement. The second column provides the estimated range of recovery with the PBGC Settlement if all holders of Allowed General Unsecured Claims support the Plan. To the extent that less than 100% of Allowed General Unsecured Claims against each Debtor Group are held by Consenting Creditors, the percentage distribution to Consenting Creditors will increase.11
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[9]	These ranges are based on high and low estimates of recoveries from the sale of Excluded Assets and high and low estimates of the claims pool.

[10]
The estimated recovery ranges assume that all holders of Allowed General Unsecured Claims are Consenting Creditors. Recoveries may be higher depending on the number of creditors that are not Consenting Creditors.

[11]
The chart below has been prepared by the Creditors’ Committee. It provides the estimated range of theoretical recoveries with the PBGC Settlement if, in the improbable event, 100% of the holders of Allowed General Unsecured Claims vote and only 50.1% of such holders in number qualify as Consenting Creditors (i.e., vote to accept the Plan and do not object to the Plan):

Estimated Range of Recovery (With PBGC Incremental Cash - 50.1% Consenting Creditors)
Allowed General Unsecured Claims Against the FBI Debtors	8.2% - 10.8%
Allowed General Unsecured Claims Against the Broyhill Debtors	8.3% -10.2%
Allowed General Unsecured Claims Against the Lane Debtors	9.9% - 12.5%
Allowed General Unsecured Claims Against the Thomasville Debtors	9.4% - 11.3%
Allowed General Unsecured Claims Against the HDM Debtors	14.4% - 17.6%
Allowed General Unsecured Claims Against AT	7.3% - 9.0%

Allowed Convenience Claims against a Debtor Group will receive cash in an amount equal to a fixed percentage of such Allowed Convenience Claim, as follows:

Recovery Percentage for Allowed Convenience Claims
FBI Debtors	9.5%
Broyhill Debtors	9.0%
Lane Debtors	11.0%
Thomasville Debtors	10.5%
HDM Debtors	16.0%
AT	8.0%
Pursuant to the Plan, on the Effective Date, all of the Estates’ Assets will vest in and be transferred to the Liquidating Trust. The Liquidating Trust shall be administered by the Liquidating Trustee who shall, among other things, liquidate the Debtors’ remaining Assets, resolve any Disputed Claims, wind down the affairs of the Debtors, prosecute Causes of Action, and make Distributions in accordance with the Plan. On the Effective Date, all existing stock and equity interest in the Debtors shall be deemed canceled and extinguished and FBI shall reissue one (1) share of common stock to the Liquidating Trust.
As noted, the Plan provides for the partial substantive consolidation of the Debtors such that the Debtors are consolidated into the following six Debtor Groups: the FBI Debtors, the Broyhill Debtors, the Lane Debtors, the Thomasville Debtors, the HDM Debtors, and AT. Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases of affiliated debtors, among other circumstances. Substantive consolidation involves the pooling of the assets and liabilities of the affected debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.
Substantive consolidation of two or more debtors’ estates generally results in: (a) the consolidation of all assets and liabilities of the separate debtors into the assets and liabilities of a single debtor; (b) the elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees by one debtor of another debtors’ obligations; and (c) the payment of allowed claims from a common fund.
It is well established that section 105(a) of the Bankruptcy Code empowers a bankruptcy court to authorize substantive consolidation. The United States Court of Appeals for the Third Circuit, the circuit in which the Chapter 11 Cases are pending, has articulated a test for evaluating a request for substantive consolidation. See In re Owens Corning, 419 F.3d 195 (3d Cir. 2005). Specifically, absent consent, a court may substantively consolidate estates if either “(i) prepetition the entities to be consolidated disregarded separateness so significantly that their creditors relied on the breakdown of entity borders and treated them as one legal entity, or (ii) postpetition their assets and liabilities are so scrambled that separating them is prohibitive and hurts all creditors.” Id. at 211.
The Debtors submit that, under the circumstances here, this test is satisfied and that partial substantive consolidation of the Debtors into the FBI Debtors, the Broyhill Debtors, the Lane Debtors, the Thomasville Debtors, and the HDM Debtors, respectively, is appropriate. The Debtor entities within each Debtor Group disregarded separateness so significantly that their creditors generally treated each Debtor Group as one legal entity. For example, prior to the Petition Date, the Debtor Groups generally placed orders by brand and primarily dealt with vendors on a brand basis. Moreover, the Debtors’ assets and liabilities within each Debtor Group are so scrambled that disentangling them would be so costly that it would hurt all creditors. For example, the Debtor Groups maintained separate books and records, including distinct accounting systems, and expenses were generally allocated and tracked by Debtor Group. As a result, it would be prohibitively costly, difficult, and time-consuming to attempt to recreate a proper accounting of assets and liabilities within each Debtor Group.
Further, the partial substantive consolidation proposed in the Plan will provide substantially higher recoveries to all creditors (other than PBGC) when compared to the distributions under separate chapter 11 plans for each of the Debtors’ legal entities (assuming that the assets and liabilities could even be appropriately disentangled). This is so because the partial substantive consolidation proposed in the Plan effectively eliminates most (but not all) of PBGC’s joint and several claims against each separate Debtor, thereby allowing increased distributions to all other general unsecured creditors. As part of the PBGC Settlement, PBGC has agreed to support the Plan and supports the partial substantive consolidation proposed therein, as part of a global settlement.

B.	The Distribution Model Methodology
To implement the global settlement of a number of potential litigation issues, including issues regarding substantive consolidation, the validity and enforceability of Intercompany Claims, the allocation of the Net HHG Sale Proceeds among the Estates, and the nature and amount of PBGC’s claims, the Debtors and the Creditors’ Committee, together with their respective advisors, have developed the Distribution Model Methodology utilized in the Distribution Model (a copy of which is attached as Exhibit 1 to the Plan).
The Distribution Model Methodology is designed to determine the Net Distributable Assets available for distribution to holders of Allowed General Unsecured Claims against the FBI Debtors, the Broyhill Debtors, the Lane Debtors, the Thomasville Debtors, the HDM Debtors, and AT. Creditors are cautioned that the Distribution Model reflects a number of assumptions with respect to the estimated recoveries on Excluded Assets and the amount of claims and administrative expenses. Accordingly, the actual amount of Net Distributable Assets may vary materially from the amounts projected using the Distribution Model Methodology.
Generally, the Distribution Model contemplates the following six steps:

Step 1: The $280 million in gross sale value from the HHG Sale is allocated among the Debtor Groups and the Foreign Non-Debtor Affiliates.
The financial advisors to the Debtors and the Creditors’ Committee considered various allocation methodologies, including allocating sale value on the basis of a particular Debtor Group’s (a) net book value, (b) tangible net asset value, (c) liquidation value, (d) revenue, (e) EBITDA, and (f) discounted cash flow, among others. After evaluating the various methodologies, a hybrid approach was applied utilizing a combination of liquidation value and discounted cash flow (“DCF”).12 One underlying premise of the hybrid approach is that none of the Debtor Groups or the Foreign Non-Debtor Affiliates would be allocated a value that is less than the liquidation value of its assets.
In the hybrid approach, the estimated liquidation value is calculated for each Debtor Group and the Foreign Non-Debtor Affiliates by applying various recovery percentages and liquidation expenses to the net book value of the assets sold to HHG (using net book values as of the closing of the HHG Sale, i.e., November 25, 2013). The recovery percentages are based on a number of assumptions and empirical data, including appraisals of real estate, inventory, and accounts receivable performed as part of determining the borrowing base under the Debtors’ prepetition secured credit agreements. The resulting liquidation value is reduced by the estimated postpetition liabilities assumed by HHG as part of the HHG Sale (based on the November 25, 2013 balance sheet). The chart below provides a summary of the adjusted liquidation value:

	FBI	Broyhill		Lane	Lane		Thomasville	HDM	Foreign Non-	Total
Adjusted Liquidation Value ($$ in millions)	Debtors	Debtors	Lane	Venture	Debtors	AT	Debtors	Debtors	Debtors	Debtors
Net Book Value (11/25/13)	$35.1	$64.4	$115.1	$9.1	$124.2	$1.0	$102.3	$104.7	$41.7	$473.3
X Net Recovery Estimate	23.6%	53.2%	42.7%	62.3%	44.1%	57.1%	64.6%	52.4%	36.4%	49.5%
- Estimated Liquidation Value	8.3	34.3	49.1	5.7	54.8	0.5	66.1	54.8	15.2	234.1
- Less: HHG assumed postpetition liabilities	(3.3)	(3.1)	(9.5)	(0.7)	(10.2)	(0.8)	(16.2)	(8.7)	(7.2)	(49.4)
- Adjusted Liquidation Value	5.0	31.2	39.6	5.0	44.6	(0.2)	50.0	46.1	8.1	184.7
The hybrid approach uses the Debtors’ projections for the 2014 – 2018 periods, developed as part of the Debtors’ section 363 sale marketing efforts, to calculate a DCF value. Consistent with the liquidation analysis, the resulting DCF value is reduced by the estimated postpetition liabilities assumed by HHG as part of the HHG Sale (based on the November 25, 2013 balance sheet). Under the DCF methodology, no meaningful value could be calculated for the FBI Debtors, AT, and the Foreign Non-Debtor Affiliates, as cash flows were equal to or less than zero ($0) for each of these groups. The chart below provides a summary of the adjusted DCF value:
_______________________

[12]
As part of this hybrid approach, the Lane Venture brand was valued separately from the Lane Group in calculating total value for the Lane Debtors. The separation was performed because the Lane brand, excluding Lane Venture business, was specifically marketed to asset liquidators and the Lane Venture business was marketed for sale as a going concerning with the other Debtor Groups (even though Lane Venture is part of the Lane Debtors).

	FBI	Broyhill		Lane	Lane		Thomasville	HDM	Foreign Non-	Total
Adjusted Liquidation Value ($$ in millions)	Debtors	Debtors	Lane	Venture	Debtors	AT	Debtors	Debtors	Debtors	Debtors
- Calculated DCF	N/A	12.2	10.4	29.2	39.6	N/A	110.7	223.0	N/A	385.5
- Less: HHG assumed postpetition liabilities	(3.3)	(3.1)	(9.5)	(0.7)	(10.2)	(0.8)	(16.2)	(8.7)	(7.2)	(49.4)
- Adjusted DCF	N/A	9.1	0.9	28.5	29.4	N/A	94.5	214.3	N/A	347.3
After calculating both the adjusted liquidation value and adjusted DCF value, a comparison was made between the two methodologies and the higher of the calculated values was included in the Distribution Model Methodology as follows:

	FBI	Broyhill		Lane	Lane		Thomasville	HDM	Foreign Non-	Total
Maximum Value ($$ in millions)	Debtors	Debtors	Lane	Venture	Debtors	AT	Debtors	Debtors	Debtors	Debtors
c. Max Value (Adjusted Liqd'n, Adjusted DCF, or $0)	5.0	31.2	39.6	28.5	68.0	-	94.5	214.3	8.1	421.2
Methodology used for Allocation	Adj Liqd'n	Adj Liqd'n	Adj Liqd'n	Adj DCF	Adj Liqd'n/DCF	N/A	Adj DCF	Adj DCF	Adj Liqd'n
Next, the gross sale value from the HHG Sale is allocated first to those Debtor Groups with liquidation value higher than DCF value, i.e., the FBI Debtors, the Broyhill Debtors, the Lane Debtors (excluding Lane Venture), and the Foreign Non-Debtor Affiliates, in an amount equal to the liquidation value of such group. The remainder of the gross sale value from the HHG Sale is allocated pro rata based upon the adjusted DCF value for those Debtor Groups with a higher DCF value than liquidation value, i.e., the Thomasville Debtors, the HDM Debtors, and the Lane Debtors (solely as to the Lane Venture business). The chart below provides a summary of the results:

	FBI	Broyhill		Lane	Lane		Thomasville	HDM	Foreign Non-	Total
HG Sale Proceeds Allocation ($$ in millions)	Debtors	Debtors	Lane	Venture	Debtors	AT	Debtors	Debtors	Debtors	Debtors
Liquidation Estimate as Floor	5.0	31.2	39.6	N/A	N/A	-	N/A	N/A	8.1	83.9
+ Pro-Rata Remainder based on DCF	N/A	N/A	N/A	16.6	N/A	N/A	55.0	124.6	N/A	196.1
- Sale Allocated Value	5.0	31.2	39.6	16.6	56.1	-	55.0	124.6	8.1	280.0
Sale Allocation %	1.80%	11.15%	14.13%	5.91%	20.04%	0.00%	19.63%	44.50%	2.88%	100.00%
Finally, using the allocation of the gross sale value from the HHG Sale (i.e., $280 million) to each of the six Debtor Groups and the Foreign Non-Debtor Affiliates, the Distribution Model Methodology assigns each Debtor Group and the Foreign Non-Debtor Affiliates an HHG Sale Proceeds allocation percentage as set forth below (the “HHG Sale Proceeds Allocation”):

	Allocation of Gross Sale Value from HHG Sale	HHG Sale Proceeds Allocation (% of Total)
FBI Debtors	$5.0 million	1.80%
Broyhill Debtors	$31.2 million	11.15%
Lane Debtors	$56.1 million	20.04%
Thomasville Debtors	$55.0 million	19.63%
HDM Debtors	$124.6 million	44.50%
AT	$0	0.00%
Foreign Non-Debtor Affiliates	$8.1 million	2.88%
Total	$280.0 million	100.00%

Note that no value is allocated to AT in Step 1 because none of its assets were acquired by HHG.
Step 2: With respect to each of the six Debtor Groups and the Foreign Non-Debtor Affiliates, Net HHG Sale Proceeds are calculated by subtracting from the gross sale amounts allocated in Step 1: (a) the repayment of the loans under the KPS DIP Financing Agreement (including accrued and unpaid interest) ($168.5 million); (b) the estimated cash, working capital, property tax and related true-up adjustments at closing ($4.4 million); and (c) the payment of related fees and expenses ($4.5 million) (collectively, the “Closing Expenses”). Such Closing Expenses are allocated to the Debtor Groups and the Foreign Non-Debtor Affiliates in accordance with the HHG Sale Proceeds Allocation.

	Allocation of Gross Sale Value from HHG Sale	Allocation of Closing Expenses	Allocation of Net Sale Value from HHG Sale (Gross Sale Value minus Closing Expenses)
FBI Debtors	$5.0 million	($3.2 million)	$1.8 million
Broyhill Debtors	$31.2 million	($19.8 million)	$11.4 million
Lane Debtors	$56.1 million	($35.5 million)	$20.6 million
Thomasville Debtors	$55.0 million	($34.9 million)	$20.1 million
HDM Debtors	$124.6 million	($78.9 million)	$45.7 million
AT	$0	$0	$0
Foreign Non-Debtor Affiliates	$8.1 million	($5.1 million)	$3.0 million
Total	$280.0 million	($177.4 million)	$102.6 million
Step 3: With respect to each Debtor Group, the Distribution Model Methodology projects and allocates the estimated (or calculates the actual, if known) gross proceeds from the liquidation of Excluded Assets, including any Litigation Proceeds.13

Allocation of Excluded Assets
	High Recovery[14]	Low Recovery
FBI Debtors	$8.5 million	$7.2 million
Broyhill Debtors	$2.1 million	$1.2 million
Lane Debtors	$9.8 million	$5.9 million
Thomasville Debtors	$5.8 million	$4.6 million
HDM Debtors	$4.2 million	$0.8 million
AT	$2.4 million[15]	$2.4 million
Total	$32.8 million	$22.2 million
_______________________

[13]	No value is attributable to the Foreign Non-Debtor Affiliates from the Excluded Assets.

[14]	The “high recovery” and “low recovery” refer to, respectively, high recovery estimates and low recovery estimates from the sale of the Excluded Assets (including Litigation Proceeds).

[15]	This amount represents the proceeds from the sale of AT’s aircraft pursuant to the Bankruptcy Court’s order, dated November 22, 2013 [Docket No. 818].
The sum of the allocation of Net HHG Sale Proceeds in Step 2 and the allocation of the Excluded Assets in Step 3 is as follows (the “Total Asset Proceeds Allocation”):

	Total Asset Proceeds Allocation (Sum of Excluded Assets and Net HHG Sale Proceeds)
	High Recovery		Low Recovery
	Amount	% of Total	Amount	% of Total
FBI Debtors	$10.4 million	7.67%	$9.1 million	6.71%
Broyhill Debtors	$13.6 million	10.01%	$12.6 million	9.30%
Lane Debtors	$30.3 million	22.40%	$26.5 million	19.57%
Thomasville Debtors	$25.9 million	19.13%	$24.8 million	18.28%
HDM Debtors	$49.9 million	36.81%	$46.5 million	34.32%
AT	$2.4 million	1.79%	$2.4 million	1.79%
Foreign Non-Debtor Affiliates	$3.0 million	2.19%	$3.0 million	2.19%
Total	$135.5 million	100.00%	$124.8 million	100.00%
Step 4: From the value allocated to the Foreign Non-Debtor Affiliates in Step 2, the PBGC Minimum Funding Lien Claim is satisfied in full, in accordance with the PBGC Settlement.
Step 5: The amounts projected and allocated in Step 3 are reduced by the amounts of Allowed and Disputed Administrative Expense Claims, Allowed and Disputed Priority Tax Claims, Allowed and Disputed Priority Non-Tax Claims, Allowed and Disputed Secured Claims, the Liquidating Trust Expenses, and the costs of administering the Debtors’ Estates, in each case against the applicable Debtor Group and the Foreign Non-Debtor Affiliates. To the extent that costs and expenses can be attributed to a specific Debtor Group or the Foreign Non-Debtor

Affiliates, such costs and expenses were allocated on a specific basis; otherwise, such costs and expenses were allocated using one of the allocation methods discussed below:

•
Costs Allocated by HHG Sale Proceeds Allocation: Certain administrative costs and expenses associated with the HHG Sale (i.e., the KEIP/KERP obligations) are shared among the Debtor Groups and the Foreign Non-Debtor Affiliates based on the HHG Sale Proceeds Allocation.

•
Costs Allocated by HHG Sale Proceeds Allocation Excluding the Foreign Non-Debtor Affiliates: Certain other administrative costs and expenses associated with the HHG Sale, including the cure costs associated with the assumption of contracts and leases by HHG and PBGC’s Allowed Administrative Expense Claim, are shared only among the Debtor Groups and not with the Foreign Non-Debtor Affiliates. Accordingly, these costs and expenses are allocated based on the HHG Sale Proceeds Allocation adjusted to eliminate the Foreign Non-Debtor Affiliates’ percentage.

•
Costs Allocated by Total Asset Proceeds Allocation: Certain administrative costs and expenses not exclusively associated with the HHG Sale (i.e., the Professional Fee Claims) are shared among the Debtor Groups and the Foreign Non-Debtor Affiliates based on each Debtor Group’s and the Foreign Non-Debtor Affiliates’ proportionate share of the aggregate value from the Net HHG Sale Proceeds and the Excluded Assets.

•
Costs Allocated by Total Asset Proceeds Allocation Excluding the Foreign Non-Debtor Affiliates: Certain other administrative costs and expenses not exclusively associated with the HHG Sale, including the costs of administering the Debtors’ Estates and the Liquidating Trust Expenses, are shared only among the Debtor Groups and not the Foreign Non-Debtor Affiliates based on each Debtor Group’s proportionate share of the aggregate value from the Net HHG Sale Proceeds and the Excluded Assets.

After satisfaction of all A/P/S Claims, Liquidating Trustee Expenses, and costs of administering the Estates, the estimated net proceeds available for distribution to holders of Allowed General Unsecured Claims, Allowed Intercompany Claims, and Allowed Convenience Claims, is as follows:

Estimated Net Proceeds after A/P/S Claims, Liquidating Trustee Expenses, and Cost of Administering Estates
	High Recovery/ Low Claim Value	Low Recovery/ High Claim Value
FBI Debtors	$6.2 million	$2.5 million
Broyhill Debtors	$6.4 million	$5.2 million
Lane Debtors	$16.3 million	$12.4 million
Thomasville Debtors	$13.4 million	$11.6 million
HDM Debtors	$28.6 million	$24.1 million
AT	$1.7 million	$1.5 million
Foreign Non-Debtor Affiliates	$0.1 million	$0.1 million
Total	$72.7 million	$57.5 million
Step 6: Finally, to calculate the Net Distributable Assets available for distribution to General Unsecured Creditors, the amounts calculated in Step 5 are (a) increased or decreased to take into account distributions on account of Intercompany Claims and (b) reduced by distributions to holders of Allowed Convenience Claims.

	Distributions on Account of Intercompany Claims		Distributions on Account of Allowed Convenience Claims
	High Recovery/ Low Claim Value	Low Recovery/ High Claim Value	High Recovery/ Low Claim Value	Low Recovery/ High Claim Value
FBI Debtors	$3.0 million	$3.1 million	($0.1 million)	($0.1 million)
Broyhill Debtors	($0.5 million)	($0.4 million)	($0.1 million)	($0.1 million)
Lane Debtors	($1.8 million)	($1.3 million)	($0.2 million)	($0.2 million)
Thomasville Debtors	($3.0 million)	($2.6 million)	($0.2 million)	($0.2 million)
HDM Debtors	$2.3 million	$1.3 million	($0.3 million)	($0.2 million)
AT	$0.1 million	$0.0 million	($0.0 million)	($0.0 million)
Foreign Non-Debtor Affiliates	($0.1 million)	($0.1 million)	N/A	N/A
Total	$0.0 million	$0.0 million	($0.8 million)	($0.8 million)

The resulting estimates for Net Distributable Assets are as follows:

Estimated Net Distributable Assets for Allowed General Unsecured Claims
	Estimated High Recovery/Low Claim Value	Estimated Low Recovery/High Claim Value
FBI Debtors	$9.1 million	$5.5 million
Broyhill Debtors	$5.9 million	$4.8 million
Lane Debtors	$14.3 million	$10.9 million
Thomasville Debtors	$10.2 million	$8.8 million
HDM Debtors	$30.7 million	$25.1 million
AT	$1.7 million	$1.5 million
Total	$71.9 million	$56.6 million

C.	Treatment of Administrative Expense Claims, Priority Tax Claims, and Other Unclassified Claims Under the Plan
1.    Administrative Expense Claims
(a)    Treatment of Non-Professional Fee Administrative Expense Claims
Administrative Expense Claims include any Claim for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(2) of the Bankruptcy Code, including (a) Professional Fee Claims and (b) any postpetition taxes entitled to administrative expense priority under the Bankruptcy Code; provided, however, that any fees or charges assessed against the Debtors’ Estates under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 15.8 of the Plan.
Except to the extent that a holder of an Allowed Administrative Expense Claim (other than Professional Fee Claims) agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Administrative Expense Claim (other than Professional Fee Claims) shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on the latest of: (i) on or as soon as practicable after the Effective Date if such Administrative Expense Claim is Allowed as of the Effective Date; (ii) on or as soon as reasonably practicable after the date such Administrative Expense Claim is Allowed; and (iii) on the date such Allowed Administrative Expense Claim becomes due and payable, or as soon thereafter as is practicable.
(b)    Supplemental Administrative Expense Claims Bar Date
Holders of Administrative Expense Claims (other than Professional Fee Claims) arising during the period from March 1, 2014 through the Effective Date must file requests for payment of Administrative Expense Claims so as to be actually received on or before 4:00 p.m. (prevailing Eastern Time) on the day that is thirty (30) calendar days after the Effective

Date (the “Supplemental Administrative Expense Claims Bar Date”) by the Claims Agent at the following address:
If by first-class mail:

FBI Wind Down, Inc. Claims Processing Center
c/o Epiq Bankruptcy Solutions, LLC
FDR Station, P.O. Box 5075
New York, New York 10150-5075

If by hand delivery or overnight:

FBI Wind Down, Inc. Claims Processing Center
c/o Epiq Bankruptcy Solutions, LLC
757 Third Avenue, 3rd Floor
New York, New York 10017

All such requests for payment must: (i) be signed by the claimant or, if the claimant is not an individual, by an authorized agent of the claimant; (ii) be written in the English language; (iii) denominate the claim in lawful currency of the United States as of the Supplemental Administrative Expense Bar Date; (iv) indicate the particular Debtor against which the claim is asserted; and (v) include supporting documentation (or, if such documentation is voluminous, include a summary of such documentation) or an explanation as to why such documentation is not available The notice of the Effective Date delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f), substantially in the form included in the Plan Supplement, shall set forth the Supplemental Administrative Expense Claims Bar Date and shall constitute notice of such bar date.
The following claims are not required to be filed on or before the Supplemental Administrative Expense Claims Bar Date:

(a)	Professional Fee Claims;

(b)	any Administrative Expense Claims that (i) have been previously paid by the Debtors in the ordinary course of business or otherwise or (ii) have otherwise been satisfied;

(c)	any Administrative Expense Claims previously filed with Epiq or the Court;

(d)	any Administrative Expense Claim that has been Allowed by prior order of the Bankruptcy Court;

(e)	any claims by any officer or director of the Debtors immediately prior to the Effective Date;

(f)	any claims for bonus payments arising under the Key Employee Incentive Plan approved by order of the Bankruptcy Court [Docket No. 374];

(g)	any claims by any direct or indirect non-debtor subsidiary or affiliate of the Debtors;

(h)	any claims for fees payable to the Clerk of this Court;

(i)	any U.S. Trustee Fees; and

(j)	any claim by a governmental unit for a tax or penalty described in section 503(b)(1)(B) and (C) of the Bankruptcy Code, as provided for in section 503(b)(1)(D).
Any Person that is required to file a request for payment of an Administrative Expense Claim (other than Professional Fee Claims) under the Plan and that fails to do so by the Supplemental Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claim, and such Administrative Expense Claim shall not be enforceable against the Liquidating Trust, the Liquidating Trustee, the Debtors, the Estates, and their respective properties, and the Liquidating Trust, the Liquidating Trustee, Debtors, the Estates, and their respective properties shall be forever discharged from any and all Liability with respect to such Administrative Expense Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Administrative Expense Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 13.5 of the Plan and the Confirmation Order.
2.    Adequate Protection Claims
Adequate Protection Claims includes rights to adequate protection arising under sections 361, 363, and 364 of the Bankruptcy Code to the extent granted under the DIP Orders.
The Adequate Protection Claims of the holders of Claims under the Prepetition Term Loan Agreement and the Prepetition Term Loan Agreement have been satisfied in full and no Distributions shall be made with respect to any such Adequate Protection Claims under the Plan.
3.    Professional Fee Claims
The Liquidating Trustee shall pay Allowed Professional Fee Claims, as soon as practicable after the later of the Effective Date and the date upon which any order awarding fees and expenses becomes a Final Order, in accordance with the terms of any order entered by the Bankruptcy Court governing the payment of fees and expenses during the course of the Chapter 11 Cases, and after application of any retainer received by such Professionals. Professional Fee Claims shall be paid from the Liquidating Trust Assets.
All Persons seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a)

file, on or before the date that is sixty (60) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such claim. The Liquidating Trustee is authorized to pay reasonable compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval in accordance with the Liquidating Trust Agreement.
4.    Priority Tax Claims
Priority Tax Claims include any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Tax Claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, Cash in the amount of such Allowed Priority Tax Claim (a) on, or as soon as practicable after, the of: (i) the Effective Date and (ii) the date such Allowed Priority Tax Claim becomes an Allowed Claim; or (b) in regular payments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Liquidating Trustee may prepay the entire amount of the Allowed Priority Tax Claim at any time in its sole discretion.
D.    Classification of Claims and Equity Interests
The following table (a) designates the Classes of Claims against, and Equity Interests in, the Debtors, (b) specifies the Classes of Claims and Equity Interests that are Impaired by the Plan and therefore are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) specifies the Classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Class	Description	Impairment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2	Secured Tax Claims	Unimpaired	No (deemed to accept)
3	Other Secured Claims	Unimpaired	No (deemed to accept)
4A	General Unsecured Claims against FBI Debtors	Impaired	Yes
4B	General Unsecured Claims against Broyhill Debtors	Impaired	Yes
4C	General Unsecured Claims against Lane Debtors	Impaired	Yes
4D	General Unsecured Claims against Thomasville Debtors	Impaired	Yes
4E	General Unsecured Claims against HDM Debtors	Impaired	Yes
4F	General Unsecured Claims against AT	Impaired	Yes
5A	Convenience Claims against FBI Debtors	Impaired	Yes
5B	Convenience Claims against Broyhill Debtors	Impaired	Yes
5C	Convenience Claims against Lane Debtors	Impaired	Yes
5D	Convenience Claims against Thomasville Debtors	Impaired	Yes
5E	Convenience Claims against HDM Debtors	Impaired	Yes
5F	Convenience Claims against AT	Impaired	Yes
6	Subordinated Securities Claims	Impaired	No (deemed to reject)
7	Equity Interests in Debtors	Impaired	No (deemed to reject)

E.    Treatment of Claims and Equity Interests Under the Plan
1.    Class 1: Priority Non-Tax Claims

(a)
Definition: A Priority Non-Tax Claim is a Claim entitled to priority in payment as specified in sections 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim.

(b)
Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, Cash in the amount equal to such Allowed Claim, without interest, on or as soon as practicable after the later of (x) the Effective Date and (y) the date that such Claim becomes an Allowed Claim.

2.    Class 2: Secured Tax Claims

(a)
Definition: A Secured Tax Claim is a Secured Claim that, absent its secured status, would be entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties).

(b)
Treatment: Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Secured Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Tax Claim and any Liens securing such Claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, Cash in the amount of such Allowed Secured Tax Claim (a) on, or as soon as practicable after, the latest of: (i) the Effective Date and (ii) the date such Allowed Secured Tax Claim becomes an Allowed Claim; or (b) in regular payments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Liquidating Trustee may prepay the entire amount of the Allowed Secured Tax Claim at any time in its sole discretion.

3.    Class 3: Other Secured Claims

(a)
Definition: An Other Secured Claim is a Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff, other than a Secured Tax Claim.

(b)	Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Other Secured Claim and any Liens securing such Claim, at the sole option of the Debtors or the Liquidating Trustee, as applicable, (i) Cash in an amount equal to such Allowed Other Secured Claim on or as soon as practicable after the Effective Date, or (ii) the Collateral securing its Allowed Other Secured Claim, in full and complete satisfaction of such Allowed Other Secured Claim on or as soon as practicable after the Effective Date.
For the avoidance of doubt, any and all Liens under the Prepetition Revolver Credit Agreement, the Prepetition Term Loan Agreement, the Oaktree DIP Financing Agreement, and the KPS DIP Financing Agreement are deemed extinguished and any and all Claims arising under such agreements are deemed satisfied in full and shall not constitute Other Secured Claims under the Plan and shall not receive any distribution under the Plan.
4.    Class 4A: General Unsecured Claims Against the FBI Debtors

(a)
Definition: A General Unsecured Claim against the FBI Debtors is a Claim against the FBI Debtors other than an Adequate Protection Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Securities Claim, and Equity Interests.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4A agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4A shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of FBI Net Distributable Assets.

5.    Class 4B: General Unsecured Claims Against the Broyhill Debtors

(a)
Definition: A General Unsecured Claim against the Broyhill Debtors is a Claim against the Broyhill Debtors other than an Adequate Protection Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Securities Claim, and Equity Interests.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4B agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4B shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Broyhill Net Distributable Assets.
6.    Class 4C: General Unsecured Claims Against the Lane Debtors

(a)
Definition: A General Unsecured Claim against the Lane Debtors is a Claim against the Lane Debtors other than an Adequate Protection Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Securities Claim, and Equity Interests.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4C agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4C shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Lane Net Distributable Assets.

7.    Class 4D: General Unsecured Claims Against the Thomasville Debtors

(a)
Definition: A General Unsecured Claim against the Thomasville Debtors is a Claim against the Thomasville Debtors other than an Adequate Protection Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Securities Claim, and Equity Interests.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4D agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4D shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of Thomasville Net Distributable Assets.

8.    Class 4E: General Unsecured Claims Against the HDM Debtors

(a)
Definition: A General Unsecured Claim against the HDM Debtors is a Claim against the HDM Debtors other than an Adequate Protection Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Securities Claim, and Equity Interests.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4E agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4E shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of HDM Net Distributable Assets.

9.    Class 4F: General Unsecured Claims Against AT

(a)
Definition: A General Unsecured Claim against AT is a Claim against AT other than an Adequate Protection Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Convenience Claim, Intercompany Claim, Subordinated Securities Claim, and Equity Interests.

(b)
Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim in Class 4F agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed General Unsecured Claim in Class 4F shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim its Distribution Pro Rata Share of AT Net Distributable Assets.

10.    Class 5A: Convenience Claims Against the FBI Debtors

(a)
Definition: A Convenience Claim against the FBI Debtors is a Claim, subject to Section 8.1 of the Plan, against the FBI Debtors that would otherwise be a General Unsecured Claim that (a) was scheduled or filed on or prior to the Bar Date in an amount less than or equal to $10,000 or (b) is in an amount that has been reduced to $10,000 pursuant to a Convenience Class Election made by the holder of such Claim; provided, however, that: (i) where any portion(s) of a Claim has been transferred on or after the Petition Date, any transferred portion(s) shall continue to be treated together with such Claim as a single Claim for purposes of the Convenience Class Election and determining whether such Claim qualifies as a Convenience Claim; and (ii) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5A agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5A shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed

Convenience Claim, Cash in an amount equal to 9.5% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.
11.    Class 5B: Convenience Claims Against the Broyhill Debtors

(a)
Definition: A Convenience Claim against the Broyhill Debtors is a Claim, subject to Section 8.1 of the Plan, against the Broyhill Debtors that would otherwise be a General Unsecured Claim that (a) was scheduled or filed on or prior to the Bar Date in an amount less than or equal to $10,000 or (b) is in an amount that has been reduced to $10,000 pursuant to a Convenience Class Election made by the holder of such Claim; provided, however, that: (i) where any portion(s) of a Claim has been transferred on or after the Petition Date, any transferred portion(s) shall continue to be treated together with such Claim as a single Claim for purposes of the Convenience Class Election and determining whether such Claim qualifies as a Convenience Claim; and (ii) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5B agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5B shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 9.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

12.    Class 5C: Convenience Claims Against the Lane Debtors

(a)
Definition: A Convenience Claim against the Lane Debtors is a Claim, subject to Section 8.1 of the Plan, against the Lane Debtors that would otherwise be a General Unsecured Claim that (a) was scheduled or filed on or prior to the Bar Date in an amount less than or equal to $10,000 or (b) is in an amount that has been reduced to $10,000 pursuant to a Convenience Class Election made by the holder of such Claim; provided, however, that: (i) where any portion(s) of a Claim has been transferred on or after the Petition Date, any transferred portion(s) shall continue to be treated together with such Claim as a single Claim for purposes of the Convenience Class Election and determining whether such Claim qualifies as a Convenience Claim; and (ii) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5C agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5C shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 11.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

13.    Class 5D: Convenience Claims Against the Thomasville Debtors

(a)
Definition: A Convenience Claim against the Thomasville Debtors is a Claim, subject to Section 8.1 of the Plan, against the Thomasville Debtors that would otherwise be a General Unsecured Claim that (a) was scheduled or filed on or prior to the Bar Date in an amount less than or equal to $10,000 or (b) is in an amount that has been reduced to $10,000 pursuant to a Convenience Class Election made by the holder of such Claim; provided, however, that: (i) where any portion(s) of a Claim has been transferred on or after the Petition Date, any transferred portion(s) shall continue to be treated together with such Claim as a single Claim for purposes of the Convenience Class Election and determining whether such Claim qualifies as a Convenience Claim; and (ii) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5D agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5D shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 10.5% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

14.    Class 5E: Convenience Claims Against the HDM Debtors

(a)
Definition: A Convenience Claim against the HDM Debtors is a Claim, subject to Section 8.1 of the Plan, against the HDM Debtors that would otherwise be a General Unsecured Claim that (a) was scheduled or filed on or prior to the Bar Date in an amount less than or equal to $10,000 or (b) is in an amount that has been reduced to $10,000 pursuant to a Convenience Class Election made by the holder of such Claim; provided, however, that: (i) where any portion(s) of a Claim has been transferred on or after the Petition Date, any transferred portion(s) shall continue to be treated together with such Claim as a single Claim for purposes of the Convenience Class Election and determining whether such Claim qualifies as a Convenience Claim; and (ii) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5E agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5E shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 16.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

15.    Class 5F: Convenience Claims Against AT

(a)
Definition: A Convenience Claim against AT is a Claim, subject to Section 8.1 of the Plan, against AT that would otherwise be a General Unsecured Claim that (a) was scheduled or filed on or prior to the Bar Date in an amount less than or equal to $10,000 or (b) is in an amount that has been reduced to $10,000 pursuant to a Convenience Class Election made by the holder of such Claim; provided, however, that: (i) where any portion(s) of a Claim has been transferred on or after the Petition Date, any transferred portion(s) shall continue to be treated together with such Claim as a single Claim for purposes of the Convenience Class Election and determining whether such Claim qualifies as a Convenience Claim; and (ii) any General Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple General Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim.

(b)
Treatment: Except to the extent that a holder of an Allowed Convenience Claim in Class 5F agrees to a less favorable treatment or has been paid by any applicable Debtor prior to the Effective Date, each holder of an Allowed Convenience Claim in Class 5F shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Convenience Claim, Cash in an amount equal to 8.0% of the amount of such Allowed Convenience Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.
16.    Class 6: Subordinated Securities Claims

(a)
Definition: A Subordinated Securities Claims is a Claim arising from rescission of a purchase or sale of a security of FBI or an Affiliate of FBI, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

(b)
Treatment: Each holder of an Allowed Subordinated Securities Claim will not receive or retain any property under the Plan on account of such Allowed Subordinated Securities Claim. The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

17.    Class 7: Equity Interests in Debtors

(a)
Definition: Equity Interests means any capital stock or other ownership interest in the Debtors, whether or not transferable, and any option, call, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in the Debtors.

(b)
Treatment: On the Effective Date, the Equity Interests in the Debtors shall be cancelled and the holders of the Equity Interests shall not be entitled to, and shall not receive or retain, any property on account of such Equity Interests under the Plan.

18.    Reservation of Rights Regarding Claims and Equity Interests
Except as otherwise explicitly provided in the Plan, nothing shall affect either the Debtors’ or the Liquidating Trustee’s rights and defenses, both legal and equitable, with respect to any Claims or Equity Interests, including all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

F.	Acceptance or Rejection of the Plan
1.    Voting of Claims
(a)    Classes Entitled to Vote
Each holder of a Claim, that is not a Disallowed Claim and for which no objection to the allowance thereof, motion to estimate, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed and remains unresolved, in Classes 4A, 4B, 4C, 4D, 4E, 4F, 5A, 5B, 5C, 5D, 5E, and 5F, or the holder of a Claim that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) in such Classes, shall be entitled to vote separately to accept or reject the Plan, as provided in the Disclosure Statement Order or any other applicable order of the Bankruptcy Court.
(b)    Classes Deemed to Accept
Each of Classes 1, 2, and 3 is Unimpaired under the Plan and each such Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.
(c)    Classes Deemed to Reject
Claims in Class 6 and Equity Interests in Class 7 will not receive or retain any property on account of such Claims and Equity Interests under the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 6 and 7 is conclusively presumed to have rejected the Plan.
2.    Elimination of Vacant Classes
Any Class of Claims or Equity Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, a holder of an Allowed Claim or Allowed Equity Interest, or a holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.
3.    Nonconsensual Confirmation
If any Impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 15.5 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to Impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.
4.    Revocation of the Plan
Subject to Section 15.6 of the Plan, the Debtors-in-Possession, after consultation with the Creditors’ Committee, may revoke and withdraw the Plan in its entirety at any time prior to entry of the Confirmation Order. If the Plan is so revoked or withdrawn, then it shall be deemed null and void.

G.	Means of Implementation of the Plan
1.    Global Settlement
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a compromise and settlement of numerous inter-Debtor, Debtor-creditor, and inter-

creditor issues designed to achieve an economic settlement of Claims against the Debtors and an efficient resolution of these Chapter 11 Cases. This global settlement constitutes a settlement of a number of the potential litigation issues, including issues regarding substantive consolidation, the validity and enforceability of Intercompany Claims, the allocation of Assets among the Estates, and the nature and amount of PBGC’s claims. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the following compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, their creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. Each provision of the global settlement shall be deemed non-severable from each other and from the remaining terms of the Plan. As set forth in detail below, the global settlement will be implemented as follows:
(a)Settlement of Issues Relating to Intercompany Claims
Intercompany Claims shall be adjusted, continued, extinguished, or discharged to the extent determined appropriate pursuant to the Distribution Model Methodology. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Debtors, the Debtors-in-Possession, or the Liquidating Trustee.
(b)Settlement of Issues Relating to Allocation of the Debtors’ Assets
Commencing on the Effective Date, the Debtors shall implement the allocation of the Debtors’ Assets to the FBI Debtors, the Broyhill Debtors, the Lane Debtors, the Thomasville Debtors, the HDM Debtors, and AT in accordance with the Distribution Model Methodology.
(c)Settlement of Issues Relating to Partial Substantive Consolidation
Entry of the Confirmation Order shall constitute approval, pursuant to sections 105(a) and 1123(a)(5) of the Bankruptcy Code, effective as of the Effective Date, of (a) the substantive consolidation of the Estates of the FBI Debtors, (b) the substantive consolidation of the Estates of the Broyhill Debtors, (c) the substantive consolidation of the Estate of the Lane Debtors, (d) the substantive consolidation of the Estates of the Thomasville Debtors, (e) the substantive consolidation of the Estates of the HDM Debtors, in each case for the purposes of confirming and consummating the Plan, including voting and Confirmation. For the avoidance of doubt, the Plan shall serve as a motion by the Debtors seeking entry of an order approving the foregoing partial substantive consolidation.
The partial substantive consolidation called for in the Plan shall not (other than for purposes related to funding Distributions under the Plan) affect (a) the legal and organizational structure of the Debtors, (b) executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or rejected, (c) any agreements entered into by the Liquidating Trustee on or after the Effective Date, and (d) the Debtors’ or the Liquidating Trustee’s ability to subordinate or otherwise challenge Claims on an entity-by-entity basis. Notwithstanding the partial substantive consolidation called for in the Plan, each and every Debtor shall remain responsible for the payment of U.S. Trustee Fees until its particular case is closed, dismissed, or converted. Moreover, the Debtors reserve the right to seek confirmation of the Plan on an entity-by-entity basis.

i.     Consolidation of FBI Debtors
The Assets and Liabilities of each the FBI Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the FBI Debtors shall be considered filed against the consolidated FBI Debtors on and after the Effective Date. Any joint and several Liability of two or more of the FBI Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated FBI Debtors. Any guarantee by an FBI Debtor of the Liabilities of any other FBI Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any FBI Debtor and any guaranty thereof executed by any other FBI Debtor shall be deemed to be one obligation of the consolidated FBI Debtors. Intercompany Claims between the FBI Debtors shall be waived and eliminated.
ii.    Consolidation of Broyhill Debtors
The Assets and Liabilities of each of the Broyhill Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Broyhill Debtors shall be considered filed against the consolidated Broyhill Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Broyhill Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Broyhill Debtors. Any guarantee by a Broyhill Debtor of the Liabilities of any other Broyhill Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Broyhill Debtor and any guaranty thereof executed by any other Broyhill Debtor shall be deemed to be one obligation of the consolidated Broyhill Debtors. Intercompany Claims between the Broyhill Debtors shall be waived and eliminated.
iii.    Consolidation of Lane Debtors
The Assets and Liabilities of each of the Lane Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Lane Debtors shall be considered filed against the consolidated Lane Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Lane Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Lane Debtors. Any guarantee by a Lane Debtor of the Liabilities of any other Lane Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Lane Debtor and any guaranty thereof executed by any other Lane Debtor shall be deemed to be one obligation of the consolidated Lane Debtors. Intercompany Claims between the Lane Debtors shall be waived and eliminated.

iv.    Consolidation of Thomasville Debtors
The Assets and Liabilities of each of the Thomasville Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Thomasville Debtors shall be considered filed against the consolidated Thomasville Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Thomasville Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Thomasville Debtors. Any guarantee by a Thomasville Debtor of the Liabilities of any other Thomasville Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Thomasville Debtor and any guaranty thereof executed by any other Thomasville Debtor shall be deemed to be one obligation of the consolidated Thomasville Debtors. Intercompany Claims between the Thomasville Debtors shall be waived and eliminated.
v.    Consolidation of HDM Debtors
The Assets and Liabilities of each of the HDM Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the HDM Debtors shall be considered filed against the consolidated HDM Debtors on and after the Effective Date. Any joint and several Liability of two or more of the HDM Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated HDM Debtors. Any guarantee by an HDM Debtor of the Liabilities of any other HDM Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any HDM Debtor and any guaranty thereof executed by any other HDM Debtor shall be deemed to be one obligation of the consolidated HDM Debtors. Intercompany Claims between the HDM Debtors shall be waived and eliminated.

2.    PBGC Settlement
As described in Section VI.F (“Other Developments in the Chapter 11 Cases – PBGC Settlement”), the Debtors, PBGC, and the Creditors’ Committee have entered into the PBGC Settlement, which, among other things, fixes the nature and amount of PBGC’s claims, provides for termination of the Debtors’ Pension Plan, and increases the funds available for distribution to holders of certain Claims.
3.    Liquidating Trust
(a)Appointment of Liquidating Trustee
The Liquidating Trustee shall be selected by the members of the Creditors’ Committee, after consultation with the Debtors, and shall be identified in the Liquidating Trust Agreement to be filed with the Bankruptcy Court with the Plan Supplement. The appointment of the

Liquidating Trustee shall be approved in the Confirmation Order, and the Liquidating Trustee’s duties shall commence as of the Effective Date. The Liquidating Trustee shall administer the Plan and the Liquidating Trust and shall serve as a representative of the Estates under section 1123(b) of the Bankruptcy Code for the purpose of enforcing Causes of Action belonging to the Estates.
In accordance with the Liquidating Trust Agreement, the Liquidating Trustee shall serve in such capacity through the earlier of (i) the date that the Liquidating Trust is dissolved in accordance with Section 7.3(j) of the Plan and (ii) the date such Liquidating Trustee resigns, is terminated, or is otherwise unable to serve; provided, however, that, in the event that the Liquidating Trustee resigns, is terminated, or is otherwise unable to serve, the Liquidating Trust Oversight Committee shall appoint a successor to serve as the Liquidating Trustee in accordance with the Liquidating Trust Agreement. To the extent that the Liquidating Trust Oversight Committee does not appoint a successor within the time periods specified in the Liquidating Trust Agreement, then the Court, upon the motion of any party-in-interest, including counsel to the Liquidating Trust, shall approve a successor to serve as the Liquidating Trustee. Any such successor Liquidating Trustee shall serve in such capacity until the Liquidating Trust is dissolved.
(b)    Responsibilities of Liquidating TrusteeResponsibilities of the Liquidating Trustee shall include, but are not limited to:

(i)	administering the implementation of the Plan, including the making of the Distributions contemplated in the Plan;

(ii)	marshalling, marketing for sale, and liquidating the Estates’ Assets for Cash;

(iii)
conducting an analysis of any and all Claims and Equity Interests and prosecuting objections thereto or settling or otherwise compromising such Claims and Equity Interests, if necessary and appropriate, in accordance with Article IX of the Plan;

(iv)	maintaining and administering the Reserves in accordance with the terms of the Plan;

(v)
commencing, prosecuting, or settling claims and Causes of Action, enforcing contracts, and asserting claims, defenses, offsets and privileges in accordance with the Plan and paying all associated costs;

(vi)	recover and compel turnover of the Debtors’ property;

(vii)	paying Liquidating Trust Expenses;

(viii)	abandoning any property constituting the Estates’ Assets that cannot be sold or otherwise disposed of for value and whose Distribution to holders of Allowed Claims would not be feasible or cost-effective in the Liquidating Trustee’s reasonable judgment;

(ix)	preparing and filing post-Effective Date operating reports;

(x)	filing appropriate tax returns in the exercise of the Liquidating Trustee’s fiduciary obligations;

(xi)	retaining such professionals as are necessary and appropriate in furtherance of Liquidating Trustee’s fiduciary obligations; and

(xii)	taking such actions as are necessary and reasonable to carry out the purposes of the Liquidating Trust, including winding down the Debtors’ business affairs.
(c)    Establishment of a Liquidating Trust
Any and all of the Estates’ Assets shall remain assets of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and on the Effective Date shall be transferred to and vest in the Liquidating Trust. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, only the Liquidating Trust and the Liquidating Trustee shall have the right to pursue or not to pursue, or, subject to the terms of the Plan and the Liquidating Trust Agreement, compromise or settle any Liquidating Trust Assets. From and after the Effective Date, the Liquidating Trust and the Liquidating Trustee may commence, litigate, and settle any Causes of Action or Claims relating to the Liquidating Trust Assets or rights to payment or Claims that belong to the Debtors as of the Effective Date or are instituted by the Liquidating Trust and Liquidating Trustee on or after the Effective Date, except as otherwise expressly provided in the Plan and the Liquidating Trust Agreement. The Liquidating Trust shall be entitled to enforce all defenses and counterclaims to all Claims asserted against the Debtors and their Estates, including setoff, recoupment and any rights under section 502(d) of the Bankruptcy Code.
Other than as set forth in the Plan, no other Person may pursue such Liquidating Trust Assets on or after the Effective Date. The Liquidating Trustee shall be deemed hereby substituted as plaintiff, defendant, or in any other capacity for the Debtors in any Causes of Action pending before the Bankruptcy Court or any other court that relates to a Liquidating Trust Asset without the need for filing any motion for such relief. On the Effective Date, the Debtors and the Liquidating Trustee shall execute the Liquidating Trust Agreement and shall have established the Liquidating Trust pursuant to the Plan. In the event of any conflict between the terms of Article VII of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall control.
(d)    Liquidating Trust Assets
Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date and periodically thereafter if additional Liquidating Trust Assets become available, the Debtors shall be deemed to have automatically transferred to the Liquidating Trust all of their right, title, and interest in and to all of the Liquidating Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, including the Debtors’ attorney-client privilege. All such assets shall automatically vest in the Liquidating Trust free and clear of all Claims, Liens, and other interests, subject only to the Allowed Claims of the Liquidating Trust Beneficiaries as set forth in the Plan and the expenses of the Liquidating Trust as set forth in the Plan and in the Liquidating Trust Agreement. Thereupon, the Debtors shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust.

(e)	Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor-in-Interest
The Liquidating Trust shall be established for the primary purpose of liquidating and distributing the assets transferred to it, in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Accordingly, the Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidating Trust Assets, make timely distributions to the Liquidating Trust Beneficiaries and not unduly prolong its duration. The Liquidating Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in the Plan or in the Liquidating Trust Agreement. The record holders of beneficial interests shall be recorded and set forth in a register maintained by the Liquidating Trustee expressly for such purpose.
The Liquidating Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. For all federal income tax purposes, all parties (including the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets by the Debtors to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, as a transfer of such assets by the Debtors to the holders of Allowed Claims entitled to distributions from the Liquidating Trust Assets, followed by a transfer by such holders to the Liquidating Trust. Thus, the Liquidating Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.
As soon as practicable after the Effective Date, the Liquidating Trustee shall make a good faith determination of the fair market value of the Estates’ Assets as of the Effective Date, provided, however, that the Liquidating Trustee shall not be required to hire an expert to make such a valuation. This valuation shall be used consistently by all parties (including the Debtors, the Liquidating Trustee, and the holders of General Unsecured Claims) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidating Trust Assets.
The right and power of the Liquidating Trustee to invest the Liquidating Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power that a liquidating trust, within the meaning of Section 301.7701-4(d) of the Treasury Regulations, is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings or other IRS pronouncements, and to the investment guidelines of Bankruptcy Code section 345. The Liquidating Trustee may expend the Cash of the Liquidating Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidating Trust during liquidation, (ii) to pay the respective reasonable administrative expenses (including, but not limited to, any taxes imposed on the Liquidating Trust) and (iii) to satisfy other respective liabilities incurred by the Liquidating Trust in accordance with the Plan and the Liquidating Trust Agreement (including, without limitation, the payment of any taxes).

(f)	The Liquidating Trust Oversight Committee
The Creditors’ Committee, after consultation with the Debtors, shall choose a minimum of three (3) individuals to serve as members of the Liquidating Trust Oversight Committee, which shall have the responsibility to review and advise the Liquidating Trustee with respect to the liquidation and distribution of the Estates’ Assets in accordance with the Liquidating Trust Agreement and the Plan. The Debtors or the Creditors’ Committee shall file a notice identifying the members of the Liquidating Trust Oversight Committee no later than five (5) days prior to the Voting Deadline. Vacancies on the Liquidating Trust Oversight Committee shall be filled by a Person designated by the remaining member or members of the Liquidating Trust Oversight Committee from among the holders of General Unsecured Claims, and the Liquidating Trust Oversight Committee shall use reasonable efforts to maintain such composition of the members of the Liquidating Trust Oversight Committee as existed prior to the resignation of such member. The Liquidating Trustee shall have the authority to seek an order from the Bankruptcy Court removing or replacing members of the Liquidating Trust Oversight Committee for cause. Any successor appointed pursuant to this Section shall become fully vested with all of the rights, powers, duties and obligations of his or her predecessor. For the avoidance of doubt, no member of the Liquidating Trust Oversight Committee shall be compensated for serving as a member of the Liquidating Trust Oversight Committee, provided, however, that such members may be reimbursed from the Liquidation Trust for reasonable out of pocket expenses.
Pursuant to the Liquidating Trust Agreement, the Liquidating Trustee will need the consent of at least two (2) members of the Liquating Trustee Oversight Committee, or approval of the Bankruptcy Court, before pursuing any potential Avoidance Actions under 11 U.S.C. § 547.

(g)	Expenses of Liquidating Trustee
The Liquidating Trustee Expenses shall be paid from the Liquidating Trust Assets.

(h)	Insurance; Bond
The Liquidating Trustee shall obtain insurance coverage with respect to the liabilities and obligations of the Liquidating Trustee and the Liquidating Trust Oversight Committee under the Liquidating Trust Agreement (in the form of an errors and omissions policy or otherwise) unless both the Liquidating Trustee and Liquidating Trust Oversight Committee unanimously agree that such insurance shall not be required. Unless otherwise agreed to by the Liquidating Trust Oversight Committee, the Liquidating Trustee shall serve with a bond, the terms of which shall be agreed to by the Liquidating Trust Oversight Committee, and the cost and expense of which shall be paid by the Liquidating Trust.

(i)	Fiduciary Duties of the Liquidating Trustee
Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee shall act in a fiduciary capacity on behalf of the interests of all holders of Claims that will receive Distributions pursuant to the terms of the Plan.

(j)	Termination of the Liquidating Trust
The Liquidating Trust will terminate on the earlier of: (a) final liquidation, administration and distribution of the Liquidating Trust Assets in accordance with the terms of the Liquidating Trust Agreement and the Plan, and its full performance of all other duties and functions as set forth in the Liquidating Trust Agreement or the Plan; and (b) the fifth (5th) anniversary of the Effective Date. Notwithstanding the foregoing, multiple fixed term extensions can be obtained so long as Bankruptcy Court approval is obtained within six (6) months before the expiration of the term of the Liquidating Trust and each extended term. The aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Section 301.7701-4(d) of the Treasury Regulations for federal income tax purposes. After (a) the final Distributions pursuant to the Plan, (b) the filing by or on behalf of the Liquidating Trust of a certification of dissolution with the Bankruptcy Court, and (c) any other action deemed appropriate by the Liquidating Trustee, the Liquidating Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions.

(k)	Liability of Liquidating Trustee; Indemnification
Neither the Liquidating Trustee, the Liquidating Trust Oversight Committee, their respective members, designees or professionals, or any duly designated agent or representative of the Liquidating Trustee or the Liquidating Trust Oversight Committee, nor their respective employees, shall be liable for the act or omission of any other member, designee, agent, or representative of such Liquidating Trustee or Liquidating Trust Oversight Committee, nor shall such Liquidating Trustee, or any member of the Liquidating Trust Oversight Committee, be liable for any act or omission taken or omitted to be taken in its capacity as Liquidating Trustee, or as a member of the Liquidating Trust Oversight Committee, respectively, other than for specific acts or omissions resulting from such Liquidating Trustee’s or such member’s willful misconduct, gross negligence, or fraud. The Liquidating Trustee shall be entitled to enjoy all of the rights, powers, immunities and privileges applicable to a chapter 7 trustee and the Liquidating Trust Oversight Committee shall be entitled to enjoy all of the rights, powers, immunities and privileges of an official committee of unsecured creditors. The Liquidating Trustee, or the Liquidating Trust Oversight Committee, may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons, regardless of whether such advice or opinions are provided in writing. Notwithstanding such authority, neither the Liquidating Trustee nor the Liquidating Trust Oversight Committee shall be under any obligation to consult with its attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability on the Liquidating Trustee or Liquidating Trust Oversight Committee or their respective members and/or designees, unless such determination is based on willful misconduct, gross negligence, or fraud. The Liquidating Trust shall indemnify and hold harmless the Liquidating Trustee, the Liquidating Trust Oversight Committee and their members, designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys’ fees, disbursements, and related expenses) which such parties may incur or to which such parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against such parties arising out of or due to their acts or omissions, or consequences of such acts or omissions, with respect to the implementation or administration of the Liquidating Trust or the Plan or the discharge of their duties under the Liquidating Trust Agreement; provided, however, that no such indemnification will be made to such persons for actions or omissions as a result of willful misconduct, gross negligence, or fraud. Persons dealing with the Liquidating Trustee shall look only to the Liquidating Trust Assets to satisfy any liability incurred by the Liquidating Trustee or the Liquidating Trust Oversight Committee to such person in carrying out the terms of the Liquidating Trust Agreement, and neither the Liquidating Trustee nor the Liquidating Trust Oversight Committee shall have any personal obligation to satisfy any such liability.

(l)	Full and Final Satisfaction Against Liquidating Trust
On and after the Effective Date, the Liquidating Trust shall have no liability on account of any Claims or Equity Interests except as set forth in the Plan and in the Liquidating Trust Agreement. All payments and all Distributions made by the Liquidating Trustee under the Plan shall be in full and final satisfaction, settlement, and release of and in exchange for all Claims or Equity Interests against the Debtors.
4.    Effectuating Documents; Further Transactions
The appropriate officer and/or director of the Debtors or the Liquidating Trustee, as applicable, shall be, and hereby are, authorized to execute, deliver, file, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.
5.    Cancellation of Instruments and Stock
On the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtors, except such instruments that are authorized or issued under the Plan, shall be canceled and extinguished. Additionally, as of the Effective Date, all Equity Interests in all of the Debtors, and any and all warrants, options, rights, or interests with respect to such Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed cancelled and extinguished without any further action of any party; provided, however, that FBI shall issue one (1) share of common stock to the Liquidating Trust, and the Liquidating Trustee shall serve as the sole officer and director of FBI.
The holders of, or parties to, the cancelled notes, membership interests, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.
6.    Disposition of Books and Records
After the Effective Date, the Debtors shall transfer the Debtors’ books and records in the Debtors’ possession to the Liquidating Trust. From and after the Effective Date, the Liquidating Trustee shall continue to preserve and maintain all documents and electronic data transferred to the Liquidating Trust by the Debtors, and the Liquidating Trustee, subject to Section 7.8 of the Plan, shall not destroy or otherwise abandon any such documents and records (in electronic or paper format) absent further order of the Court after a hearing upon notice to parties-in-interest; provided, however, that the Liquidating Trustee may destroy or abandon such books and records upon entry of a Final Order closing the last Chapter 11 Case.
7.    Corporate Existence and Dissolution of Debtors
Immediately after the Effective Date, the Liquidating Trustee shall be authorized to take, in his or her sole and absolute discretion, all actions reasonably necessary to dissolve one or more of the Debtors under applicable laws, including under the laws of the jurisdictions in which they may be organized or registered, and to pay all reasonable costs and expenses in connection with such dissolutions, including the costs of preparing or filing any necessary paperwork or documentation.. Upon the final Distributions, any Debtors that have not been previously dissolved shall be deemed dissolved for all purposes without the necessity for other or further actions to be taken by or on behalf of the Debtors, and the Liquidating Trustee shall be authorized to file any certificate of cancellation or other documents as may be necessary or desirable to terminate the legal existence of FBI.
8.    Closing the Chapter 11 Cases
Upon the Effective Date, the Chapter 11 Cases for the Debtors, except for FBI, shall be deemed closed, and the Liquidating Trustee shall submit separate orders to the Bankruptcy Court under certification of counsel closing each such Chapter 11 Case. After all Causes of Action and Disputed Claims have been resolved, the U.S. Trustee Fees have been paid, all of the Estates’ Assets have been distributed in accordance with the Plan, or at such earlier time as the Liquidating Trustee deems appropriate, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Case for FBI, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules.
H.    Distributions Under the Plan

1.    Distributions on Allowed General Unsecured Claims
All Allowed General Unsecured Claims held by a single creditor against one or more Debtors within a Debtor Group as set forth in Section 7.1(c) of the Plan, shall be aggregated and treated as a single Claim. At the written request of the Liquidating Trustee, any creditor holding multiple Allowed General Unsecured Claims shall provide to the Liquidating Trustee a single address to which any Distributions shall be sent.
2.    Timing of Distributions

(a)	Distributions on Account of Allowed A/P/S Claims
The Liquidating Trustee shall pay any Allowed A/P/S Claim against the Debtors, as soon as practicable after the later of (a) the Effective Date and (b) the date upon which any such Claim becomes an Allowed Claim.

(b)	Interim Distributions on Account of Allowed General Unsecured Claims
Subject to approval of the Liquidating Trust Oversight Committee as set forth in the Liquidating Trust Agreement, (a) the Liquidating Trustee shall make an interim distribution to holders of Allowed General Unsecured Claims at least semi-annually provided that any such distribution is not unduly burdensome to the Liquidating Trust, and (b) shall have the right to make more frequent interim distributions if the Liquidating Trustee determines that such interim distributions are warranted and economical; provided, however, that any such distribution shall only be made if the Liquidating Trustee retains amounts reasonably necessary to meet contingent liabilities, to maintain the value of the Liquidating Trust Assets during liquidation, and to satisfy other liabilities or expenses incurred by the Liquidating Trust in accordance with the Plan or the Liquidating Trust Agreement.
(c)    Final Distributions on Allowed General Unsecured Claims
Notwithstanding anything else in the Plan, upon the settlement and satisfaction of all A/P/S Claims, the completion of the prosecution and/or settlement of all Claims Objections and Causes of Action, and the completion of the sale and/or liquidation of all Assets, the Liquidating Trustee shall distribute, as soon as practicable, all remaining Liquidating Trust Assets to holders of Allowed General Unsecured Claims.
3.    Delivery of Distribution
Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or the Liquidating Trustee have been notified in writing of a change of address, including by the filing of a proof of claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in the Plan shall require the Debtors or the Liquidating Trustee to attempt to locate any holder of an Allowed Claim.
The Liquidating Trustee shall require any holders of Allowed Claims or other distributee to furnish to the Liquidating Trustee in writing an Employer Identification Number or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Liquidating Trustee may condition any Distribution to any holders of Allowed Claims or other distributee upon receipt of such identification number. If the Employer Identification Number or Taxpayer Identification Number are not provided by the required deadline established by the Liquidating Trustee, the Claim of any holders of Allowed Claims or other distributee may be expunged and no Distribution will be made by the Liquidating Trustee to such holders of Allowed Claims or other distributee.
4.    Undeliverable and Unclaimed Distributions

(a)	Holding Undeliverable and Unclaimed Distributions
If the Distribution to any holder of an Allowed Claim is returned as undeliverable or is otherwise unclaimed, no additional Distributions shall be made to such holder unless and until the Liquidating Trustee is notified in writing of such holder’s then-current address. Nothing contained in the Plan shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim.
The Liquidating Trustee shall make all Distributions that have become deliverable as soon as reasonably practicable after such Distribution has become deliverable or has been claimed.

(b)	Failure to Claim Unclaimed/Undeliverable Distributions
Subject to Section 8.7 of the Plan, any holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable or unclaimed Distribution within six (6) months after the Distribution is made shall be deemed to have its Claim expunged and shall have forfeited its right to such undeliverable or unclaimed Distribution and any subsequent Distribution on account of its Allowed Claim and shall be forever barred and enjoined from asserting any such Claim for an undeliverable or unclaimed Distribution or any subsequent Distribution on account of its Allowed Claims against the Debtors, their Estates, their property or the Assets. In such cases, such unclaimed/undeliverable Distributions shall be redistributed and paid to holders of Allowed Claims in accordance with the Plan, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.

(c)	Charitable Donations
On or about the time that a final Distribution is made and upon the Liquidating Trustee determining that there are insufficient funds remaining to warrant a further Distribution to holders of Claims under the Plan, the Liquidating Trustee, with the approval of the Liquidating Trust Oversight Committee, may donate any undistributed funds to one or more charities selected by the Liquidating Trustee, provided that any charity selected shall not be affiliated with or connected to the Debtors or the Liquidating Trustee.
5.    Transfer of Claims
The Claims Register shall remain open after the Effective Date and the Liquidating Trustee shall recognize any transfer of Claims in accordance with Bankruptcy Rules 3001(e) at any time thereafter, provided that for purposes of each Distribution, the Liquidating Trustee will not recognize any transfer during the period commencing thirty (30) calendar days prior to making any Distribution. Except as otherwise provided in the Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under the Plan and any such transferred Claim shall be subject to classification and treatment under the Plan as if such Claim was held by the transferor who held such Claim on the Petition Date.
6.    Manner of Payment
At the option of the Liquidating Trustee, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.
7.    Time Bar to Cash Payments by Check
Checks issued by, or on behalf of, the Debtors or the Liquidating Trust on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made in writing directly to the Liquidating Trustee by the holder of the Allowed Claim with respect to which such check originally was issued on or before the later of (a) the first anniversary of the Effective Date, (b) the first anniversary of the date on which the Claim at issue became an Allowed Claim, and (c) six (6) months after the date the check was issued. After such dates, all Claims in respect of void checks shall be expunged, extinguished, discharged, and forever barred, and the proceeds of such checks shall revest in the Liquidating Trust.
8.    No Fractional Cents
Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down) with half cents or more being rounded up and fractions less than half of a cent being rounded down.
9.    Setoffs and Recoupment
The Liquidating Trustee may, but shall not be required to, set off against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant; provided, however, neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Liquidating Trust of any such claim they may have against such claimant.
10.    Allocation of Plan Distributions Between Principal and Interest
To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

11.    Distributions After Effective Date
Distributions made after the Effective Date shall be deemed to have been made on the Effective Date.
12.    Interest on Claims
Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims, and no holders of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. In addition, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition through the date such Claim becomes an Allowed Claim. Except as expressly provided in the Plan, no Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.
13.    No Distribution in Excess of Allowed Amount of Claim
Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed amount of such Claim.
14.    Payment of Taxes on Distributions Received Pursuant to the Plan
All Persons that receive Distributions under the Plan shall be responsible for reporting and paying, as applicable, all appropriate federal, state and local taxes on account of such Distributions.
15.    Reserves
On the Effective Date, and after making all Distributions required to be made on the Effective Date under the Plan, the Liquidating Trustee shall establish and maintain a separate reserve (each, a “Reserve”) for the estimated amount of the Liquidating Trust Expenses, as well as each Class of Claims and Unclassified Claims, which Reserve shall be administered by the Liquidating Trustee. To the extent that Reserves are established and maintained for the benefit of any holder of a Disputed Claim, such Reserves shall include an amount of Cash equal to the Distributions that would have been made to the holder of such Disputed Claim if it were an

Allowed Claim in an amount equal to the lesser of (a) the amount of the Disputed Claim, (b) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim ultimately may become an Allowed Claim, or (c) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee.
16.    Withholdings
The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement.
17.    De Minimis DistributionsAll De Minimis
Distributions will be held by the Liquidating Trustee for the benefit of the Holders of Allowed Claims entitled to such De Minimis Distributions. When the aggregate amount of De Minimis Distributions held by the Liquidating Trustee for the benefit of a holder of a Claim exceeds $50.00, the Liquidating Trustee will distribute such De Minimis Distributions to such holder. If, at the time that the final Distribution under the Plan is to be made, the De Minimis Distributions held by the Liquidating Trustee for the benefit of a holder of a Claim total less than $50.00, such funds shall not be distributed to such holder, but rather, such Claims shall be deemed expunged and such Distribution shall vest in the Liquidating Trust and be distributed to other holders of Allowed Claims in accordance with the terms of the Plan.
I.    Procedures for Resolving Contingent, Unliquidated, and Disputed Claims
1.    Claims Administration Responsibilities
Except as otherwise specifically provided in the Plan and the Liquidating Trust Agreement, after the Effective Date, the Liquidating Trustee shall have the sole authority (a) to file, withdraw, or litigate to judgment objections to Claims or Equity Interests, (b) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, (c) to amend the Schedules in accordance with the Bankruptcy Code, and (d) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.
2.    Claims Objections
Unless a Claim is expressly described as an Allowed Claim pursuant to or under the Plan, or otherwise becomes an Allowed Claim prior to the Effective Date, upon the Effective Date, the Liquidating Trustee shall be deemed to have a reservation of any and all objections of the Estates to any and all Claims and motions or requests for the payment of Claims, whether administrative expense, priority, secured or unsecured, including any and all objections to the validity or amount of any and all alleged Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, Secured Claims, General Unsecured Claims, Subordinated Securities Claims, Equity

Interests, Liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. The Debtors’ or the Liquidating Trustee’s failure to object to any Claim in the Chapter 11 Cases shall be without prejudice to the Liquidating Trustee’s rights to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the Holder of such Claim.
Unless otherwise provided in the Plan or by order of the Bankruptcy Court, any objections to Claims (including Administrative Expense Claims but excluding Professional Fee Claims) by the Liquidating Trustee shall be filed and served not later than 180 days after the later of (i) the Effective Date or (ii) the date such Claim is filed (the “Claims Objection Deadline”), provided that the Liquidating Trustee may request (and the Bankruptcy Court may grant) an extension of such deadline by filing a motion with the Bankruptcy Court, based upon a reasonable exercise of the Liquidating Trustee’s business judgment; provided further that with respect to Claims that, as of the Claims Objection Deadline, are subject to a pending objection (an “Initial Objection”) wherein the objection to such Claim is ultimately denied, the Claims Objection Deadline shall be extended to the later of sixty (60) calendar days from the date on which (a) the Bankruptcy Court enters an order denying such Initial Objection or (b) any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection. A motion seeking to extend the deadline to object to any Claim shall not be deemed an amendment to the Plan.
3.    Estimation of Claims
The Liquidating Trustee may (but is not required to) at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidating Trustee, as applicable, previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Liquidating Trustee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

4.    Adjustment to Claims Without Objection
Any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Claims Agent at the direction of the Liquidating Trustee without the Liquidating Trustee having to file an application, motion, complaint, Objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.
5.    No Distributions Pending Allowance
Notwithstanding any other provision hereof, if any portion of a Claim is Disputed, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed.
6.    Distributions After Allowance
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.
7.    Disallowance of Certain Claims
Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by such Person have been turned over or paid to the Liquidating Trust.
8.    Offer of Judgment
The Liquidating Trustee is authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the holder of a Claim must pay the costs incurred by the Liquidating Trustee after the making of such offer, the Liquidating Trustee is entitled to set off such amounts against the amount of any Distribution to be paid to such holder without any further notice to or action, order, or approval of the Bankruptcy Court.
9.    Amendments to Claims
On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Liquidating Trustee and any such new or amended Claim filed without prior authorization shall be deemed disallowed in full and expunged without any further action.
10.    Claims Paid and Payable by Third Parties
A Claim shall be Disallowed without an Objection thereto having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors, the Liquidating Trust, or the Liquidating Trustee. No Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged from the Claims Register without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
J.    Executory Contracts and Unexpired Leases

1.    Executory Contracts and Unexpired Leases Deemed Rejected
On the Effective Date, all of the Debtors’ executory contracts and unexpired leases will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent (a) the Debtors previously have assumed, assumed and assigned, or rejected such executory contract or unexpired lease, (b) prior to the Effective Date, the Debtors have filed a motion to assume, assume and assign, or reject an executory contract or unexpired lease on which the Bankruptcy Court has not ruled, (c) an executory contract and unexpired lease is identified in the Plan Supplement as an executory contract or unexpired lease to be assumed or assumed and assigned pursuant to the Plan, or (d) executory contracts and unexpired leases under which the counterparty has consented to the extension of the time by which the Debtors must assume or reject to a date beyond the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all rejections of executory contracts and unexpired leases pursuant to Section 10.1 of the Plan and sections 365(a) and 1123 of the Bankruptcy Code.

2.    Bar Date For Rejection Damages
If the rejection by the Debtors of an executory contract or an unexpired lease pursuant to Section 10.1 of the Plan results in damages to the other party or parties to such executory contract or unexpired lease, a Claim for such damages arising from such rejection shall not be enforceable against the Debtors or their Estates or agents, successors, or assigns, unless a proof of Claim is filed with the Claims Agent so as to actually be received on or before the Rejection Bar Date.
Any Person that is required to file a proof of Claim arising from the rejection of an executory contract or unexpired lease under the Plan and that fails to timely do so shall be forever barred, estopped, and enjoined from asserting such Claim, and such Claim shall not be enforceable against the Liquidating Trust, the Liquidating Trustee, the Debtors, the Estates, and their respective properties, and the Liquidating Trust, the Liquidating Trustee, Debtors, the Estates, and their respective properties shall be forever discharged from any and all Liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided in the Plan. All such Claims shall, as of the Effective Date, be subject to the permanent injunction pursuant to Section 13.5 of the Plan and the Confirmation Order.
K.    Conditions Precedent to the Effective Date
1.    Conditions Precedent to the Effective Date
The Effective Date shall not occur, and the Plan shall not become effective with respect to the Debtors, unless and until the following conditions are satisfied in full or waived in accordance with Section 11.2 of the Plan:

(a)	the Bankruptcy Court shall have entered the Confirmation Order which shall have become a Final Order;

(b)	the Bankruptcy Court shall have entered an order approving the PBGC Settlement in all material respects which shall have become a Final Order;

(c)	the Debtors and the Liquidating Trustee shall have executed the Liquidating Trust Agreement;

(d)	all actions and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable; and

(e)
all authorizations, consents, and regulatory approvals, rulings, letters, no-action letters, opinions, or documents, if any, that are necessary to implement the Plan or that are required by the applicable Debtor entity or applicable law, regulation, or order, in connection with the Consummation of the Plan shall have been obtained and not revoked.

2.    Waiver of Conditions Precedent to the Effective Date
Each of the conditions precedent in Section 11.1 of the Plan may be waived, in whole or in part, by the Debtors, after consultation with the Creditors’ Committee, without leave or order of the Bankruptcy Court and without any formal action on the part of the Bankruptcy Court. The Debtors and the Liquidating Trustee reserve the right to assert that any appeal from the Confirmation Order shall be moot after the Effective Date of the Plan.
3.    Satisfaction of Conditions
Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in Section 11.1 of the Plan shall not have occurred or otherwise been waived pursuant to Section 11.2 of the Plan, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (c) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.
L.    Effect of Confirmation
1.    Compromise and Settlement of Claims, Equity Interests, and Controversies
Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest or any Distribution to be made on account of such Allowed Claim or Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Equity Interests, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trustee may compromise and settle Claims against them and Causes of Action against other Entities.
2.    Binding Effect
Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan, the Plan Supplement, and the Confirmation Order shall bind (a) any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns (whether or not the Claim or Equity Interests are Impaired under the Plan, whether or not such holder has vote to accept the Plan, and whether or not such holder is entitled to a Distribution under the Plan), (b) all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, (c) each Person acquiring property under the Plan or the Confirmation Order, and (d) any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan.
3.    Reservation of Causes of Action/Reservation of Rights
Except with respect to the exculpation in Section 13.1 of the Plan and the releases in Section 13.2 of the Plan, nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any Causes of Action that the Debtors or the Liquidating Trust, as applicable, may have or may choose to assert against any Person.

M.    Exculpation, Release, Injunction, and Related Provisions
1.    Exculpation
None of the Debtors, the Debtors-in-Possession, the Liquidating Trust, the Liquidating Trustee, and the current or former directors, officers, employees, Affiliates, agents, accountants, financial advisors, investment bankers, restructuring advisors, attorneys, representatives, and other professionals of or to the Debtors and the Debtors-in-Possession who served or were employed in such capacities after the Petition Date, and each of their respective agents and representatives, the Released Parties, members of the Creditors’ Committee and the professionals retained by the Creditors’ Committee shall have or incur any Liability for any Claim, Cause of Action, or other assertion of Liability for any act taken or omitted to be taken in connection with or arising out of the Chapter 11 Cases, the sale of the Debtors’ assets, the formulation, dissemination, implementation, approval, confirmation, consummation, or administration of the Plan, property to be distributed under the Plan, or any other act or omission in connection with or arising out of the Chapter 11 Cases, the Plan, the Disclosure Statement, or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the Liability of any Person resulting from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, fraud, or gross negligence. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, discharges, and any other applicable law or rules protecting such Persons from liability.

2.	Releases by Debtors, the Estates, the Liquidating Trust, and the Liquidating Trustee
Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the services of the Released Parties, (a) the Debtors, (b) their respective Estates, (c) the Liquidating Trust, and (d) the Liquidating Trustee shall release, waive, and discharge unconditionally and forever each of the Released Parties from any and all Claims, Causes of Action, and Liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence: (i) taking place before the Petition Date in connection with the Debtors; and (ii) in connection with or arising out of the Debtors’ Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided, that the foregoing shall not operate as a waiver of or release from any Causes of Action resulting from the willful misconduct, fraud, or gross negligence of any Released Party.

3.	Claims under Title I of ERISA
Notwithstanding anything to the contrary in the Plan, any claim arising under Title I of ERISA for breach of fiduciary duty or relating to a prohibited transaction with respect to the Pension Plan shall not be discharged, released, or enjoined.

4.	Avoidance Actions/Objections
Except with respect to the exculpation in Section 13.1 of the Plan and the releases in Section 13.2 of the Plan, in the Confirmation Order, or by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Liquidating Trustee shall have the right to prosecute any and all avoidance or equitable subordination actions, recovery Causes of Action, and Objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or a Debtor-in-Possession.
5.    Injunction
Except as otherwise provided in the Plan, all Persons that have held, hold, or may hold Claims against or Equity Interests in the Debtors or their Estates that arose prior to the Effective Date are permanently enjoined, solely with respect to any such Claims or Equity Interests, from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (b) enforcing, attaching, collecting, or recovering, by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (c) creating, perfecting, or enforcing, in any manner, directly or indirectly, any Lien or encumbrance against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (d) except to the extent permitted by sections 362(b), 553, 559, 560, or 561 of the Bankruptcy Code, asserting any right of setoff, subrogation, or recoupment against the Debtors, their Estates, the Liquidating Trust, or the Liquidating Trustee; (e) pursuing any Claim or Cause of Action released pursuant to the Plan; or (f) taking any actions which interfere with the implementation or consummation of the Plan.
The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties, or Estates. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be fully released and discharged.
6.    Terms of Stays and Injunctions
The automatic stay arising under section 362(a) of the Bankruptcy Code and the injunctions set forth in Section 13.5 of the Plan shall permanently remain in full force and effect.
N.    Retention of Jurisdiction
The Bankruptcy Court shall have exclusive jurisdiction of all matters in connection with, arising out of or related to the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including to:

(a)	hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom;

(b)	determine any and all adversary proceedings, applications and contested matters;

(c)	hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

(d)	hear and determine any Claim Objections (including requests for estimation) in respect of Disputed Claims, in whole or in part;

(e)	enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(f)	issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(g)	consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order;

(h)
hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, the Liquidating Trust Agreement, any transactions or payments contemplated hereby or thereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;

(i)
hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any request by the Debtors), prior to the Effective Date or request by the Liquidating Trustee after the Effective Date for an expedited determination of tax issues under section 505(b) of the Bankruptcy Code;

(j)	hear and determine all disputes involving the existence, scope, and nature of the discharges granted under the Plan, the Confirmation Order or the Bankruptcy Code;

(k)
issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(l)	determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)	hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(n)	recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(o)
enforce the terms of the Liquidating Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, the Liquidating Trust Agreement, any breach or default under the Liquidating Trust Agreement, or the transactions contemplated by the Liquidating Trust Agreement;

(p)	enforce the releases granted and injunctions issued pursuant to the Plan and the Confirmation Order;

(q)	enter a final decree closing the Chapter 11 Cases; and

(r)	hear any other matter not inconsistent with the Bankruptcy Code.
O.    Miscellaneous Provisions
Article XV of the Plan provides for certain additional provisions including effectuating documents and further transactions, dissolution of the Creditors’ Committee, withholding and reporting requirements, corporate action, modification of the Plan, revocation or withdrawal of the Plan, the Plan Supplement, payment of statutory fees, exemption from transfer taxes and expedited tax determination.
VIII.    CERTAIN FACTORS TO BE CONSIDERED
HOLDERS OF CLAIMS IN THE VOTING CLASSES SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR REFERRED TO HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.
A.    General Considerations
The formulation of a chapter 11 plan is the principal purpose of a chapter 11 case. The Plan sets forth the means for satisfying the various Claims against the Debtors.
B.    Certain Bankruptcy Considerations

1.    Parties-in-Interest May Object to the Debtors’ Classification of Claims
Section 1122 of the Bankruptcy Code provides that a plan may place a Claim in a particular class only if such Claim is substantially similar to the other Claims in such class. The Debtors believe that the classification of Claims under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created sixteen Classes of Claims, each encompassing Claims that are substantially similar to the other Claims in each such class. Nevertheless, there can be no assurance the Bankruptcy Court will reach the same conclusion.
2.    Failure to Satisfy Vote Requirement
If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the holders of Allowed Claims as those proposed in the Plan.
3.    Risk of Non-Confirmation of Plan; Feasibility
Even if all Impaired Classes of Claims accept or are deemed to have accepted the Plan, or, with respect to a Class that rejects or is deemed to reject the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does not meet the requirements for confirmation under section 1129(a) and (b) of the Bankruptcy Code. See Section X.C (“Confirmation of the Plan—Requirements for Confirmation of the Plan”). Section 1129(a) of the Bankruptcy Code requires, among other things, a demonstration that the confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of the Debtors and that the value of distributions to creditors who vote to reject the Plan not be less than the value of distributions such creditors would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. See Section X.C.1 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(a) of Bankruptcy Code”). Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.
4.    Non-Consensual Confirmation
If any Impaired Class of Claims rejects the Plan by the requisite statutory voting thresholds provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors may (i) seek confirmation of the Plan from the Bankruptcy Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Section 15.5 thereof. In order to confirm the Plan under section 1129(b), the Bankruptcy Court must determine that, in addition to satisfying all other requirements for confirmation, the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired Class that has not accepted the Plan. See Section X.C.4

(“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(b) of Bankruptcy Code”).
If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including the cramdown requirements under section 1129(b) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in such manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code. Such amendments may include, but are not limited to, the alteration or elimination of Distributions to various Classes.
5.    The Debtors or the Liquidating Trustee May Object to the Amount of a Claim
Except as otherwise provided in the Plan, the Debtors and the Liquidating Trustee reserve the right to object to the amount of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim where such Claim is subject to an objection. Any holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.
6.    Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan
The distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.
7.    Risk of Chapter 7 Liquidation
If the Plan is not confirmed and consummated, there can be no assurance that the Debtors’ Chapter 11 Cases will continue rather than be converted to a liquidation under chapter 7 of the Bankruptcy Code, or that any alternative plan would be on terms as favorable to holders of Claims as the terms of the Plan. If a liquidation under chapter 7 of the Bankruptcy Code were to occur, the distributions to holders of Allowed Claims under the Plan would be drastically reduced. The Debtors believe that, in a liquidation under chapter 7, before holders of Allowed Claims received any distributions, additional administrative expenses of a chapter 7 trustee and such trustee’s attorneys, accountants, and other professionals would cause a substantial diminution in the value of their Estates.
The Debtors believe that liquidation under chapter 7 of the Bankruptcy Code of the Debtors’ remaining assets would result in substantial diminution in the value to be realized by holders of Claims as compared to distributions contemplated under the Plan. This is so because a chapter 7 liquidation would require the appointment of a trustee, which would require substantial additional expenses and would delay the orderly liquidation of the estates’ assets, thereby lowering recoveries to holders of Claims. Consequently, the Debtors believe that confirmation of the Plan will provide a substantially greater return to holders of Claims than would liquidation under chapter 7 of the Bankruptcy Code.
C.    Claims Could Be More Than Projected, Assets Could Be Less Than Projected
The Allowed amount of Claims in each Class could be greater than projected, which in turn, could cause the amount of distributions to creditors to be reduced substantially. Likewise, the amount of cash realized for the liquidation of the Debtors’ assets could be less than projected, which could cause the amount of distributions to creditors to be reduced substantially.
D.    Inherent Uncertainty of the Financial Projections
The Projections forecast recoveries from liquidation of the Debtors’ assets, including various Causes of Action that belong to the Debtors’ Estates and that are still being evaluated. Accordingly, the Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the Plan in accordance with its terms and general business and economic conditions, many of which will be beyond the control of the Liquidating Trustee, and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is approved by the Bankruptcy Court may affect the value realized from the liquidation of the Debtors’ assets. These variations may be material and may affect the recoveries of holders of Claims entitled to Distributions under the Plan. Because the actual results achieved may vary from the projected results, the Projections should not be relied upon as a guarantee, representation or other assurance of the actual results that will occur.
E.    Disclosure Statement Disclaimer
1.    Information Contained Herein is for Soliciting Votes
The information contained in this Disclosure Statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes.
2.    Disclosure Statement Was Not Approved by the Securities and Exchange Commission or any State Regulatory Authority
Although a copy of this Disclosure Statement was served on the Securities and Exchange Commission, and the Securities and Exchange Commission was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement was not filed with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.
3.    Disclosure Statement May Contain Forward Looking Statements
This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates, or recovery projections may or may not turn out to be accurate.
4.    No Legal or Tax Advice is Provided to You by this Disclosure Statement
This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each holder of a Claim should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.
5.    No Admissions Made
The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, holders of Allowed Claims, or any other parties in interest.
6.    Failure to Identify Litigation Claims or Projected Objections
No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement. The Debtors and the Liquidating Trustee may seek to investigate Claims and file and prosecute objections to Claims.
7.    No Waiver of Right to Object or Right to Recover Transfers and Assets
The vote by a holder of a Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors or the Liquidating Trustee to object to that holder’s Claim, or to bring causes of action to recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or causes of action of the Debtors or their Estates are specifically or generally identified herein.

8.    Information Was Provided by the Debtors and Was Relied upon by the Debtors’ Advisors
Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.
9.    Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update
The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.
10.    No Representations Outside the Disclosure Statement are Authorized
No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement. You should promptly report unauthorized representations or inducements to the counsel to the Debtors, the counsel to the Creditors’ Committee, and/or the United States Trustee for the District of Delaware.
F.    Certain Tax Considerations
A summary of certain U.S. federal income tax considerations relevant to the Plan is provided below in Section XII (“Certain Federal Income Tax Considerations”).
IX.    VOTING REQUIREMENTS
On [_________], 2014, the Bankruptcy Court entered the Disclosure Statement Order that, among other things, approved this Disclosure Statement, set voting procedures and scheduled the Confirmation Hearing. A copy of the Disclosure Statement Order and the Notice of Confirmation Hearing are enclosed with this Disclosure Statement as part of the Solicitation Package. The Disclosure Statement Approval Order sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Disclosure Statement

Order, the Notice of Confirmation Hearing, and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.
If you have any questions about the procedure for voting your Claim or the packet of materials you received, please contact Epiq Bankruptcy Solutions, LLC, at (877) 797-6087 (or outside of the U.S. at (503) 597-7678).
If you wish to obtain an additional copy of the Plan, this Disclosure Statement or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact Epiq Bankruptcy Solutions, LLC by regular mail at 757 Third Avenue, 3rd Floor, New York, New York 10017 or by telephone at (877) 797-6087 (or outside of the U.S. at (503) 597-7678).
The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code and that the disclosures of the Debtors concerning the Plan have been adequate and have included information concerning all Distributions made or promised by the Debtors in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law.
In particular, in order to confirm the Plan, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that the Plan: (i) has been accepted by the requisite votes of all Impaired Classes unless approval will be sought under section 1129(b) of the Bankruptcy Code in respect of one or more dissenting Classes, which may be the case under the Plan; (ii) is “feasible,” which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization; and (iii) is in the “best interests” of all holders of Claims or Equity Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan satisfies all of these conditions.
A.    Voting Deadline
This Disclosure Statement and the appropriate Ballot(s) are being distributed to all holders of Claims who are entitled to vote on the Plan. There is a separate Ballot designated for each Voting Class in order to facilitate vote tabulation; however, all Ballots are substantially similar in form and substance (except that, as noted below, the Ballots sent to holders of Unsecured Claims will permit them to elect certain treatment of their Claims), and the term “Ballot” is used without intended reference to the Ballot of any specific Class of Claims.
IN ACCORDANCE WITH THE DISCLOSURE STATEMENT ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON [_____________], 2014 (THE “VOTING DEADLINE”). ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN.

B.    Holders of Claims Entitled to Vote
Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (1) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan (a) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), (b) reinstates the maturity of such claim or interest as it existed before the default, (c) compensates the holder of such claim or interest for any damages resulting from such holder’s reasonable reliance on such legal right to an accelerated payment, and (d) does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest.
In general, a holder of a claim or equity interest may vote to accept or reject a plan if (1) the claim or interest is “allowed,” which means generally that it is not disputed, contingent, or unliquidated and (2) the claim or interest is impaired by a plan. If the holder of an Impaired Claim or Equity Interest will not receive any distribution under the Plan in respect of such Claim or Equity Interest, the Bankruptcy Code deems such holder to have rejected the Plan and provides that the holder of such Claim or Equity Interest is not entitled to vote. If the Claim or Equity Interest is not Impaired, the Bankruptcy Code conclusively presumes that the holder of such Claim or Equity Interest has accepted the Plan and provides that the holder is not entitled to vote.
In general, and subject to the voting requirements set forth in the Disclosure Statement Order, the holder of a Claim against the Debtors that is “impaired” under the Plan is entitled to vote to accept or reject the Plan if (1) the Plan provides a distribution in respect of such Claim and (2) (a) the Claim has been scheduled by the Debtors (and such Claim is not scheduled as disputed, contingent, or unliquidated) or (b) the holder timely filed a proof of Claim pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018. A Claim to which an objection has been filed is not entitled to vote unless and until the Bankruptcy Court rules on the objection and allows the Claim. Consequently, although holders of Claims subject to a pending objection may receive Ballots, their votes will not be counted unless the Bankruptcy Court (a) prior to the Voting Deadline, rules on the objection and allows the Claim or (b) on proper request under Bankruptcy Rule 3018(a), temporarily allows the Claim in an amount which the Court deems proper for the purpose of voting on the Plan. If the Debtors have served an objection or request for estimation as to a claim at least fourteen (14) calendar days before the Voting Deadline, such claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except as ordered by the Court before the Voting Deadline.
Pursuant to the Bar Date Order, holders of Equity Interests (which interests are based exclusively on the ownership of common or preferred stock in the Debtors, or warrants, options, or rights to purchase, sell, or subscribe to a security interest in the Debtors) were excused from filing proofs of interest on or before the General Bar Date (as defined in the Bar Date Order); provided, however, that holders of Equity Interests who wished to assert a Claim against the Debtors that arises out of or relates to the ownership or purchase of an Equity Interest, including

Claims arising out of or relating to the sale, issuance or distribution of the Equity Interest, were required to file a proof of Claim on or before the Bar Date, unless another exception set forth in the Bar Date Order applied.
A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Disclosure Statement Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.
Each of Classes 4A, 4B, 4C, 4D, 4E, 4F, 5A, 5B, 5C, 5D, 5E, and 5F is Impaired under the Plan and the holders of Allowed Claims in such Classes are entitled to vote on the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 6 and 7 is conclusively deemed to have rejected the Plan and are not entitled to vote. Each of Classes 1, 2, and 3 is Unimpaired under the Plan and holders of Claims in each such Class are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.
C.    Vote Required for Acceptance of Class
As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Equity Interests vote to accept the Plan, except under certain circumstances. See Section IX.B (“Voting Requirements—Holders of Claims Entitled to Vote”). Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but, for that purpose, counts only those who actually vote to accept or reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in dollar amount and a majority in number actually voting cast their Ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan.
D.    Voting Procedures
1.    Ballots
All votes to accept or reject the Plan with respect to any Class of Claims must be cast by properly submitting the duly completed and executed form of Ballot designated for such Class. Holders of Impaired Claims voting on the Plan should complete and sign the Ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled “Accept the Plan” or “Reject the Plan.”
ANY BALLOT RECEIVED THAT (I) IS NOT SIGNED, (II) IS ILLEGIBLE, OR (III) CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE CLAIMANT, SHALL BE AN INVALID BALLOT AND SHALL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN.
ANY BALLOT THAT IS OTHERWISE PROPERLY COMPLETED, EXECUTED, AND TIMELY RETURNED TO THE VOTING AGENT BUT DOES NOT INDICATE AN

ACCEPTANCE OR REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN, SHALL BE DEEMED A VOTE TO ACCEPT THE PLAN.
Ballots must be delivered to the Voting Agent, at:
If by regular mail:
FBI Wind Down, Inc. Ballot Processing
c/o Epiq Bankruptcy Solutions, LLC
FDR Station, P.O. Box 5014
New York, New York 10150-5014

If by messenger or overnight delivery:
FBI Wind Down, Inc. Ballot Processing
c/o Epiq Bankruptcy Solutions, LLC
757 Third Avenue, 3rd Floor
New York, New York 10017

so as to be received by the Voting Deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE HOLDER. If such delivery is by mail, it is recommended that holders use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.
In accordance with Rule 3018(c) of the Bankruptcy Rules, the Ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these cases. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT.
In most cases, each Ballot enclosed with this Disclosure Statement has been encoded with the amount of the Claim for voting purposes (if the Claim is a Disputed Claim, this amount may not be the amount ultimately Allowed for purposes of Distribution), and the Class to which the Claim has been attributed.
2.    Withdrawal or Change of Votes on Plan
A Ballot may be withdrawn by delivering a written notice of withdrawal to the Voting Agent, so that the Voting Agent receives such notice prior to the Voting Deadline. Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court.
In order to be valid, a notice of withdrawal must (i) specify the name of the holder who submitted the votes on the Plan to be withdrawn, (ii) contain the description of the Claims to which it relates, and (iii) be signed by the holder in the same manner as on the Ballot. The Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of votes on the Plan.

Any holder who has submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may change such vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received with respect to the same Claim, the Ballot that bears the latest date will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received.
3.    Voting Multiple Claims
Separate forms of Ballots are provided for voting the various Classes of Claims. Ballot forms may be copied if necessary. Any person who holds Claims in more than one Class is required to vote separately with respect to each Claim. Any person holding multiple Claims within a Class should use a single Ballot to vote such Claims. Please sign and return your Ballot(s) in accordance with the instructions set forth in this Section D and the Ballot(s).
X.    CONFIRMATION OF THE PLAN
A.    Confirmation Hearing
The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing with respect to the Plan. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code described below are met.
The Confirmation Hearing has been scheduled to commence on [______], 2014 at [_______] (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Fifth Floor, Courtroom #6, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.
B.    Deadline to Object to Confirmation
Any objection to the confirmation of the Plan must be made in writing, specify in detail (i) the name and address of the objector, (ii) all grounds for the objection, and (iii) the amount of the Claim or number and class of shares of stock of the Debtors held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to Judge Sontchi’s chambers, and served so that it is received by the Bankruptcy Court, chambers, and the following parties on or before [_______] at 4:00 p.m. (prevailing Eastern Time): (a) counsel for the Debtors, (i) Paul Hastings LLP, 75 East 55th Street, New York, NY 10022, Attn: Luc A. Despins, Esq., Leslie A. Plaskon, James T. Grogan, Esq. and (ii) Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 N. King Street, Wilmington, Delaware, 19801, Attn: M. Blake Cleary Esq.; (b) counsel for the Creditors’ Committee, (i) Hahn & Hessen LLP, 488 Madison Avenue, 14th and 15th Floor, New York, New York, 10022, Attn: Mark S. Indelicato, Esq., Mark T. Power, Esq., and Janine M. Figueiredo, Esq., and (ii) Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania

19103, Attn: Michael B. Schaeadle, Esq., and 1201 Market Street, Suite 800, Wilmington, Delaware 190801, Attn: Victoria A. Guilfoyle, Esq., and Alan M. Root, Esq.; and (c) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware, 19801, Attn: Jane Leamy, Esq.
C.    Requirements for Confirmation of the Plan
Among the requirements for confirmation of the Plan are that the Plan (i) is accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (ii) is feasible and (iii) is in the “best interests” of creditors and stockholders that are Impaired under the Plan.
1.    Requirements of Section 1129(a) of Bankruptcy Code

(a)	General Requirements
At the Confirmation Hearing, the Bankruptcy Court will determine whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied:

(1)	The Plan complies with the applicable provisions of the Bankruptcy Code.

(2)	The Debtors have complied with the applicable provisions of the Bankruptcy Code.

(3)	The Plan has been proposed in good faith and not by any means proscribed by law.

(4)
Any payment made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

(5)
The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors, an affiliate of the Debtors participating in a Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors and the nature of any compensation for such insider.

(6)
Any governmental regulatory commission with jurisdictions, after confirmation of the Plan, over the rates of the debtor has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval.

(7)
With respect to each Class of Claims or Equity Interests, each holder of an Impaired Claim or Impaired Equity Interest either has accepted the Plan or will receive or retain under the Plan on account of such holder’s Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. See Section X.C.1(b) (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(a) of Bankruptcy Code—Best Interests Test”).

(8)
Except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (discussed below), each Class of Claims or Equity Interests has either accepted the Plan or is not Impaired under the Plan.

(9)
Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expense Claims and Priority Non-Tax Claims will be paid in full on the Effective Date and that Priority Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding five years after the Petition Date, of a value, as of the Effective Date, equal to the Allowed amount of such Claims.

(10)	At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class.

(11)
Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See Section X.C.3 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Feasibility”).

(b)	Best Interests Test

As described above, the Bankruptcy Code requires that each holder of an Impaired Claim or Equity Interest either (i) accepts the Plan or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.
The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors assets and properties in the context of a chapter 7 liquidation case. The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors assets and the Cash held by the Debtors at the time of the commencement of the chapter 7 case. The next step is to reduce that total by the amount of any Claims secured by such assets, the costs and expenses of the liquidation and such additional Administrative Expense Claims and Other Priority Claims that may result from the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code (see discussion below). Finally, taking into account the time necessary to accomplish the liquidation, the present value of such allocations may be compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date.
The Debtors’ costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 Cases and allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals. These costs, expenses, fees and any other Claims that may arise in a liquidation case under chapter 7 would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay chapter 11 priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full, with interest.
After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, and (iii) potential increases in claims which would be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.
Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to each Class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation were necessary to resolve Claims asserted in the chapter 7 case, the delay could be further prolonged and Administrative Expense Claims further increased.
2.    Acceptance by Impaired Classes
Each of Classes 4A, 4B, 4C, 4D, 4E, 4F, 5A, 5B, 5C, 5D, 5E, and 5F is Impaired under the Plan and the holders of Allowed Claims in such Classes are entitled to vote on the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 6 and 7 is conclusively deemed to have rejected the Plan; and the Debtors intend to seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to these Classes. See Section X.C.4 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(b) of Bankruptcy Code”). In addition, the Debtors reserve the right to seek nonconsensual confirmation of the Plan (without further notice) with respect to any Class of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.
3.    Feasibility
The Debtors believe that they will be able to perform their obligations under the Plan. In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors, unless such liquidation is proposed in the Plan.
To determine whether the Plan meets this feasibility requirement, the Debtors have analyzed the ability of any Liquidating Trustee to be appointed pursuant to the Plan to meet its obligations under the Plan. The Debtors believe that there are sufficient assets available to satisfy distributions required to be made under the Plan and, accordingly, the Plan meets the feasibility requirements of the Bankruptcy Code.
4.    Requirements of Section 1129(b) of Bankruptcy Code
The Bankruptcy Court may confirm the Plan over the rejection or deemed rejection of the Plan by a class of claims or equity interests if the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such class.

•
No Unfair Discrimination. This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under a chapter 11 plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”

•
Fair and Equitable Test. This test applies to classes of different priority (e.g., unsecured versus secured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class:

◦
Secured Claims. Each holder of an impaired secured claim either (i) retains its Liens on the property (or if sold, on the proceeds thereof) to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such claim or (ii) receives the “indubitable equivalent” of its allowed secured claim.

◦
Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed unsecured claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

◦
Equity Interests. Either (i) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock or (ii) the holders of interests that are junior to the equity interests of the dissenting class will not receive or retain any property under the plan.

The Debtors believe the Plan will satisfy both the “no unfair discrimination” requirement and the “fair and equitable” requirement, notwithstanding that each of Classes 6 and 7 are deemed to reject the Plan, because as to such Classes, there is no Class of equal priority receiving more favorable treatment and no Class that is junior to such a dissenting Class will receive or retain any property on account of the Claims or Equity Interests in such Class.

XI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN
A.    Liquidation Under Chapter 7
If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in smaller distributions being made to creditors than those provided for in the Plan because of the (i) increased cost and expenses of liquidation under chapter 7 arising from fees payable to the chapter 7 trustee and the attorneys and other professional advisors to such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation, (iii) the erosion of the value of the Debtors’ assets in the context of an expedited liquidation required under chapter 7 and the “fire sale” atmosphere that would prevail, (iv) the cost and expense attributable to the time value of money resulting from what is likely to be a more protracted proceeding, (v) the PBGC Settlement would not apply, thereby reducing the funds available for distribution to general unsecured creditors and increasing the total pool of general unsecured claims, and (vi) the application of the rule of absolute priority to distributions in a chapter 7 liquidation.

The Debtors believes that in a chapter 7 case, holders of Claims and Equity Interests in Classes 6 and 7, respectively, would receive no distributions of property. Accordingly, the Plan satisfies the rule of absolute priority.
B.    Alternative Plan
If the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of liquidation has expired, any other party in interest) could attempt to formulate a different chapter 11 plan. Such a plan might involve an orderly liquidation of its assets under chapter 11. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, enables creditors to realize the greatest value under the circumstances.
C.    Dismissal
If these Chapter 11 Cases are dismissed, the protections of the Bankruptcy Code would disappear, thereby resulting in costly, uncontrolled and protracted litigation in various jurisdictions among and between the Debtors and the Holders of Claims and Interests. Therefore, the Debtors believe that dismissal of the Chapter 11 Cases is not a viable alternative to Confirmation of the Plan.
XII.    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PLAN AND THE OWNERSHIP AND DISPOSITION OF CLAIMS INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN (NON-US) TAX LAWS AND OF ANY CHANGE IN APPLICABLE TAX LAWS.
This discussion is provided for information purposes only, and is based on provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury Regulations promulgated thereunder, judicial authorities, and current administrative rulings and practice, all as in effect on the date hereof. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly, and adversely, affect the United States federal income tax consequences of the Plan. To the extent that the following discussion relates to the consequences to holders of Claims or Equity Interests, it is limited to holders that are United States persons within the meaning of the IRC. For purposes of the following discussion, a “United States person” is any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any state or political subdivision thereof;

•	an estate, the income of which is subject to federal income taxation regardless of its source; or

•
a trust that (a) is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its particular facts and circumstances, or to certain types of holders subject to special treatment under the IRC. Examples of holders subject to special treatment under the IRC are governmental entities and entities exercising governmental authority, foreign companies, persons who are not citizens or residents of the United States, banks and certain other financial institutions, broker-dealers, insurance companies, tax-exempt organizations, real estate investment trusts, small business investment companies, regulated investment companies, holders that are or hold their Claims or Equity Interests through a partnership or other pass-through entity, dealers in securities or foreign currency, persons that have a functional currency other than the U.S. dollar, and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction. This discussion does not address other U.S. federal taxes or the foreign, state, or local tax consequences of the Plan. Furthermore, this discussion generally does not address the U.S. federal income tax consequences to holders that are unimpaired under the Plan.
The tax treatment of holders of Claims or Equity Interests and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the Distributions provided for by the Plan may vary, depending upon the following factors, among others: (i) whether the Claim or portion thereof constitutes a Claim for principal or interest; (ii) the type of consideration, if any, received by the holder in exchange for the Claim, and whether the holder receives Distributions under the Plan in more than one taxable year; (iii) whether the holder is a citizen or resident of the United States for tax purposes, is otherwise subject to U.S. federal income tax on a net basis, or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above; (iv) the manner in which the holder acquired the Claim; (v) the length of time that the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the holder has taken a bad debt deduction or a worthless securities deduction with respect to the Claim or any portion thereof in the current or prior taxable years; (viii) whether the holder has previously included in gross income accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the holder; (x) whether the Claim is an installment obligation for U.S. federal income tax purposes; (xi) whether the Claim is considered a “security” for U.S. federal income tax purposes; and (xii) whether the “market discount” rules apply to the holder. Therefore, each holder should consult such holder’s own tax advisor for tax advice with respect to that holder’s particular situation and circumstances, and the particular tax consequences to such holder of the transactions contemplated by the Plan.
A significant amount of time may elapse between the date of the Disclosure Statement and the receipt of a final Distribution under the Plan. Events occurring after the date of the Disclosure Statement, such as new or additional tax legislation, court decisions, or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling has been or will be sought from the IRS with respect to any of the tax aspects of the Plan, and no opinion of counsel has been or will be obtained by the Debtors with respect thereto. No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Plan as to any holder of a Claim or Equity Interest. This discussion is not binding upon the IRS or other taxing authorities. No assurance can be given that the IRS or another authority would not assert, or that a court would not sustain, a different position from any discussed herein.
THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FOLLOWING DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS STRONGLY URGED TO CONSULT SUCH HOLDER’S TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL INCOME TAX CONSEQUENCES, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES, OF THE PLAN.
TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF CLAIMS OR EQUITY INTERESTS UNDER THE IRC; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS OR EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON EACH HOLDER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	Certain U.S. Federal Income Tax Consequences to Holders of Claims and Equity Interests
A holder of an Allowed Claim will generally recognize ordinary income to the extent that the amount of Cash or property received (or deemed received) under the Plan is attributable to interest that accrued on a Allowed Claim but was not previously paid by the Debtors or included in income by the holder of the Allowed Claim. A holder of an Allowed Claim will generally recognize gain or loss equal to the difference between the holder's adjusted basis in its Allowed Claim and the amount realized by the holder in respect of its Allowed Claim. The amount realized generally will equal the sum of Cash and the fair market value of other consideration received (or deemed received) by the holder under the Plan on the Effective Date or a subsequent distribution date in respect of the holder’s Allowed Claim, less the amount, if any, attributable to accrued but unpaid interest.
The character of any gain or loss that is recognized as such will depend upon a number of factors, including the status of the holder, the nature of the Allowed Claim in the holder’s hands, whether the Allowed Claim was purchased at a discount, whether and to what extent the holder has previously claimed a bad debt deduction with respect to the Allowed Claim, and the holder’s holding period of the Allowed Claim. If the Allowed Claim in the holder’s hands is a capital asset, the gain or loss realized will generally be characterized as a capital gain or loss. Such gain or loss will constitute long-term capital gain or loss if the holder held such Allowed Claim for longer than one year, or short-term capital gain or loss if the holder held such Allowed Claim for one year or less. Any capital loss realized generally may be used by a corporate holder only to offset capital gains, and by an individual holder only to the extent of capital gains plus $3,000 of ordinary income in any single taxable year.
A holder of an Allowed Claim who receives, in respect of the holder’s Allowed Claim, an amount that is less than that holder’s tax basis in such Allowed Claim may be entitled to a bad debt deduction under IRC Section 166(a) or a worthless securities deduction under IRC Section 165(g). The rules governing the character, timing, and amount of bad debt or worthless securities deductions place considerable emphasis on the facts and circumstances of the holder, the obligor, and the instrument with respect to which a deduction is claimed. Holders of Allowed Claims, therefore, are urged to consult their tax advisors with respect to the ability to take either deduction. A holder that has previously recognized a loss or deduction in respect of that holder’s Allowed Claim may be required to include in gross income (as ordinary income) any amounts received under the Plan to the extent such amounts exceed the holder’s adjusted basis in such Allowed Claim.
Holders of Allowed Claims who were not previously required to include any accrued but unpaid interest with respect to a Allowed Claim may be treated as receiving taxable interest income to the extent any consideration they receive under the Plan is allocable to such interest. A holder previously required to include in gross income any accrued but unpaid interest with respect to an Allowed Claim may be entitled to recognize a deductible loss to the extent such interest is not satisfied under the Plan.
A holder of an Allowed Claim constituting an installment obligation for tax purposes may be required to currently recognize any gain remaining with respect to such obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than at face value or distributed, transmitted, sold or otherwise disposed of within the meaning of IRC Section 453B.
The holders of certain Allowed Claims are expected to receive only a partial Distribution with respect to their Allowed Claims. Whether the holder of such a Claim will recognize a loss, a deduction for worthless securities or any other tax treatment will depend upon facts and circumstances that are specific to the nature of each holder and its Claim. Accordingly, a holder of such a Claim should consult such holder’s own tax advisor.
Under backup withholding rules, a holder of an Allowed Claim may be subject to backup withholding with respect to payments made pursuant to the Plan unless such holder (i) is a corporation or is otherwise exempt from backup withholding and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of failure to report all dividend and interest income. Any amount withheld under these rules will be credited against the holder’s federal income tax liability. Holders of Allowed Claims may be required to establish an exemption from backup withholding or to make arrangements with regard to payment of any backup withholding.
Holders of Disallowed Claims, Subordinated Securities Claims, or Equity Interests will not receive any Distribution as part of the Plan. Accordingly, because such a holder may receive an amount that is less than that holder’s tax basis in such Claim or Equity Interest, such holder may be entitled to a bad debt deduction under IRC Section 166(a) or a worthless securities deduction under IRC Section 165(g). The rules governing the character, timing, and amount of bad debt or worthless securities deductions place considerable emphasis on the facts and circumstances of the holder, the obligor, and the instrument with respect to which a deduction is claimed. Holders of Disallowed Claims, Subordinated Securities Claims or Equity Interests, therefore, are urged to consult their tax advisors with respect to the ability to take either deduction.

B.	Certain U.S. Federal Income Tax Consequences to the Debtors
Under the IRC, a taxpayer generally must include in gross income the amount of any cancellation of indebtedness income (“COD Income”) realized during the taxable year. Section 108 of the IRC provides an exception to this general rule, however, if the cancellation occurs in a case under the Bankruptcy Code, but only if the taxpayer is under the jurisdiction of the bankruptcy court and the cancellation is granted by the court or is pursuant to a plan approved by the court.
Section 108 of the IRC requires the amount of COD Income so excluded from gross income to be applied to reduce certain tax attributes of the taxpayer. The tax attributes that may be subject to reduction include the taxpayer's net operating losses and net operating loss carryovers (collectively, “NOLs”), certain tax credits and tax credit carryovers, capital losses and capital loss carryovers, tax bases in assets, and passive activity loss carryovers. Attribute reduction is calculated only after the tax for the year of the discharge has been determined. Section 108 of the IRC further provides that a taxpayer does not realize COD Income from cancellation of indebtedness to the extent that payment of such indebtedness would have given rise to a deduction.
Under the Plan, holders of certain Allowed Claims are expected to receive less than full payment on their Claims and holders of Disallowed Claims, and Subordinated Securities Claims are expected to receive no payments. The Debtors’ liability to the holders of such Claims in excess of the amount satisfied by Distributions under the Plan will be cancelled and therefore will result in COD Income to the Debtors. The Debtors should not realize any COD Income, however, to the extent that payment of such Claims would have given rise to a deduction to the Debtors had such amounts been paid. In addition, any COD Income that the Debtors realize should be excluded from the Debtors’ gross income pursuant to the bankruptcy exception to section 108 of the IRC described above, because the cancellation will occur in a case under the Bankruptcy Code, while the taxpayer is under the jurisdiction of the bankruptcy court, and the cancellation is granted by the court or is pursuant to a plan approved by the court. The exclusion of the COD Income, however, will result in a reduction of certain tax attributes of the Debtors, such as the NOLS, as described above. Because attribute reduction is calculated only after the tax for the year of discharge has been determined, the COD Income realized by the Debtors under the Plan should not diminish the NOLs and other tax attributes that may be available to offset any income and gains recognized by the Debtors in the taxable year that includes the Effective Date.

C.	Consequences of the Liquidating Trust
The Liquidating Trust will be organized for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Thus, the Liquidating Trust is intended to be classified for federal income tax purposes as a “grantor trust” within the meaning of Treasury Regulation Section 301.7701-4(d) and Revenue Procedure 94-45, 1994-2 C.B. 684. No request for a ruling from the IRS will be sought on the classification of the Liquidating Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust. If the IRS were to challenge successfully the classification of the Liquidating Trust as a grantor trust, the federal income tax consequences to the Liquidating Trust and the holders of Allowed Claims could vary from those discussed herein (including the potential for an entity-level tax).
For all U.S. federal income tax purposes, all parties with respect to the Liquidating Trust (including, without limitation, the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) must treat the transfer of Liquidating Trust Assets (other than those Liquidating Trust Assets placed in the Disputed Claims reserve) to the Liquidating Trust as (i) a transfer of such Liquidating Trust Assets by the Debtors to the Liquidating Trust Beneficiaries, followed by (ii) a transfer of such Liquidating Trust Assets by such beneficiaries to the Liquidating Trust, with the beneficiaries being treated as the grantors and owners of the Liquidating Trust. Each holder that is a beneficiary of the Liquidating Trust generally will recognize gain or loss in its taxable year that includes the Effective Date in an amount equal to the difference between the amount realized in respect of its Allowed Claim and its adjusted tax basis in the Allowed Claim. The amount realized by a holder of an Allowed Claim will equal the fair market value of the Liquidating Trust Assets deemed received in respect of such Claim, less the amount, if any, attributable to accrued but unpaid interest. A holder that is deemed to receive Liquidating Trust Assets in respect of its Allowed Claim will then have a tax basis in such Liquidating Trust Assets in an amount equal to the fair market value of such Liquidating Trust Assets on the date of receipt, less the amount, if any, attributable to accrued but unpaid interest.

As further described below, because each holder’s share of the Liquidating Trust Assets in the Liquidating Trust may change depending upon the resolution of Disputed Claims in such holder’s Class, a holder may be prevented from recognizing for tax purposes all of its gain or loss from the consummation of the Plan until all Disputed Claims in such holder’s Class have been resolved.
In general, a liquidating trust is not a separate taxable entity but rather is treated as a grantor trust, pursuant to IRC Sections 671 et. seq., owned by the persons who are treated as transferring assets to the trust. Each holder of a beneficial interest in the Liquidating Trust must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the Liquidating Trust. None of the Debtors’ loss carryforwards will be available to reduce any income or gain of the Liquidating Trust. Moreover, upon the sale or other disposition (or deemed disposition) of any of the Liquidating Trust Assets not held in the Disputed Claims reserve, each Liquidating Trust Beneficiary must report on its federal income tax return its share of any gain or loss measured by the difference between (1) its share of the amount of cash and/or the fair market value of any property received by the Liquidating Trust in exchange for the Liquidating Trust asset so sold or otherwise disposed of and (2) its adjusted tax basis in its share of the Liquidating Trust asset. The character of any such gain or loss to the holder will be determined as if such holder itself had directly sold or otherwise disposed of the Liquidating Trust asset. The character of items of income, gain, loss, deduction, and credit to any holder of a beneficial interest in the Liquidating Trust, and the ability of the holder to benefit from any deductions or losses, will depend on the particular circumstances or status of the holder.
Given the treatment of the Liquidating Trust as a grantor trust and subject to the discussion below regarding the Disputed Claims reserve, each Liquidating Trust Beneficiary has an obligation to report its share of the Liquidating Trust’s tax items (including gain on the sale or other disposition of a Liquidating Trust asset), which obligation is not dependent on the distribution of any cash or other Liquidating Trust assets by the Liquidating Trust. Accordingly, a Liquidating Trust Beneficiary may incur a tax liability as a result of owning a share of the Liquidating Trust Assets, regardless of whether the Liquidating Trust distributes cash or other assets. Due to the requirement that the Liquidating Trust maintain certain reserves, the Liquidating Trust’s ability to make current cash distributions may be limited or precluded. In addition, due to possible differences in the timing of income on, and the receipt of cash from the Liquidating Trust Assets, a Liquidating Trust Beneficiary may be required to report and pay tax on a greater amount of income for a taxable year than the amount of cash received by the holder during the year.
The Liquidating Trust will file annual information tax returns with the IRS as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) that will include information concerning certain items relating to the holding or disposition (or deemed disposition) of the Liquidating Trust assets (e.g., income, gain, loss, deduction and credit). Each Liquidating Trust Beneficiary will receive a copy of the information returns and must report on its federal income tax return its share of all such items. The information provided by the Liquidating Trust will pertain to Liquidating Trust Beneficiaries who received their interests in connection with the Plan.

D.	Consequences of the Disputed Claims Reserve
It is anticipated that the Liquidating Trustee will make an election under Treasury Regulation Section 1.468B-9(c)(2)(ii) to treat the Disputed Claims reserve as a “disputed ownership fund.” Accordingly, a holder of a Disputed Claim, unlike the holder of an Allowed Claim, will not be treated as receiving any of the Liquidating Trust Assets on the Effective Date due to holding such Disputed Claim. The disputed ownership fund will be treated as the owner of the assets it holds (i.e., those Liquidating Trust Assets transferred to the Disputed Claims reserve) and will be taxable as a qualified settlement fund pursuant to the rules of Treasury Regulation Section 1.468B-2 due to all of the assets in the disputed ownership fund being passive investment assets.  These rules generally provide that the “modified gross income” of a qualified settlement fund is taxed at the maximum rate applicable to estates and trusts under IRC Section 1(e), which is currently 39.6%.
“Modified gross income” is the qualified settlement fund’s IRC Section 61 gross income computed with the modifications detailed in Treasury Regulation Section 1.468B-2(b)(1)-(4), with such modifications including deductions for administrative costs and other incidental expenses incurred in connection with the operation of the fund that would be deductible under chapter 1 of the IRC in determining the taxable income of a corporation.
If and when a Disputed Claim becomes an Allowed Claim, the holder of the now Allowed Claim will become a Liquidating Trust Beneficiary and generally will recognize gain or loss in its taxable year that includes the date of the conversion of the Disputed Claim to an Allowed Claim in an amount equal to the difference between the amount realized in respect of its Allowed Claim and its adjusted tax basis in the Allowed Claim, as further described above under Consequences of the Liquidating Trust.
If a Disputed Claim is resolved for an amount less than the amount contributed to the Disputed Claims reserve with respect to such Disputed Claim, the difference will be released from the Disputed Claims reserve and distributed to the applicable Class of Liquidating Trust Beneficiaries in accordance with their respective Distribution Pro Rata Shares. Any such amount received by a Liquidating Trust Beneficiary will constitute an additional amount realized by such Liquidating Trust Beneficiary and will increase the gain, or reduce the loss, recognized by the Liquidating Trust Beneficiary with respect to its Claim.
XIII.    CONCLUSION
The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recoveries to holders of Claims. Any alternative to confirmation of the Plan, such as liquidation under chapter 7 or attempts to confirm another liquidating plan, would involve significant delays, uncertainty, and substantial additional administrative costs. Moreover, as described above, the Debtors believe that their creditors will receive greater and earlier recoveries under the Plan than under the alternatives. FOR THESE REASONS, THE DEBTORS URGE ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN TO ACCEPT AND TO EVIDENCE SUCH ACCEPTANCE BY RETURNING THEIR BALLOTS SO THAT THEY WILL BE RECEIVED

WITHIN THE TIME STATED IN THE NOTICE OF CONFIRMATION HEARING AND DISCLOSURE STATEMENT APPROVAL ORDER SERVED WITH THIS DISCLOSURE STATEMENT.
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Dated:    Wilmington, Delaware
April 21, 2014
Respectfully submitted,
FBI WIND DOWN, INC.
(on behalf of itself and the other Debtors and Debtors-in-Possession)

By:        /s/ Meredith M. Graham
Name:    Meredith M. Graham
Title:    Its Officer and Director

PAUL HASTINGS LLP Luc A. Despins Leslie A. Plaskon James T. Grogan Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022 Telephone: (212) 318-6000 Facsimile: (212) 319-4090
YOUNG CONAWAY STARGATT & TAYLOR, LLP
M. Blake Cleary (No. 3614)
Jaime Luton Chapman (No. 4936)
Andrew L. Magaziner (No. 5426)
Rodney Square
1000 North King Street
Wilmington, Delaware 19899-0391
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Counsel to the Debtors and Debtors in Possession

Exhibit A
Joint Plan of Liquidation

Exhibit B
Disclosure Statement Order (Without Exhibits)

Exhibit C
Debtor Groups

FBI Debtors:

•  FBI Wind Down, Inc. (f/k/a Furniture Brands International, Inc.)

•  FBH Wind Down, Inc., (f/k/a Furniture Brands Holdings, Inc.)

•  FBO Wind Down, Inc. (f/k/a Furniture Brands Operations, Inc.)

•  FBRC Wind Down, Inc. (f/k/a Furniture Brands Resource Company, Inc.)

Broyhill Debtors:

•  BFI Wind Down, Inc., (f/k/a Broyhill Furniture Industries, Inc.)

•  BHF Wind Down, Inc., (f/k/a Broyhill Home Furnishings, Inc.)

•  BR Wind Down Inc., (f/k/a Broyhill Retail, Inc.)

•  BT Wind Down, Inc. (f/k/a Broyhill Transport, Inc.)

Lane Debtors: • LFI Wind Down, Inc. (f/k/a Lane Furniture Industries, Inc.) • LHFR Wind Down, Inc. (f/k/a Lane Home Furnishings Retail, Inc.) • LV Wind Down, Inc. (f/k/a Laneventure, Inc.)
Thomasville Debtors:

•  TFI Wind Down Inc., (f/k/a Thomasville Furniture Industries, Inc.)

•  THF Wind Down, Inc., (f/k/a Thomasville Home Furnishings, Inc.)

•  TR Wind Down, Inc. (f/k/a Thomasville Retail, Inc. (f/k/a Classic Design Furnishings, Inc.))

HDM Debtors:

•  HFI Wind Down, Inc. (f/k/a HDM Furniture Industries, Inc.)

•  HR Wind Down, Inc. (f/k/a HDM Retail, Inc.)

•  HT Wind Down, Inc. (f/k/a HDM Transport, Inc.)

•  MSFI Wind Down, Inc. (f/k/a Maitland-Smith Furniture Industries, Inc.)

AT: • AT Wind Down, Inc. (f/k/a Action Transport, Inc.)